FS Investment II 8-K

Exhibit 10.1

Execution Version

FIRST AMENDMENT TO AMENDED AND RESTATED LOAN AGREEMENT

This First Amendment to the Amended and Restated Loan Agreement (this “Amendment”), dated as of October 11, 2019, is entered into by and among Juniata River LLC (the “Company”), JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, as lender (the “Lender”) and administrative agent (the “Administrative Agent”), WELLS FARGO BANK, NATIONAL ASSOCIATION, in its capacity as collateral agent (in such capacity, the “Collateral Agent”), as collateral administrator (in such capacity, the “Collateral Administrator”) and as securities intermediary (in such capacity, the “Securities Intermediary”) and FS INVESTMENT CORPORATION II (the “Investment Manager”). Reference is hereby made to the Amended and Restated Loan Agreement (as amended or modified from time to time, the “Loan Agreement”), dated as of March 13, 2019, among the Company, the Lender, the Administrative Agent, the Collateral Agent, the Securities Intermediary and the Collateral Administrator. Capitalized terms used herein without definition shall have the meanings assigned thereto in the Loan Agreement.

WHEREAS, the parties hereto are parties to the Loan Agreement;

WHEREAS, the parties hereto desire to amend the terms of the Loan Agreement in accordance with Section 10.05 thereof as provided for herein; and

ACCORDINGLY, the Loan Agreement is hereby amended as follows:

SECTION 1.         AMENDMENTS TO THE LOAN AGREEMENT

(a)          (i)            The definition of the term “Minimum Funding Amount” in the Loan Agreement is hereby deleted in its entirety and replaced with the following:

“Minimum Funding Amount” means, on any date of determination during the Reinvestment Period, the lesser of (a) $440,000,000 and (b) the then-current Financing Commitments.

(ii) The definition of the term “Borrowing Base Test” in the Loan Agreement is hereby amended by deleting “AR = 53%” and replacing it with “AR = 60%”.

(iii) The definition of the term “Reinvestment Period” in the Loan Agreement is hereby amended by deleting “October 11, 2019” and replacing it with “October 12, 2020”.

(iv) The section Certain Defined Terms is hereby amended by inserting the following definition in alphabetical order therein:

““Make-Whole Amount” means, on each applicable date on which the Financing Commitments are optionally reduced or terminated as specified in Section 4.07(a), (a) with respect to any reduction or termination (or portion thereof) that reduces the Financing Commitments to below $550,000,000, but equal to or greater than $440,000,000, the aggregate amount of commitment fees calculated as set forth in Section 4.03(d) that would have accrued from the date of such optional reduction or termination to July 11, 2020 on the amount of such reduction and (b) with respect to any reduction or termination (or portion thereof) that reduces the Financing Commitments to below $440,000,000, the aggregate amount of the Applicable Margin for Advances bearing interest at the LIBOR Rate that would have accrued from the date of such optional reduction or termination to July 11, 2020 on the amount of such reduction (in each case, excluding any portion of any such reduction that does not cause the aggregate Financing Commitments to be below $550,000,000).”

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(v) Section 4.03(c)(i) of the Loan Agreement is hereby amended by inserting the following at the end of the first sentence thereof:

“; provided further that outstanding Advances in excess of U.S.$550,000,000 shall be repaid on last day of the Reinvestment Period”

(vi) Section 4.07(a) of the Loan Agreement is hereby amended by inserting the following at the end of clause (ii) thereof:

“; provided that, if the Company reduces the Financing Commitments to an aggregate amount that is less than U.S.$550,000,000 (or terminates the Financing Commitments) prior to July 11, 2020, the Company shall pay to the Administrative Agent for the account of each Lender on the date of each such reduction (or the date of such termination) the applicable Make-Whole Amount for such date.”

(vii) Section 4.07(a) of the Loan Agreement is hereby amended by inserting the following at the end of the second sentence thereof:

“and, for the avoidance of doubt, the Company shall pay the Administrative Agent for the account of each Lender the applicable Make-Whole Amount on the date of such prepayment.”

(viii) “Scheduled Termination Date” in Section 2 of Schedule 1 in the Loan Agreement is hereby deleted in its entirety and replaced with the following.

“October 11, 2021”

(ix) “Applicable Margin for Advances” in Section 3 of Schedule 1 in the Loan Agreement is hereby deleted in its entirety and replaced with the following.

“On or prior to October 10, 2019:

With respect to interest based on the applicable Reference Rate, the percentage per annum set forth in the Fee Letter (subject to increase in accordance with Section 3.01(b)).

With respect to interest based on the Base Rate, the percentage per annum set forth in the Fee Letter (subject to increase in accordance with Section 3.01(b)).

On and after October 11, 2019:

With respect to interest based on the applicable Reference Rate, 2.45% per annum (subject to increase in accordance with Section 3.01(b)).

With respect to interest based on the Base Rate, 2.45% per annum (subject to increase in accordance with Section 3.01(b)).”

(x) “Market Value Trigger” in Section 5 of Schedule 1 in the Loan Agreement is hereby deleted in its entirety and replaced with the following.

“142.84%”

(xi) “Market Value Cure Level” in Section 6 of Schedule 1 in the Loan Agreement is hereby deleted in its entirety and replaced with the following.

“157.48%”

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(b)           The amendment to the Loan Agreement as set forth in Section 1(a) above is reflected in the conformed Loan Agreement. The Loan Agreement is hereby amended in accordance with Section 10.05 thereof to delete the stricken text (indicated textually in the same manner as the following example: stricken text) and to add the bold and double-underlined text (indicated textually in the same manner as the following example: bold and double-underlined text) as set forth on the pages of the Loan and Security Agreement attached as Exhibit A hereto. Exhibit A hereto constitutes a conformed copy of the Loan and Security Agreement.

SECTION 2.         MISCELLANEOUS.

(A)          The parties hereto hereby agree that, except as specifically amended herein, the Loan Agreement is and shall continue to be in full force and effect and is hereby ratified and confirmed in all respects. Except as specifically provided herein, the execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of any party hereto under the Loan Agreement, or constitute a waiver of any provision of any other agreement.

(B)          The Collateral Administrator, the Collateral Agent and the Securities Intermediary are hereby directed to execute and deliver this Amendment.

(C)          The Investment Manager hereby certifies that (i) all of the Company’s representations and warranties set forth in Section 6.01 of the Loan Agreement are true and correct (subject to any materiality qualifiers set forth therein) as of the date hereof and (ii) as of the date hereof, no Default, Event of Default or Market Value Cure Failure has occurred and is continuing.

(D)          THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

(E)           This Amendment may be executed in any number of counterparts by facsimile or other written form of communication, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument.

(F)           This Amendment shall be effective as of the date of this Amendment first written above.

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and years first above written.

JUNIATA RIVER LLC, as Company

By
Name:	William Goebel
Title:	CFO

JPMORGAN CHASE BANK, NATIONAL ASSOCITATION, as Administrative Agent

By
Name:
Title:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Collateral Agent

By
Name:
Title:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Securities Intermediary

By
Name:
Title:

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and years first above written.

JUNIATA RIVER LLC, as Company

By:
Name:
Title:

JPMORGAN CHASE BANK, NATIONAL ASSOCITATION, as Administrative Agent

By
Name: James Greenfield
Title: Executive Director

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Collateral Agent

By
Name:
Title:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Securities Intermediary

By
Name:
Title:

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and years first above written.

JUNIATA RIVER LLC, as Company

By:
Name:
Title:

JPMORGAN CHASE BANK, NATIONAL ASSOCITATION, as Administrative Agent

By
Name:
Title:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Collateral Agent

By
Name: Rupinder Suri
Title: Vice President

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Securities Intermediary

By
Name: Rupinder Suri
Title: Vice President

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Collateral Administrator

By
Name: Rupinder Suri
Title: Vice President

FS Investment Corporation II, as Investment Manager

By
Name: William Goebel
Title: Chief Financial Officer

The Financing Provider

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, as Lender

By
Name:
Title:

FS Investment Corporation II, as Investment Manager

By
Name:
Title:

The Financing Provider

JPMORGAN CHASE BANK, NATIONAL ASSOCITATION, as Lender

By
Name: James Greenfield
Title: Executive Director

Annex A

Conformed Loan Agreement

Execution Version

Conformed through the First Amendment dated as of October 11, 2019

AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

dated as of

March 13, 2019

among

JUNIATA RIVER LLC

The Lenders Party Hereto

The Collateral Administrator, Collateral Agent and Securities Intermediary Party Hereto

and

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION,

as Administrative Agent

Table of Contents

Page

ARTICLE I

THE PORTFOLIO INVESTMENTS

ARTICLE II
THE ADVANCES

SECTION 2.01.	Financing Commitments	29
SECTION 2.02.	[Reserved]	29
SECTION 2.03.	Advances; Use of Proceeds	29
SECTION 2.04.	Other Conditions to Advances	30

ARTICLE III

ADDITIONAL TERMS APPLICABLE TO THE ADVANCES

SECTION 3.01.	The Advances	32
SECTION 3.02.	Alternate Rate of Interest	35
SECTION 3.03.	Taxes	36

ARTICLE IV

COLLECTIONS AND PAYMENTS

ARTICLE V
[RESERVED]

ARTICLE VI

REPRESENTATIONS, WARRANTIES AND COVENANTS

SECTION 6.01.	Representations and Warranties	46
SECTION 6.02.	Covenants of the Company	49
SECTION 6.03.	Amendments of Portfolio Investments, Etc.	55

- ii -

ARTICLE VII
EVENTS OF DEFAULT

ARTICLE VIII

ACCOUNTS; COLLATERAL SECURITY

SECTION 8.01.	The Accounts; Agreement as to Control	58
SECTION 8.02.	Collateral Security; Pledge; Delivery	59

ARTICLE IX
THE AGENTS

SECTION 9.01.	Appointment of Administrative Agent and Collateral Agent	62
SECTION 9.02.	Additional Provisions Relating to the Collateral Agent, the Collateral Administrator and the Securities Intermediary	68

ARTICLE X
MISCELLANEOUS

Schedules

Schedule 1	Transaction Schedule
Schedule 2	Contents of Notice of Acquisition
Schedule 3	Eligibility Criteria
Schedule 4	Concentration Limitations
Schedule 5	Initial Portfolio Investments
Schedule 6	Moody’s Industry Classifications
Schedule 7	Market Value Supplemental Schedule

Exhibits

Exhibit A	Form of Request for Advance
Exhibit B	Form of Reports

AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT dated as of March 13, 2019 (this “Agreement”) among JUNIATA RIVER LLC, as borrower (the “Company”); the Lenders party hereto; WELLS FARGO BANK, NATIONAL ASSOCIATION, in its capacity as collateral agent (in such capacity, the “Collateral Agent”), as collateral administrator (in such capacity, the “Collateral Administrator”) and as securities intermediary (in such capacity, the “Securities Intermediary”); and JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, as administrative agent for the Lenders hereunder (in such capacity, the “Administrative Agent”).

The Company, the Lenders, the Administrative Agent, Citibank, N.A., as collateral agent (the “Retiring Collateral Agent”) and as securities intermediary (the “Retiring Intermediary”) and Virtus Group, LP, as collateral administrator (the “Retiring Collateral Administrator”) have entered into that certain Loan Agreement, dated as of November 14, 2014 (as amended by Amendment No. 1 to Loan Agreement dated as of October 11, 2016, the “Original Agreement”) and wish to join the Collateral Agent, the Collateral Administrator and the Securities Intermediary as parties to this Agreement and each such person wishes to become a party to this Agreement.

On the date hereof, the Retiring Collateral Administrator, the Retiring Intermediary, the Retiring Collateral Agent, the Administrative Agent, the Collateral Agent, the Collateral Administrator and the Securities Intermediary have entered into that certain Appointment, Assignment and Assumption Agreement (the “Assignment and Assumption Agreement”) pursuant to which, inter alia, the Retiring Collateral Administrator, the Retiring Intermediary and the Retiring Collateral Agent will cease acting in the capacities of collateral administrator, intermediary and collateral agent under this Agreement and the Collateral Administrator, the Collateral Agent and the Securities Intermediary will commence acting in such capacities hereunder.

FS Investment Corporation II (the “Investment Manager”) and the Company wish for the Company to continue to acquire and finance certain corporate loans, other corporate debt securities and other assets (the “Portfolio Investments”), all on and subject to the terms and conditions set forth herein.

The Company has acquired and hereafter may further acquire certain Portfolio Investments pursuant to a Sale and Contribution Agreement (the “Sale Agreement”), dated as of November 14, 2014, between the Company and FS Investment Corporation II.

On and subject to the terms and conditions set forth herein, JPMorgan Chase Bank, National Association (“JPMCB”) has agreed to make advances to the Company (“Advances”) hereunder to the extent specified on the transaction schedule attached as Schedule 1 hereto (the “Transaction Schedule”). JPMCB, together with its respective successors and permitted assigns, are referred to herein as the “Lenders”, and the types of financings to be made available by them hereunder are referred to herein as the “Financings”.

Accordingly, the parties hereto agree to amend and restate the Original Agreement as follows:

Certain Defined Terms

“Account Control Agreement” means the Securities Account Control Agreement, dated as of March 13, 2019, among the Company, the Administrative Agent, the Collateral Agent and the Securities Intermediary.

“Accounts” has the meaning set forth in Section 8.01(a).

“Additional Payment Date” has the meaning set forth in Section 4.05.

“Adjusted Applicable Margin” means the stated Applicable Margin for Advances set forth on the Transaction Schedule plus 2% per annum.

“Administrative Agent” has the meaning set forth in the introductory section of this Agreement.

“Advances” has the meaning set forth in the introductory section of this Agreement.

“Adverse Proceeding” means any action, suit, proceeding (whether administrative, judicial or otherwise), governmental investigation or arbitration (whether or not purportedly on behalf of the Company) at law or in equity, or before or by any Governmental Authority, whether pending, active or, to the Company’s knowledge, threatened against or affecting the Company or the Investment Manager or their respective property that would reasonably be expected to result in a Material Adverse Effect.

“Affiliate” means, with respect to any Person, any Person directly or indirectly controlling, controlled by, or under common control with, such former Person but, which shall not, with respect to the Company, include the obligors under any Portfolio Investment. For the purposes of this definition, control of a Person shall mean the power, direct or indirect, (i) to vote more than 50% of the securities having ordinary voting power for the election of directors of any such Person or (ii) to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

“Agent” has the meaning set forth in Section 9.01.

“Agent Business Day” means any day on which commercial banks settle payments in each of New York City and the city in which the corporate trust office of the Collateral Agent is located (which shall initially be Columbia, MD).

“Agreement” has the meaning set forth in the introductory paragraph hereto.

“Amendment” has the meaning set forth in Section 6.03.

“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to the Company from time to time concerning or relating to bribery or corruption.

“Applicable Law” means, for any Person, all existing and future laws, rules, regulations (including temporary and final income tax regulations), statutes, treaties, codes, ordinances, permits, certificates, orders, licenses of and interpretations by any Governmental Authority applicable to such Person and applicable judgments, decrees, injunctions, writs, awards or orders of any court, arbitrator or other administrative, judicial, or quasi-judicial tribunal or agency of competent jurisdiction.

“Applicable Margin” means the applicable margin for Advances denominated in U.S. dollars or a Permitted Non-USD Currency, as applicable, as set forth on the Transaction Schedule.

“Assignment and Assumption Agreement” has the meaning set forth in the introductory section of this Agreement.

“Base Rate” means, for any day, with respect to (i) U.S. dollar denominated Advances, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day and (b) the Federal Funds Effective Rate in effect on such day plus 0.50%, (ii) CAD denominated Advances, the Canadian Prime Rate, and (iii) with respect to GBP and Euro denominated Advances, the applicable Reference Bank Base Rate. Any change in the Base Rate due to a change in the Prime Rate, the Federal Funds Effective Rate or the Canadian Prime Rate shall be effective from and including the effective date of such change. In the event that the Base Rate is below zero at any time during the term of this Agreement, it shall be deemed to be zero until it exceeds zero again.

“Borrowing Base Test” means a test that will be satisfied on any date of determination if the following is true:

Where:

AR = 60%.

“Business Day” means any day on which commercial banks are open in each of New York City and the city in which the corporate trust office of the Collateral Agent is located; provided that, (i) with respect to any LIBO Rate related provisions herein or the payment, calculation or conversion of amounts denominated in GBP, “Business Day” shall be deemed to exclude any day on which banks are required or authorized to be closed in London, England, (ii) with respect to any provisions herein relating to the calculation or conversion of amounts denominated in Euros, “Business Day” shall be deemed to exclude any day on which banks are required or authorized to be closed in London, England or which is not a TARGET2 Settlement Day, and (iii) with respect to any provisions herein relating to the calculation or conversion of amounts denominated in CAD , “Business Day” shall be deemed to exclude any day on which banks are required or authorized to be closed in Toronto, Canada.

“CAD” means Canadian dollars.

“Calculation Period” means each quarterly period ending on January 15, April 15, July 15 and October 15 of each year during the term of this Agreement (or, (i) if such date is not a Business Day, then the following Business Day, and (ii) in the case of the last Calculation Period, the period from and including the preceding Calculation Period Start Date to but excluding the Maturity Date).

“Calculation Period Start Date” means, with respect to each Calculation Period, the day immediately following the last day of the preceding Calculation Period.

“Canadian Prime Rate” means, on any day, the rate determined by the Administrative Agent to be the higher of (i) the rate equal to the PRIMCAN Index rate published by Bloomberg Financial Markets Commodities News (or any successor to or substitute for such service, providing rate quotations comparable to those currently provided by such service, as determined by the Administrative Agent from time to time) at 10:15 a.m. Toronto time on such day and (ii) the CDOR Rate for thirty (30) days, plus 1% per annum; provided that if any of the above rates shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement. Any change in the Canadian Prime Rate due to a change in the PRIMCAN Index or the CDOR Rate shall be effective from and including the effective date of such change in the PRIMCAN Index or CDOR Rate, respectively.

“Cash Equivalents” means, any of the following: (i) marketable securities (a) issued or directly and unconditionally guaranteed as to interest and principal by the United States government or (b) issued by any agency of the United States the obligations of which are backed by the full faith and credit of the United States, in each case maturing within one year after such date; (ii) marketable direct obligations issued by any state of the United States or any political subdivision of any such state or any public instrumentality thereof, in each case maturing within one year after such date and having, at the time of the acquisition thereof, a rating of at least “A-1” from S&P or at least “P-1” from Moody’s; (iii) commercial paper maturing no more than three months from the date of creation thereof and having, at the time of the acquisition thereof, a rating of at least “A-1” from S&P or at least “P-1” from Moody’s; (iv) certificates of deposit or bankers’ acceptances maturing within three months after such date and issued or accepted by any Lender or by any commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia that (a) is at least “adequately capitalized” (as defined in the regulations of its primary Federal banking regulator) and (b) has Tier 1 capital (as defined in such regulations) of not less than $1,000,000,000; and (v) shares of any money market mutual fund that (a) has substantially all of its assets invested continuously in the types of investments referred to in clauses (i) and (ii) above, (b) has net assets of not less than $5,000,000,000, and (c) has the highest rating obtainable from either S&P or Moody’s. Subject to the foregoing, Cash Equivalents may include investments in which the Collateral Agent or its Affiliates provide services and receive compensation.

“CDOR Rate” means, on any day, an annual rate of interest equal to the average rate applicable to CAD Dollar bankers’ acceptances for a three-month period that appears on the Reuters Screen CDOR Page (or on any successor or substitute page of such service, or any successor to or substitute for such service, providing rate quotations comparable to those currently provided on such page of such service, as determined by the Administrative Agent from time to time), rounded to the nearest 1/100th of 1% (with .005% being rounded up), at approximately 10:15 a.m. Toronto time on such day, or if such day is not a Business Day, then on the immediately preceding Business Day (the “Screen Rate”); provided that if such Screen Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that all requests, rules, guidelines or directives concerning liquidity and capital adequacy issued by any United States regulatory authority (i) under or in connection with the implementation of the Dodd-Frank Wall Street Reform and Consumer Protection Act and (ii) in connection with the implementation of the recommendations of the Bank for International Settlements or the Basel Committee on Banking Regulations and Supervisory Practices (or any successor or similar authority) shall be deemed to have occurred after the date of this Agreement for purposes of this definition, regardless of the date adopted, issued, promulgated or implemented.

“Change of Control” means an event or series of events by which the Parent or its Affiliates, collectively, (i) shall cease to possess, directly or indirectly, the right to elect or appoint (through contract, ownership of voting securities, or otherwise) managers that at all times have a majority of the votes of the board of managers (or similar governing body) of the Company or to direct the management policies and decisions of the Company or (ii) shall cease, directly or indirectly, to own and control legally and beneficially all of the equity interests of the Company.

“Charges” has the meaning set forth in Section 10.08.

“Code” means the Internal Revenue Code of 1986, as amended.

“Collateral” has the meaning set forth in Section 8.02(a).

“Collateral Accounts” has the meaning set forth in Section 8.01(a).

“Collateral Administrator” has the meaning set forth in the introductory section of this Agreement.

“Collateral Agent” has the meaning set forth in the introductory section of this Agreement.

“Collateral Principal Amount” means on any date of determination (A) the aggregate principal balance of the Portfolio, including the funded and unfunded balance on any Delayed Funding Term Loan or Revolving Loan, as of such date plus (B) the amounts on deposit in the Collateral Accounts or any Permitted Non-USD Currency Account, as applicable (including cash and Eligible Investments) representing Principal Proceeds as of such date minus (C) the aggregate principal balance of all Ineligible Investments as of such date.

“Collection Account” means the Interest Collection Account and the Principal Collection Account, collectively.

“Commitment Increase Date” means any Business Day on which the Administrative Agent (in its sole discretion) approves in writing (which may be by email) a Commitment Increase Option Request.

“Commitment Increase Fee Amount” means (i) 0.75% of the increase in the Financing Commitments of the Lenders resulting from a Commitment Increase Option Request multiplied by (ii) the ratio, expressed as a percentage, the numerator of which is the number of days from and including the applicable Commitment Increase Date to and including the last day of the Reinvestment Period and the denominator of which is 1096; provided that the Commitment Increase Fee Amount in respect of any Commitment Increase Date shall not be less than 0.25% of the amount of such increase in the Financing Commitments of the Lenders.

“Commitment Increase Option” means, on any date prior to the termination of the Reinvestment Period, the option of the Company to request in writing (which may be by email) (each a “Commitment Increase Option Request”) from the Administrative Agent and the Lenders an increase of the Financing Commitments to up to U.S.$850,000,000; provided that the amount of each Commitment Increase Option Request shall be not less than U.S.$75,000,000.

“Company” has the meaning set forth in the introductory section of this Agreement.

“Concentration Limitation Excess” means, on any date of determination, without duplication, all or the portion of the principal amount of any Portfolio Investment that exceeds any Concentration Limitation as of such date; provided that the Investment Manager shall select in its sole discretion which Portfolio Investment(s) constitute part of the Concentration Limitation Excess; provided further that, with respect to any excess that includes all or a portion of a Delayed Funding Term Loan or a Revolving Loan, the Investment Manager shall select any term Portfolio Investment from the same obligor and/or any funded portion of the aggregate commitment amount of such Delayed Funding Term Loan or Revolving Loan before selecting any unfunded portion of such aggregate commitment amount; provided further that if the Investment Manager does not so select any Portfolio Investment(s), the applicable portion of the Portfolio Investment(s) with the lowest Market Value (as determined by the Administrative Agent in a commercially reasonable manner) shall make up the Concentration Limitation Excess.

“Concentration Limitations” has the meaning set forth in Schedule 4.

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Credit Risk Party” has the meaning set forth in Article VII.

“Currency Shortfall” has the meaning set forth in Section 4.06(b).

“Custodial Account” has the meaning set forth in Section 8.01(a).

“Default” has the meaning set forth in Section 1.03.

“Deliver” (and its correlative forms) means the taking of the following steps by the Company (or the Investment Manager on its behalf):

(1)          in the case of Portfolio Investments and Eligible Investments, by (x) causing the Securities Intermediary to indicate by book entry that a financial asset comprised thereof has been credited to the applicable Collateral Account and (y) causing the Securities Intermediary to agree pursuant to the Account Control Agreement that it will comply with entitlement orders originated by the Collateral Agent with respect to each such security entitlement without further consent by the Company;

(2)          in the case of each general intangible, unless Step (1) above or Step (3) below has been taken, by notifying the obligor thereunder of the security interest of the Collateral Agent;

(3)          in the case of Portfolio Investments consisting of instruments (the “Possessory Collateral”) that do not constitute a financial asset forming the basis of a security entitlement delivered to the Collateral Agent pursuant to clause (1) above, by causing (x) the Collateral Agent to obtain possession of such Possessory Collateral in the State of New York or the State of Minnesota, or (y) a Person other than the Company and a securities intermediary (A)(I) to obtain possession of such Possessory Collateral in the State of New York or the State of Minnesota, and (II) to then authenticate a record acknowledging that it holds possession of such Possessory Collateral for the benefit of the Collateral Agent or (B)(I) to authenticate a record acknowledging that it will take possession of such Possessory Collateral for the benefit of the Collateral Agent and (II) to then acquire possession of such Possessory Collateral in the State of New York or the State of Minnesota;

(4)          in the case of any account (and all amounts held therein, including the MV Cure Account and amounts on deposit therein) which constitutes a “deposit account” under Article 9 of the UCC, by causing the Securities Intermediary to continuously identify in its books and records the security interest of the Collateral Agent in such account and, except as may be expressly provided herein to the contrary, establishing dominion and control over such account in favor of the Collateral Agent; and

(5)          in all cases, by filing or causing the filing of a financing statement with respect to such Collateral with the Delaware Secretary of State.

Notwithstanding clauses (1) and (3) above, the Company shall ensure (or shall cause the Investment Manager on its behalf to ensure) that all Portfolio Investments denominated in a Permitted Non-USD Currency and all proceeds thereof shall be deposited in or credited to a Permitted Non-USD Currency Account.

“Delayed Funding Term Loan” means any Loan that (a) requires the holder thereof to make one or more future advances to the obligor under the underlying instruments relating thereto, (b) specifies a maximum amount that can be borrowed on one or more fixed borrowing dates, and (c) does not permit the re-borrowing of any amount previously repaid by the obligor thereunder; but any such Loan will be a Delayed Funding Term Loan only until all commitments by the holders thereof to make advances to the obligor thereon expire or are terminated or reduced to zero.

“Designated Email Notification Address” means credit.notices@fsinvestments.com and FSICII_Team@fsinvestments.com, provided that, so long as no Event of Default shall have occurred and be continuing and no Market Value Event shall have occurred, the Company may, upon at least five (5) Business Day’s written notice to the Administrative Agent, the Collateral Administrator and the Collateral Agent, designate any other email address as the Designated Email Notification Address.

“Designated Independent Broker-Dealer” means J.P. Morgan Securities LLC; provided that, so long as no Market Value Event shall have occurred and no Event of Default shall have occurred and be continuing, the Investment Manager may, upon at least five (5) Business Day’s written notice to the Administrative Agent, the Collateral Administrator and the Collateral Agent, designate another Independent Broker-Dealer as the Designated Independent Broker-Dealer.

“Dollar Equivalent” means, with respect to any Advance denominated in a Permitted Non-USD Currency, the amount of U.S. dollars that would be required to purchase the amount of such Permitted Non-USD Currency of such Advance using the reciprocal foreign exchange rates obtained as described in the definition of the term Spot Rate.

“EBITDA” means, with respect to the last four full fiscal quarters with respect to any Portfolio Investment, the meaning of “EBITDA”, “Adjusted EBITDA” or any comparable definition in the underlying instruments for each such Portfolio Investment, and in any case that “EBITDA”, “Adjusted EBITDA” or such comparable definition is not defined in such underlying instruments, an amount, for the obligor on such Portfolio Investment and any parent that is obligated pursuant to the underlying instruments for such Portfolio Investment (determined on a consolidated basis without duplication in accordance with GAAP) equal to earnings from continuing operations for such period plus (a) interest expense, (b) income taxes, (c) depreciation and amortization for such four fiscal quarter period (to the extent deducted in determining earnings from continuing operations for such period), (d) amortization of intangibles (including, but not limited to, goodwill, financing fees and other capitalized costs), other non-cash charges and organization costs, (e) extraordinary losses in accordance with GAAP, (f) one-time, non-recurring or non-cash charges consistent with the applicable compliance statements and financial reporting packages provided by such obligor, and (g) any other item the Investment Manager and the Administrative Agent mutually deem to be appropriate; provided that with respect to any obligor for which four full fiscal quarters of economic data are not available, EBITDA shall be determined for such obligor based on annualizing the economic data from the reporting periods actually available.

“Effective Date” has the meaning set forth in Section 2.04.

“Eligibility Criteria” has the meaning set forth in Section 1.03.

“Eligible Investments” has the meaning set forth in Section 4.01.

“ERISA” means the United States Employee Retirement Income Security Act of 1974, as amended.

“ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with the Company or the Parent, as applicable, within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412, 430 or 431 of the Code).

“ERISA Event” means that (1) the Company has underlying assets which constitute “plan assets” within the meaning of the Plan Asset Rules or (2) any of the Company, the Parent or any ERISA Affiliate sponsors, maintains, contributes to, is required to contribute to or has any material liability with respect to any Plan.

“Euro” or “€” means the lawful currency of Participating Member States.

“EURIBOR Rate” means, for each Calculation Period relating to an Advance in Euros, the Euro interbank offered rate administered by the European Money Markets Institute (or any other person which takes over the administration of that rate) for a three-month period displayed (before any correction, recalculation or republication by the administrator) on page EURIBOR01 of the Thomson Reuters screen (or any replacement Thomson Reuters page which displays that rate) or on the appropriate page of such other information service which publishes that rate from time to time in place of Thomson Reuters. If such page or service ceases to be available, the Administrative Agent may specify another page or service displaying the relevant rate after consultation with the Company. Notwithstanding anything in the foregoing to the contrary, if the EURIBOR Rate as calculated for any purpose under this Agreement is below zero, the EURIBOR Rate will be deemed to be zero for such purpose until such time as it exceeds zero again.

“Event of Default” has the meaning set forth in Article VII.

“Excess Interest Proceeds” means, at any time of determination, the excess of (1) amounts then on deposit in the Collateral Accounts or any Permitted Non-USD Currency Account, as applicable, representing Interest Proceeds over (2) the sum of the projected amount required to be paid pursuant to Section 4.05(a) and (b) on the next Interest Payment Date, the next Additional Distribution Date or the Maturity Date, as applicable, as determined by the Company in good faith and in a commercially reasonable manner and verified by the Administrative Agent.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Secured Party or required to be withheld or deducted from a payment to a Secured Party, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes and branch profits Taxes, in each case, (i) imposed as a result of such Secured Party being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Financing Commitment or Advance pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Financing Commitment or Advance or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 3.03, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Secured Party’s failure to comply with Section 3.03(f) and (d) any U.S. federal withholding Taxes imposed under FATCA.

“Expense Cap Amount” has the meaning set forth in Section 4.05(a).

“FATCA” means Sections 1471 through 1474 of the Code as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, and intergovernmental agreements thereunder, similar or related non-U.S. law that correspond to Sections 1471 to 1474 of the Code, any agreements entered into pursuant to Section 1471(b)(1) of the Code, any intergovernmental agreement entered into in connection with the implementation of such sections of the Code and any U.S. or non-U.S. fiscal or regulatory law, legislation, rules, guidance, notes or practices adopted pursuant to such intergovernmental agreement.

“Federal Funds Effective Rate” means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

“Fee Letter” means the fee letter, dated as of the date of the Original Agreement, among the Lender, the Administrative Agent and the Company, as amended, supplemented or otherwise modified from time to time

“Financing Commitment” means, with respect to each Lender, the commitment of such Lender to provide Advances to the Company hereunder in an amount up to but not exceeding the amount set forth opposite such Lender’s name on the Transaction Schedule that is held by such Lender at such time.

“Financial Officer” means the president, any senior vice president, chief financial officer, principal accounting officer, chief accounting officer, treasurer, assistant treasurer, controller or assistant controller of the Company.

“Foreign Lender” means a Lender that is not a U.S. Person.

“GAAP” means generally accepted accounting principles in the effect from time to time in the United States, as applied from time to time by the Company.

“GBP” means British Pounds.

“Governmental Authority” means the government of the United States of America or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Indebtedness” as applied to any Person, means, without duplication, as determined in accordance with GAAP, (i) all indebtedness of such Person for borrowed money; (ii) all obligations of such Person evidenced by bonds, debentures, notes, deferrable securities or other similar instruments; (iii) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business; (iv) that portion of obligations with respect to capital leases that is properly classified as a liability of such Person on a balance sheet; (v) all non-contingent obligations of such Person to reimburse or prepay any bank or other Person in respect of amounts paid under a letter of credit, banker’s acceptance or similar instrument; (vi) all debt of others secured by a Lien on any asset of such Person, whether or not such debt is assumed by such Person; and (vii) all debt, lease obligations or similar obligations to repay money of others guaranteed by such Person or for which such Person acts as surety and other contingent obligations to purchase, to provide funds for payment, to supply funds to invest in any Person or otherwise to assure a creditor against loss. Notwithstanding the foregoing, “Indebtedness” shall not include a commitment arising in the ordinary course of business to purchase a future Portfolio Investment in accordance with the terms of this Agreement.

“Indemnified Person” has the meaning specified in Section 5.03(b).

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Company under this Agreement and (b) to the extent not otherwise described in (a), Other Taxes.

“Indemnitee” has the meaning set forth in Section 10.04(b).

“Independent Broker-Dealer” means any of the following (as such list may be revised from time to time by mutual agreement of the Company and the Administrative Agent): Bank of America/Merrill Lynch, Barclays Bank, BNP Paribas, Citibank, Credit Suisse, Deutsche Bank, Goldman Sachs, HSBC, JPMorgan, Morgan Stanley, Nomura, The Royal Bank of Scotland, UBS, Wells Fargo and any Affiliate of any of the foregoing, but in no event including the Company or any Affiliate of the Company.

“Ineligible Investment” means any Portfolio Investment that fails, at any time, to satisfy the Eligibility Criteria; provided that with respect to any Portfolio Investment for which the Administrative Agent has waived one or more of the criteria set forth on Schedule 3, the Eligibility Criteria in respect of such Portfolio Investment shall be deemed not to include such waived criteria at any time after such waiver and such Portfolio Investment shall not be considered an “Ineligible Investment” by reason of its failure to meet such waived criteria; provided further that any Portfolio Investment (other than an Initial Portfolio Investment) which has not been approved by the Administrative Agent pursuant to Section 1.02 on or prior to its Trade Date will be deemed to be an Ineligible Investment until such later date (if any) on which such Portfolio Investment is so approved; provided, further, that any Participation Interest granted under the Sale Agreement and the Participation Agreement on the date hereof that has not been elevated to an absolute assignment on or prior to the 45th calendar day following the Effective Date (or, if the Investment Manager has provided the Administrative Agent with evidence satisfactory to the Administrative Agent in its sole discretion that the Company is diligently pursuing such elevation, the 90th calendar day following the Effective Date) shall constitute an Ineligible Investment until the date on which such elevation has occurred.

“Initial Portfolio Investments” means the Portfolio Investments listed in Schedule 5.

“Interest Collection Account” has the meaning set forth in Section 8.01(a).

“Interest Payment Date” has the meaning set forth in Section 4.03(b).

“Interest Proceeds” means all payments of interest received in respect of the Portfolio Investments and Eligible Investments acquired with the proceeds of Portfolio Investments (in each case other than accrued interest purchased using Principal Proceeds, but including proceeds received from the sale of interest accrued after the date on which the Company acquired the related Portfolio Investment), all other payments on the Eligible Investments acquired with the proceeds of Portfolio Investments (for the avoidance of doubt, such other payments shall not include principal payments (including, without limitation, prepayments, repayments or sale proceeds) with respect to Eligible Investments acquired with Principal Proceeds) and all payments of fees, dividends and other similar amounts received in respect of the Portfolio Investments or deposited into any of the Collateral Accounts or any Permitted Non-USD Currency Account, as applicable (including closing fees, commitment fees, facility fees, late payment fees, amendment fees, waiver fees, prepayment fees and premiums, ticking fees, delayed compensation, customary syndication or other up-front fees and customary administrative agency or similar fees); provided, however, that for the avoidance of doubt, Interest Proceeds shall not include amounts or Eligible Investments in the MV Cure Account or Unfunded Exposure Account or any proceeds therefrom.

“Investment” means (a) the purchase of any debt or equity security of any other Person, (b) the making of any Loan or advance to any other Person, or (c) becoming obligated with respect to a contingent obligation.

“Investment Management Agreement” means the Investment Management Agreement, dated as of November 14, 2014, between the Company and the Investment Manager relating to the management of the Portfolio Investments, as amended and restated as of the date hereof and as further amended, restated, supplemented or otherwise modified from time to time.

“Investment Manager” has the meaning set forth in the introductory section of this Agreement; provided that, if FS Investment Corporation II enters into any merger, consolidation or amalgamation with or into a Permitted BDC, the Permitted BDC or any other successor entity formed by or surviving such merger, consolidation or amalgamation shall be the Investment Manager so long as such successor entity expressly assumes the rights and obligations of FS Investment Corporation II concurrently with the consummation of such merger, consolidation or amalgamation.

“IRS” means the United States Internal Revenue Service.

“JPMCB” has the meaning set forth in the introductory section of this Agreement.

“Legacy Accounts” means each of the accounts established by the Retiring Intermediary pursuant to the Original Agreement and maintained pursuant to the Assignment and Assumption Agreement.

“Lenders” has the meaning set forth in the introductory section of this Agreement. “Lender Participant” has the meaning set forth in Section 10.06(c). “Liabilities” has the meaning set forth in Section 5.03.

“LIBO Rate” means, for each Calculation Period relating to an Advance in U.S. dollars or GBP, the rate appearing on the Reuters Screen at approximately 11:00 a.m., London time, two (2) Business Days prior to the commencement of such Calculation Period, as the rate for deposits in such currency with a maturity of three months. If such rate is not available at such time for any reason, then the LIBO Rate for such Calculation Period shall be equal to the rate that results from interpolating on a linear basis between (a) the rate appearing on the Reuters Screen for the longest period available that is shorter than three months and (b) the rate appearing on the Reuters Screen that is the shortest period available that is longer than three months. The LIBO Rate shall be determined by the Administrative Agent (and notified in writing to the Collateral Administrator and the Investment Manager), and such determination shall be conclusive absent manifest error. Notwithstanding anything in the foregoing to the contrary, if the LIBO Rate as calculated for any purpose under this Agreement is below zero, the LIBO Rate will be deemed to be zero for such purpose until such time as it exceeds zero again.

“Lien” means any security interest, lien, charge, pledge, preference, equity or encumbrance of any kind, including tax liens, mechanics’ liens and any liens that attach by operation of law.

“Loan” means any obligation for the payment or repayment of borrowed money that is documented by a term and/or revolving loan agreement or other similar credit agreement.

“Loan Documents” means this Agreement, the Sale Agreement, the Participation Agreement, the Investment Management Agreement, the Account Control Agreement and the Assignment and Assumption Agreement, together with all agreements related thereto between or among the parties hereto and all certificates delivered to the Administrative Agent and/or the Collateral Agent by the Company or the Investment Manager thereunder.

“Make-Whole Amount” means, on each applicable date on which the Financing Commitments are optionally reduced or terminated as specified in Section 4.07(a), (a) with respect to any reduction or termination (or portion thereof) that reduces the Financing Commitments to below $550,000,000, but equal to or greater than $440,000,000, the aggregate amount of commitment fees calculated as set forth in Section 4.03(d) that would have accrued from the date of such optional reduction or termination to July 11, 2020 on the amount of such reduction and (b) with respect to any reduction or termination (or portion thereof) that reduces the Financing Commitments to below $440,000,000, the aggregate amount of the Applicable Margin for Advances bearing interest at the LIBOR Rate that would have accrued from the date of such optional reduction or termination to July 11, 2020 on the amount of such reduction (in each case, excluding any portion of any such reduction that does not cause the aggregate Financing Commitments to be below $550,000,000).

“Margin Stock” has the meaning provided such term in Regulation U of the Board of Governors of the Federal Reserve Board.

“Market Value” means, on any date of determination, (i) with respect to any Senior Secured Loan, Second Lien Loan or U.S. dollar denominated corporate debt security, the average indicative bid-side price determined by Markit Group Limited, LoanX, Inc. or TRACE (or, if the Administrative Agent determines in good faith that such bid price is not available or is not indicative of the actual current market value, the market value of such Senior Secured Loan, Second Lien Loan or corporate debt security as determined by the Administrative Agent in good faith and in a commercially reasonable manner) and (ii) with respect to any other Portfolio Investment, the market value of such Portfolio Investment as determined by the Administrative Agent in good faith and in a commercially reasonable manner, in each case, expressed as a percentage of par.

So long as no Market Value Event has occurred or Event of Default has occurred and is continuing, the Investment Manager shall have the right to initiate a dispute of the Market Value of Portfolio Investments as set forth below; provided that the Investment Manager provides the bid or valuation set forth below no later than 2:00 p.m. New York City time on the Business Day immediately following the related date of determination.

If the Investment Manager disputes the determination of Market Value with respect to any Portfolio Investment (i) whose Market Value is not determined by the Administrative Agent using Markit Group Limited, LoanX, Inc. or TRACE or (ii) whose price is not determined by Markit Group Limited, LoanX, Inc. or TRACE based on at least two bids on the applicable date of determination (“Non-Traded Assets”), the Investment Manager may, with respect to any such Portfolio Investments with an aggregate principal balance of up to 15% of the average aggregate principal balance of the Non-Traded Assets each calendar quarter (but no more than 50% per calendar year), engage a Nationally Recognized Valuation Provider, at the expense of the Company, to provide a valuation of the applicable Portfolio Investments and submit evidence of such valuation to the Administrative Agent; provided that if the Administrative Agent disputes the determination of Market Value made by such Nationally Recognized Valuation Provider, the Administrative Agent may engage a valuation provider who provides asset valuation services for assets similar to the Portfolio Investments, at the expense of the Administrative Agent, to provide a valuation of the applicable Portfolio Investments and submit evidence of such valuation to the Company and the Investment Manager; provided further that the Market Value of such Portfolio Investment shall be the average of the Market Value provided by Nationally Recognized Valuation Provider selected by the Investment Manager and the Market Value provided by the valuation provider selected by the Administrative Agent.

With respect to any Portfolio Investment whose Market Value is determined by the Administrative Agent using two or more bids through Markit Group Limited, LoanX, Inc. or TRACE, the Investment Manager may, at the expense of the Company, obtain two written executable bids from Independent Broker-Dealers for an amount not less than the greater of (i) 10% of the aggregate principal amount of such asset and (ii) $10,000,000, and submit evidence of such bid to the Administrative Agent. If only one written executable bid is available, the Investment Manager shall seek a written executable bid from J.P. Morgan Securities LLC or its affiliate. If there are two such bids, the bids shall be averaged. If there is only one such bid, such bid shall be the market value determined pursuant to this paragraph.

The market value of any Portfolio Investment determined in accordance with the two preceding paragraphs will be the Market Value for the applicable Portfolio Investment from and after (but not earlier than) the Business Day following receipt of notice of such valuation by the Administrative Agent until the Administrative Agent has made a good faith and commercially reasonable determination that the Market Value of such Portfolio Investment has changed, in which case the Administrative Agent may determine another Market Value (in accordance with the definition of Market Value); provided that, on any future date of determination, the Market Value of any Portfolio Investment determined in accordance with this paragraph may be disputed by the Investment Manager in accordance with and subject to the dispute provision above.

Notwithstanding anything to the contrary herein, (A) the Market Value for any Portfolio Investment shall not be greater than the par amount thereof, (B) the Market Value of any Ineligible Investment shall be deemed to be zero and (C) the Administrative Agent shall be entitled to disregard as invalid any bid submitted by the Investment Manager from any Independent Broker-Dealer if, in the Administrative Agent’s good faith judgment: (i) such Independent Broker-Dealer is ineligible to accept assignment or transfer of the relevant Portfolio Investment or portion thereof, as applicable, substantially in accordance with the then-current market practice in the principal market for such Portfolio Investment, as reasonably determined by the Administrative Agent; or (ii) such firm bid or such firm offer is not bona fide due to the insolvency of the Independent Broker-Dealer.

The Administrative Agent shall notify the Company, the Investment Manager and the Collateral Administrator in writing of the then-current Market Value of each Portfolio Investment in the Portfolio no later than the 5th day of each calendar month or upon the reasonable request of the Investment Manager (but no more frequently than one (1) request per calendar week except during any period in which the Borrowing Base Test is not satisfied). Any notification from the Administrative Agent to the Company that the events set forth in clause (A)(i) of the definition of the term Market Value Event have occurred and are continuing shall be accompanied by a written statement showing the then-current Market Value of each Portfolio Investment.

The Company acknowledges and agrees that (i) all determinations made by the Administrative Agent in connection with the Market Value of any Portfolio Investment will be made solely for purposes of this Agreement in accordance with the methodology set forth above, (ii) neither the Administrative Agent nor any of its Affiliates will have any obligation to provide the same or similar market value quotations or determinations in any other context, including, without limitation, in connection with any other lending facility provided by the Administrative Agent or any of its Affiliates (or for which any such person acts in an agency capacity) or any arrangement whereby the Administrative Agent or any of its Affiliates provides valuation or similar services and (iii) the Administrative Agent and/or any of its Affiliates may value any Portfolio Investment on its own books and records for any purpose differently than they are valued for any purpose under this Agreement.

The additional provisions set forth on Schedule 7 (the “Market Value Supplemental Schedule”) shall also apply to any determinations of “Market Value” and related matters hereunder.

“Market Value Cure” means, on any date of determination, (i) with the consent of the Administrative Agent, the contribution by the Parent of additional Portfolio Investments and the pledge and Delivery thereof by the Company to the Collateral Agent pursuant to the terms hereof, (ii) the contribution by the Parent of U.S. dollars or Cash Equivalents to the Company and the pledge and Delivery thereof by the Company to the Collateral Agent pursuant to the terms hereof (which amounts shall be deposited in, or credited to, as applicable, the MV Cure Account), (iii) the sale by the Company of one or more Portfolio Investments in accordance with the requirements of this Agreement, (iv) the prepayment by the Company of an aggregate principal amount of Advances (together with accrued but unpaid interest thereon) or (v) any combination of the foregoing clauses (i), (ii), (iii) and (iv), in each case during the Market Value Cure Period, at the option of the Investment Manager, and in an amount such that the Net Asset Value exceeds the product of (a) the Market Value Cure Level specified on the Transaction Schedule and (b) the Net Advances; provided that, any Portfolio Investment contributed to the Company in connection with the foregoing must meet all of the applicable Eligibility Criteria (unless otherwise consented to by the Administrative Agent) and the Concentration Limitations shall be satisfied after such contribution or, if not satisfied immediately prior to such contribution, maintained or improved. For the purposes of any request for consent of the Administrative Agent pursuant to clause (i) in the immediately preceding sentence, if the Company notifies the Administrative Agent on the day on which the events set forth in clause (A)(i) of the definition of the term Market Value Event has occurred and is continuing of its intention to contribute a Portfolio Investment to the Company to cure such event and requests the related consent thereto, the Administrative Agent shall respond to such request no later than one (1) Business Day after such notice is received. In connection with any Market Value Cure, a Portfolio Investment shall be deemed to have been contributed to the Company if there has been a valid, binding and enforceable contract for the assignment of such Portfolio Investment to the Company and, in the reasonable judgment of the Investment Manager, such assignment will settle, in the case of a Loan, within fifteen (15) Business Days thereof (or such longer period of time agreed to by the Administrative Agent in its sole discretion) and, in the case of any other Portfolio Investment, within three (3) Business Days thereof (or such longer period of time agreed to by the Administrative Agent in its sole discretion). The Investment Manager shall use its commercially reasonable efforts to effect any such assignment within such time period.

The Company acknowledges and agrees that (i) all determinations made by the Administrative Agent in connection with the Market Value of any Portfolio Investment will be made solely for purposes of this Agreement in accordance with the methodology set forth above, (ii) neither the Administrative Agent nor any of its Affiliates will have any obligation to provide the same or similar market value quotations or determinations in any other context, including, without limitation, in connection with any other lending facility provided by the Administrative Agent or any of its Affiliates (or for which any such person acts in an agency capacity) or any arrangement whereby the Administrative Agent or any of its Affiliates provides valuation or similar services and (iii) the Administrative Agent and/or any of its Affiliates may value any Portfolio Investment on its own books and records for any purpose differently than they are valued for any purpose under this Agreement.

“Market Value Cure Failure” means the failure by the Company to effect a Market Value Cure as set forth in the definition of such term.

“Market Value Cure Period” means the period commencing on the Business Day on which the Investment Manager receives notice from the Administrative Agent (which if received after 10:00 a.m., New York City time, on any Business Day, shall be deemed to have been received on the next succeeding Business Day) of the occurrence of the events set forth in clause (A)(i) of the definition of the term Market Value Event and ending at (x) the close of business in New York two (2) Business Days thereafter or (y) such later date and time as may be agreed to by the Administrative Agent in its sole discretion.

“Market Value Event” means (A) the occurrence of both of the following events (i) the Administrative Agent shall have determined and notified the Investment Manager in writing as of any date that the Net Asset Value does not equal or exceed the product of (a) the Market Value Trigger specified on the Transaction Schedule and (b) the Net Advances and (ii) a Market Value Cure Failure or (B) if in connection with any Market Value Cure, a Portfolio Investment sold, contributed or deemed to have been contributed to the Company shall fail to settle within (i) in the case of a Loan, fifteen (15) Business Days (or such longer period of time agreed to by the Administrative Agent in its sole discretion) from the related Trade Date thereof and (ii) in the case of any other Portfolio Investment, three (3) Business Days (or such longer period of time agreed to by the Administrative Agent in its sole discretion) from the related Trade Date thereof; provided that the failure of such sale, contribution or deemed contribution to settle within the applicable time frame shall not constitute a “Market Value Event” if the Net Asset Value exceeds the product of (a) the Market Value Cure Level specified on the Transaction Schedule and (b) the Net Advances without giving effect to such failed sale, contribution or deemed contribution.

“Material Adverse Effect” means a material adverse effect on (a) the business, assets, operations or condition, financial or otherwise, of the Company or the Investment Manager, taken as a whole, (b) the ability of the Company, the Seller or the Investment Manager to perform its obligations under this Agreement or any of the other Loan Documents or (c) the rights of or benefits available to the Agents or the Lenders under this Agreement or any of the other Loan Documents.

“Material Amendment” means any amendment, modification or supplement to this Agreement that (i) increases the Financing Commitment of any Lender, (ii) reduces the principal amount of any Advance or reduces the rate of interest thereon, or reduces any fees payable to a Lender hereunder, (iii) postpones the scheduled date of payment of the principal amount of any Advance, or any interest thereon, or any other amounts payable hereunder, or reduces the amount of, waives or excuses any such payment, or postpones the scheduled date of expiration of any Financing Commitment, (iv) changes any provision in a manner that would alter the pro rata sharing of payments required hereby or (v) changes any of the provisions of this definition or the definition of “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder.

“Maturity Date” means the date that is the earliest of (1) the Scheduled Termination Date set forth on the Transaction Schedule, (2) the date on which the Secured Obligations become due and payable upon the occurrence of an Event of Default under Article VII and the acceleration of the Secured Obligations, (3) the date on which the principal amount of the Advances is irrevocably reduced to zero as a result of one or more prepayments and the Financing Commitments are irrevocably terminated and (4) the date after a Market Value Event on which all Portfolio Investments have been sold and the proceeds therefrom have been received by the Company.

“Maximum Rate” has the meaning set forth in Section 10.08.

“Mezzanine Obligation” means a Portfolio Investment which is not a Senior Secured Loan or a Second Lien Loan.

“Minimum Funding Amount” means, on any date of determination during the Reinvestment Period, the lesser of (a) $440,000,000 and (b) the then-current Financing Commitments.

“MV Cure Account” has the meaning set forth in Section 8.01(a).

“Nationally Recognized Valuation Provider” means (i) Lincoln International LLC (f/k/a Lincoln Partners LLC), (ii) Duff & Phelps Corp., (iii) Valuation Research Corporation, (iv) Murray, Devine and Company, (v) Houlihan Lokey and (vi) Hilco Capital; provided that any independent entity providing professional asset valuation services may be added to this definition by the Company from time to time with the consent of the Administrative Agent or added to this definition by the Administrative Agent from time to time with the consent of the Company; provided, further, that the Administrative Agent may, with the consent of the Company, remove any provider from this definition by written notice to the Company and the Investment Manager so long as, after giving effect to such removal, there are at least three providers designated pursuant to this definition.

“Net Advances” means the principal amount of the outstanding Advances (inclusive of Advances that have been requested for any outstanding Purchase Commitments which have traded but not settled) minus the amounts then on deposit in the Collateral Accounts or any Permitted Non-USD Currency Account, as applicable (including cash and Eligible Investments) representing Principal Proceeds.

“Net Asset Value” means, on any date of determination of the sum of (A) the sum, with respect to each Portfolio Investment (both owned by the Company and in respect of which there is an outstanding Purchase Commitment that has not settled) other than the unfunded commitment amount of the Delayed Funding Term Loan or a Revolving Loan, of the product of (x) the Market Value of such Portfolio Investment multiplied by (y) the funded principal amount of such Portfolio Investment plus (B) the amounts then on deposit in the Unfunded Exposure Account (including cash and Eligible Investments); provided that, for the avoidance of doubt, (1) the Concentration Limitation Excess, (2) any Portfolio Investment which has traded but not settled (x) in the case of a Loan, within fifteen (15) Business Days (or such longer period of time agreed to by the Administrative Agent in its sole discretion) from the related Trade Date thereof and (y) in the case of any other Portfolio Investment, within three (3) Business Days (or such longer period of time agreed to by the Administrative Agent in its sole discretion) from the related Trade Date thereof and (3) any Ineligible Investments will be excluded from the calculation of the Net Asset Value and assigned a value of zero for such purposes.

“Non-Call Period” means a period that ended on October 11, 2018.

“Notice of Acquisition” has the meaning set forth in Section 1.02(a).

“Other Connection Taxes” means, with respect to any Secured Party, Taxes imposed as a result of a present or former connection between such Secured Party and the jurisdiction imposing such Tax (other than connections arising from such Secured Party having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Advance or Loan Document).

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment.

“Parent” means FS Investment Corporation II, or any successor entity formed by or surviving any merger, consolidation or amalgamation of FS Investment Corporation II with or into a Permitted BDC so long as such successor entity expressly assumes the rights and obligations of FS Investment Corporation II concurrently with the consummation of such merger, consolidation or amalgamation.

“Participant Register” has the meaning specified in Section 10.06(d).

“Participating Member State” means any member state of the European Union that has the Euro as its lawful currency in accordance with legislation of the European Union relating to Economic and Monetary Union.

“Participation Agreement” means the participation agreement, dated as of January 23, 2015, between the Parent and the Company as amended from time to time.

“Participation Interest” means a participation interest in a Loan or a debt security.

“PATRIOT Act” has the meaning set forth in Section 2.04(f).

“Permitted BDC” means each of FS KKR Capital Corp. (f/k/a FS Investment Corporation), FS Investment Corporation III, FS Investment Corporation IV and Corporate Capital Trust II.

“Permitted Distribution” means, on any Business Day, distributions of Interest Proceeds or (during the Reinvestment Period) Principal Proceeds to the Parent (or other permitted equity holders of the Company) or to the Investment Manager in respect of accrued management fees payable in accordance with the Investment Management Agreement; provided that amounts may be distributed pursuant to this definition only to the extent of available Excess Interest Proceeds and Principal Proceeds and only so long as (i) no Event of Default has occurred and is continuing (or would occur after giving effect to such Permitted Distribution), (ii) no Market Value Event shall have occurred (or would occur after giving effect to such Permitted Distribution), (iii) the Borrowing Base Test is satisfied (and will be satisfied after giving effect to such Permitted Distribution); provided that, with respect to Interest Proceeds, this clause (iii) shall apply only after the Reinvestment Period, (iv) the Company gives at least two (2) Business Days’ prior written notice thereof to the Administrative Agent, the Collateral Agent and the Collateral Administrator, (v) the Company and the Administrative Agent confirm in writing (which may be by email) to the Collateral Agent and the Collateral Administrator that the conditions to a Permitted Distribution set forth herein are satisfied and (vi) for Permitted Distributions of Principal Proceeds in Permitted Non-USD Currencies, proportionate Advances have been repaid; provided further that the Parent may contribute Portfolio Investments to the Company in order to enable the Company to satisfy the foregoing conditions.

“Permitted Lien” means any of the following: (a) Liens for Taxes if such Taxes shall not at the time be due and payable or if a Person shall currently be contesting the validity thereof in good faith by appropriate proceedings and with respect to which reserves in accordance with GAAP have been provided on the books of such Person, (b) Liens imposed by law, such as materialmen’s, warehousemen’s, mechanics’, carriers’, workmen’s and repairmen’s Liens and other similar Liens, arising by operation of law in the ordinary course of business for sums that are not overdue or are being contested in good faith, (c) with respect to any collateral underlying a Portfolio Investment, the Lien in favor of the Company and Liens permitted under the related underlying instruments, (d) as to agented Portfolio Investments, Liens in favor of the agent on behalf of all the lenders of the related obligor, and (e) Liens granted pursuant to or by the Loan Documents.

“Permitted Non-USD Currency” means CAD, GBP and Euros.

“Permitted Non-USD Currency Account Opening Notice” has the meaning set forth in Section 8.01(a).

“Permitted Non-USD Currency Accounts” means any account established by the Securities Intermediary in its own name at its designated custodian in an applicable jurisdiction to hold cash or Portfolio Investments denominated in a Permitted Non-USD Currency for its clients on an unsegregated basis.

“Permitted Revolver Assignee” means any bank or broker-dealer that has a long-term unsecured debt rating (or substantially similar rating) of at least the lesser of (x) “BBB+” (or its equivalent) from at least one nationally recognized statistical rating organization and (y) the then-current long-term unsecured debt rating (or substantially similar rating) of JPMCB by such nationally recognized statistical rating organization.

“Permitted Successor Advisor” means any joint venture entity between (i) KKR Credit Advisors (US) LLC (and any successor entity thereto) or its Affiliate and (ii) Franklin Square Holdings, L.P. (and any successor entity thereto) or its Affiliate, pursuant to which joint venture (a) KKR Credit Advisors (US) LLC or its Affiliate owns at least 50% of the voting equity interests and (b) at least 50% of the investment committee with the sole authority to make investment-related decisions for the Parent are employees of KKR Credit Advisors (US) LLC or its Affiliate (and, for the avoidance of doubt, no such investment-related decision may be made without the consent of such employees or KKR Credit Advisors (US) LLC or its Affiliate).

“Permitted Tax Distribution” means distributions to the Parent (from the Accounts or otherwise) to the extent required to allow the Parent to make sufficient distributions to qualify as a regulated investment company, and to otherwise eliminate federal or state income or excise taxes payable by the Parent in or with respect to any taxable year of the Parent (or any calendar year, as relevant); provided that (A) the amount of any such payments made in or with respect to any such taxable year (or calendar year, as relevant) of the Parent shall not exceed 115% of the amounts that the Company would have been required to distribute to the Parent to: (i) allow the Company to satisfy the minimum distribution requirements that would be imposed by Section 852(a) of the Code (or any successor thereto) to maintain its eligibility to be taxed as a regulated investment company for any such taxable year, (ii) reduce to zero for any such taxable year the Company’s liability for federal income taxes imposed on (x) its investment company taxable income pursuant to Section 852(b)(1) of the Code (or any successor thereto), or (y) its net capital gain pursuant to Section 852(b)(3) of the Code (or any successor thereto), and (iii) reduce to zero the Company’s liability for federal excise taxes for any such calendar year imposed pursuant to Section 4982 of the Code (or any successor thereto), in the case of each of (i), (ii) or (iii), calculated assuming that the Company had qualified to be taxed as a regulated investment company under the Code and (B) amounts may be distributed pursuant to this definition only from Excess Interest Proceeds and so long as (i) the Borrowing Base Test is satisfied, (ii) the Company gives at least two (2) Business Days prior notice thereof to the Administrative Agent, the Collateral Agent and the Collateral Administrator, (iii) if any such Permitted Tax Distributions are made after the occurrence and during the continuance of an Event of Default, the amount of Permitted Tax Distributions made in any 90 calendar day period shall not exceed U.S.$1,000,000 and (iv) the Company and the Administrative Agent have confirmed in writing (which may be by email) to the Collateral Agent and the Collateral Administrator that the conditions to a Permitted Tax Distribution set forth herein are satisfied.

“Person” means any natural person, corporation, partnership, trust, limited liability company, association, Governmental Authority or unit, or any other entity, whether acting in an individual, fiduciary or other capacity.

“Plan” means any “employee benefit plan” (as such term is defined in Section 3(3) of ERISA) subject to Section 412 of the Code or Title IV of ERISA established by the Company, the Parent or any ERISA Affiliate.

“Plan Asset Rules” means the regulations issued by the United States Department of Labor at Section 2510.3-101 of Part 2510 of Chapter XXV, Title 29 of the United States Code of Federal Regulations, as modified by Section 3(42) of ERISA.

“Portfolio” means all Portfolio Investments Purchased hereunder and not otherwise sold or liquidated.

“Portfolio Investments” has the meaning set forth in the introductory section of this Agreement.

“Possessory Collateral” has the meaning set forth in the definition of Deliver.

“Prime Rate” means the rate of interest per annum publicly announced from time to time by JPMCB as its prime rate in effect at its principal office in New York City; each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.

“Principal Collection Account” has the meaning set forth in Section 8.01(a).

“Principal Proceeds” means all amounts received with respect to the Portfolio Investments or any other Collateral, and all amounts otherwise on deposit in the Collateral Accounts or any Permitted Non-USD Currency Account, as applicable (including cash contributed by the Company), in each case other than Interest Proceeds or amounts on deposit in the Unfunded Exposure Account.

“Priority of Payments” has the meaning set forth in Section 4.05.

“Proceeding” has the meaning set forth in Section 10.07(b).

“Purchase” means each acquisition of a Portfolio Investment hereunder, including, for the avoidance of doubt, by way of a contribution or the grant of Participation Interests pursuant to the Participation Agreement by the Parent to the Company pursuant to the Sale Agreement.

“Purchase Commitment” has the meaning set forth in Section 1.02(a).

“Reference Rate” means (i) with respect to Advances denominated in U.S. dollars and GBP, the LIBO Rate, (ii) with respect to Advances denominated in CAD, the CDOR Rate, and (iii) with respect to Advances denominated in Euros, the EURIBOR Rate. The Reference Rate shall be determined by the Administrative Agent as of any Business Day based in each case on the Spot Rate reported by the Collateral Administrator as of the immediately preceding Business Day, and such determination shall be conclusive absent manifest error.

“Reference Bank Base Rate” means the arithmetic mean of the rates (rounded upwards to four decimal places) as supplied to the Administrative Agent at its request by the Reference Banks:

(a)	in relation to GBP denominated Advances:

(i)          (other than where paragraph (a)(ii) below applies) as the rate at which the relevant Reference Bank could borrow funds in the London interbank market in GBP and for the relevant period were it to do so by asking for and then accepting interbank offers for deposits in reasonable market size in that currency and for that period; or

(ii)          if different, as the rate (if any and applied to the relevant Reference Bank and the relevant currency and period) which contributors to the Reuters Screen described in the definition of “LIBO Rate” are asked to submit to the relevant administrator; and

(b)	in relation to Euro denominated Advances:

(i)          (other than where paragraph (b)(ii) below applies) as the rate at which the relevant Reference Bank believes one prime bank is quoting to another prime bank for interbank term deposits in Euro within the Participating Member States for the relevant period; or

(ii)          if different, as the rate (if any and applied to the relevant Reference Bank and the relevant period) which contributors to the Thomson Reuters screen described in the definition of “EURIBOR Rate” are asked to submit to the relevant administrator.

“Reference Banks” means, in relation to GBP denominated Advances, the principal office in London of such banks as may be appointed by the Administrative Agent from time to time in consultation with the Company and, in relation to Euro denominated Advances, the principal office in Europe of such banks as may be appointed by the Administrative Agent from time to time in consultation with the Company.

“Register” has the meaning set forth in Section 3.01(c).

“Reinvestment Period” means the period beginning on, and including, the Effective Date and ending on, but excluding, the earliest of (i) October 12, 2020, (ii) the date on which a Market Value Event occurs and (iii) the date on which an Event of Default occurs.

“Related Parties” has the meaning set forth in Section 9.01.

“Required Lenders” means Lenders with respect to more than 50% or more of the sum of (i) the aggregate principal amount of the outstanding Advances plus (ii) the aggregate undrawn amount of the outstanding Financing Commitments.

“Responsible Officer” means with respect to the Collateral Agent, the Securities Intermediary or the Collateral Administrator, any officer of the Collateral Agent, the Securities Intermediary or Collateral Administrator, as applicable, customarily performing functions with respect to corporate trust matters and, with respect to a particular corporate trust matter under this Agreement or any other Loan Document, any other officer to whom such matter is referred because of such officer’s knowledge of and familiarity with the particular subject in each case, having direct responsibility for the administration of this Agreement and the other Loan Documents.

“Restricted Payment” means (i) any dividend or other distribution (including, without limitation, a distribution of non-cash assets), direct or indirect, on account of any shares or other equity interests in the Company now or hereafter outstanding; (ii) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, by the Company of any shares or other equity interests in the Company now or hereafter outstanding; and (iii) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares or other equity interests in the Company now or hereafter outstanding.

“Retiring Collateral Administrator” has the meaning set forth in the introductory section of this Agreement.

“Retiring Collateral Agent” has the meaning set forth in the introductory section of this Agreement.

“Retiring Intermediary” has the meaning set forth in the introductory section of this Agreement.

“Reuters Screen” means Reuters Screen LIBOR 01 Page on the Bloomberg Financial Markets Commodities News (or on any successor or substitute page of such service, or any successor to or substitute for such service, providing rate quotations comparable to those currently provided on such page of such service, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to U.S. dollar deposits in the London interbank market).

“Revolving Amount” means, on any date of determination during the Reinvestment Period, the aggregate principal amount of Advances in excess of the then-current Minimum Funding Amount.

“Revolving Loan” means any Loan (other than a Delayed Funding Term Loan, but including funded and unfunded portions of revolving credit lines not backed by cash and letter of credit facilities, unfunded commitments under specific facilities and other similar Loans and investments) that under the underlying instruments relating thereto may require one or more future advances to be made to the obligor by a creditor, but any such Loan will be a Revolving Loan only until all commitments by the holders thereof to make advances to the obligor thereon expire or are terminated or are irrevocably reduced to zero.

“Sale Agreement” has the meaning set forth in the introductory section of this Agreement.

“Sanctioned Country” means, at any time, a country, region or territory which is itself the subject or target of any Sanctions (at the time of this Agreement, Cuba, Iran, North Korea, Syria and Crimea).

“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State, or by the United Nations Security Council, the European Union, any EU member state Her Majesty’s Treasury of the United Kingdom or any other relevant sanctions authority, (b) any Person operating, organized or resident in a Sanctioned Country, (c) any Person owned or controlled by any Person or Persons described in the foregoing clauses (a) or (b) or (d) any Person otherwise the subject of Sanctions.

“Sanctions” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State, or (b) the United Nations Security Council, the European Union, any EU member state, Her Majesty’s Treasury of the United Kingdom or any other relevant sanctions authority.

“Second Lien Loan” means a Loan (i) that is secured by a pledge of collateral, which security interest is validly perfected and second priority (subject to liens for Taxes or regulatory charges and any other liens permitted under the related underlying instruments that are reasonable and customary for similar Loans) under Applicable Law (other than a Loan that is second priority to a Permitted Working Capital Lien) and (ii) the Investment Manager determines in good faith that the value of the collateral securing the Loan (including based on enterprise value) on or about the time of origination or acquisition by the Company equals or exceeds the outstanding principal balance thereof plus the aggregate outstanding balances of all other Loans of equal or higher seniority secured by the same collateral.

“Secured Party” has the meaning set forth in Section 8.02(a).

“Secured Obligation” has the meaning set forth in Section 8.02(a).

“Securities Intermediary” has the meaning set forth in the introductory section of this Agreement.

“Seller” has the meaning set forth in the introductory section of this Agreement.

“Senior Secured Loan” means any interest in a Loan, including any assignment of or participation in or other interest in a Loan, that (i) is not (and is not expressly permitted by its terms to become) subordinate in right of payment to any obligation of the obligor in any bankruptcy, reorganization, arrangement, insolvency, moratorium or liquidation proceedings (other than pursuant to a Permitted Working Capital Lien and customary waterfall provisions contained in the applicable loan agreement), (ii) is secured by a pledge of collateral, which security interest is (a) validly perfected and first priority under Applicable Law (subject to liens permitted under the applicable credit agreement that are reasonable for similar Loans, and liens accorded priority by law in favor of any Governmental Authority) or (b)(1) validly perfected and second priority in the accounts, documents, instruments, chattel paper, letter-of-credit rights, supporting obligations, deposit accounts, investments accounts (as such terms are defined in the UCC) and any other assets securing any Working Capital Revolver under Applicable Law and proceeds of any of the foregoing (a first priority lien on such assets a “Permitted Working Capital Lien”) and (2) validly perfected and first priority (subject to liens for Taxes or regulatory charges and any other liens permitted under the related underlying instruments that are reasonable and customary for similar Loans) in all other collateral under Applicable Law, and (iii) the Investment Manager determines in good faith that the value of the collateral for such Loan (including based on enterprise value) on or about the time of acquisition equals or exceeds the outstanding principal balance of the Loan plus the aggregate outstanding balances of all other Loans of equal or higher seniority secured by a first priority Lien over the same collateral. For the avoidance of doubt, debtor-in-possession Loans shall constitute Senior Secured Loans.

“Settlement Date” has the meaning set forth in Section 1.03.

“Solvent” means, with respect to any Person, that as of the date of determination, (a) the sum of such Person’s debt (including contingent liabilities) does not exceed the present fair value of such Person’s present assets; (b) such Person’s capital is not unreasonably small in relation to its business as contemplated on the date of this Agreement; and (c) such Person has not incurred debts beyond its ability to pay such debts as they become due (whether at maturity or otherwise). For purposes of this definition, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

“Specified Matter” means any Amendment of a Portfolio Investment that (a) reduces the principal amount of such Portfolio Investment, (b) reduces the rate of interest payable on such Portfolio Investment, (c) postpones the due date of any scheduled payment or distribution in respect of such Portfolio Investment, (d) alters the pro rata allocation or sharing of payments or distributions required by any related underlying instrument in a manner adverse to the Company, (e) releases any material guarantor of such Portfolio Investment from its obligations, (f) terminates or releases any lien on a material portion on the collateral securing such Portfolio Investment, (g) changes any of the provisions of any such underlying instrument specifying the number or percentage of lenders required to effect any of the foregoing or (h) materially changes any of the covenants related to the financial condition of the obligor, including, but not limited to, those related to the ratio of funded indebtedness to EBITDA (or other relevant accounting metric), senior funded indebtedness to EBITDA (or other relevant accounting metric), interest and fixed charge coverage ratios and minimum EBITDA (or other relevant accounting metric).

“Spot Rate” means, as of any date of determination, (x) with respect to actual currency exchange between U.S. dollars and CAD, Euros or GBP, the applicable currency-U.S. dollar spot rate available through the Collateral Agent’s banking facilities (or, if the Collateral Agent has notified the Administrative Agent and the Company that it will no longer provide such services or if Wells Fargo Bank, National Association or one of its affiliates is no longer the Collateral Agent, through such other source agreed to by the Administrative Agent in writing) and (y) with respect to all other purposes between U.S. dollars and CAD, Euros or GBP, the applicable currency-U.S. dollar spot rate that appeared on the Bloomberg screen for such currency at 5:00 p.m. New York City time on the immediately preceding Business Day, and in each case with respect to clauses (x) and (y) as provided by the Collateral Administrator on each Business Day. The determination of the Spot Rate shall be conclusive absent manifest error.

“Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Trade Date” has the meaning set forth in Section 1.03.

“Transaction Schedule” has the meaning set forth in the introductory section of this Agreement.

“UCC” means the Uniform Commercial Code as in effect from time to time in the state of the United States that governs any relevant security interest.

“Unfunded Exposure Account” has the meaning set forth in Section 8.01(a).

“Unfunded Exposure Amount” means, on any date of determination, with respect to any Delayed Funding Term Loan or Revolving Loan, an amount equal to the aggregate amount of all unfunded commitments associated with such Delayed Funding Term Loan or Revolving Loan, as applicable; provided that, on the last day of the Reinvestment Period, the Unfunded Exposure Amount of any Revolving Loan shall be an amount equal to the aggregate amount of all potential future funding commitments with respect thereto.

“Unfunded Exposure Shortfall” means, on any date of determination, an amount equal to the greater of (x) 0 and (y) the aggregate Unfunded Exposure Amount minus the amounts on deposit in the Unfunded Exposure Account.

“U.S. Person” means any Person that is a “United States person” as defined in Section 7701(a)(30) of the Code.

“U.S. Tax Compliance Certificate” has the meaning set forth in Section 3.03(f).

“Working Capital Revolver” means a revolving lending facility secured by all or a portion of the current assets of the related obligor, which current assets subject to such security interest do not constitute a material portion of the obligor’s total assets.

ARTICLE I
THE PORTFOLIO INVESTMENTS

SECTION 1.01.          Purchases of Portfolio Investments. On the Effective Date, the Company shall continue to own and finance pursuant hereto the Initial Portfolio Investments which the Company acquired from the Seller pursuant to the Sale Agreement and the Participation Agreement, in each case, subject to the conditions specified in this Agreement.

From time to time during the Reinvestment Period, the Company may Purchase additional Portfolio Investments, or request that Portfolio Investments be Purchased for the Company’s account, all on and subject to the terms and conditions set forth herein.

SECTION 1.02.          Procedures for Purchases and Related Advances.

(a)          Timing of Notices of Acquisition. No later than five (5) Agent Business Days (or such shorter period as the Administrative Agent may agree in its sole discretion) before the date on which the Company proposes that a binding commitment to acquire any Portfolio Investment (other than an Initial Portfolio Investment) be made by it or for its account (a “Purchase Commitment”), the Investment Manager, on behalf of the Company, shall deliver to the Administrative Agent a notice of acquisition (a “Notice of Acquisition”).

(b)          Contents of Notices of Acquisition. Each Notice of Acquisition shall consist of one or more electronic submissions to the Administrative Agent (in such format and transmitted in such a manner as the Administrative Agent, the Investment Manager and the Company may reasonably agree (which shall initially be the format and include the information regarding such Portfolio Investment identified on Schedule 2)), and shall be accompanied by such other information as the Administrative Agent may reasonably request.

(c)          Eligibility of Portfolio Investments. The Administrative Agent shall have the right, on behalf of all Lenders, to reasonably request additional information regarding any proposed Portfolio Investment. The Administrative Agent shall notify the Investment Manager and the Company (including via e-mail or other customary electronic messaging system) of its approval or failure to approve each Portfolio Investment proposed to be acquired pursuant to a Notice of Acquisition (and, if approved, an initial determination of the Market Value for such Portfolio Investment) no later than the fifth (5th) Agent Business Day succeeding the date on which it receives such Notice of Acquisition and any information reasonably requested in connection therewith); provided that any Initial Portfolio Investment shall be deemed to be approved by the Administrative Agent. The failure of the Administrative Agent to approve the acquisition of a Portfolio Investment will not prohibit the Company from acquiring such Portfolio Investment (subject to the conditions set forth in Section 1.03); provided that any Portfolio Investment not so approved prior to its Trade Date shall be deemed to be an Ineligible Investment until such later date (if any) on which such Portfolio Investment is so approved.

SECTION 1.03.          Conditions to Purchases and Advances. No Purchase Commitment, Purchase or Advance shall be entered into or made unless each of the following conditions is satisfied (or waived) (provided that only clauses (3) and (4) below shall be applicable to an Advance that does not correspond to any Purchase Commitment or Purchase) as of the date on which such Purchase Commitment is entered into (such Portfolio Investment’s “Trade Date”) or such Advance would otherwise be made and (i) such Portfolio Investment shall not be Purchased, and any related Advance or (ii) in the case of clauses (3) and (4) below, any other Advance shall not be required to be made available to the Company by the Lenders, unless each of the following conditions is satisfied or waived as of such Trade Date or proposed Advance date, as applicable:

(1)          the information contained in the Notice of Acquisition accurately describes, in all material respects, such Portfolio Investment and, unless waived by the Administrative Agent, such Portfolio Investment satisfies the eligibility criteria set forth in Schedule 3 (the “Eligibility Criteria”);

(2)          with respect to a Purchase, the proposed Settlement Date for such Portfolio Investment is not later than (i) in the case of a Loan, the date that is ten (10) Business Days (or such longer period of time agreed to by the Administrative Agent in its sole discretion) after such Trade Date or (ii) in the case of any other Portfolio Investment, the date that is three (3) Business Days (or such longer period of time agreed to by the Administrative Agent in its sole discretion) after such Trade Date;

(3)          no Market Value Event has occurred and no Event of Default or event that, with notice or lapse of time or both, would constitute an Event of Default (a “Default”), has occurred and is continuing, and the Reinvestment Period has not otherwise ended; and

(4)          after giving pro forma effect to (i) the Purchase of such Portfolio Investment (if any) and the related Advance (if any) or (ii) any other Advance hereunder:

(u)          the Borrowing Base Test is satisfied;

(w)          the Concentration Limitations shall be satisfied or, if not satisfied immediately prior to such Purchase Commitment, maintained or improved;

(x)          the aggregate principal balance of Advances then outstanding will not exceed the limit for Advances set forth in the Transaction Schedule;

(y)          in the case of a Purchase, the amount of such Advance (if any) shall be not less than U.S.$2,000,000; and

(z)          the outstanding principal amount of all Advances denominated in a Permitted Non-USD Currency shall not exceed an amount equal to the product of (i) 20%, and (ii) the Financing Commitments then in effect.

The Administrative Agent, on behalf of the Lenders, may waive any conditions to a Purchase Commitment, a Purchase or an Advance, as the case may be, specified above in this Section 1.03 by written notice thereof to the Company, the Collateral Administrator, the Investment Manager and the Collateral Agent.

If the above conditions to a Purchase Commitment, a Purchase or an Advance are satisfied or waived, the Investment Manager shall determine, in consultation with the Administrative Agent and with notice to the Lenders and the Collateral Administrator, the date on which such Purchase (if any) shall settle (the “Settlement Date” for such Portfolio Investment) and/or on which any related Advance or other Advance shall be provided.

With respect to a Purchase, promptly following the Settlement Date for a Portfolio Investment (or, in the case of a Portfolio Investment that is a Participation Interest, the date on which such Participation Interest is elevated to a full assignment) and its receipt thereof, the Collateral Agent shall provide to the Administrative Agent a copy of the executed assignment agreement (or, in the case of a Portfolio Investment that is not a Loan, the executed purchase agreement or similar instrument) pursuant to which such Portfolio Investment was assigned, sold or otherwise transferred to the Company.

SECTION 1.04.          Sales of Portfolio Investments. The Company will not sell, transfer or otherwise dispose of any Portfolio Investment or any other asset without the prior consent of the Administrative Agent (acting at the direction of the Required Lenders), except that, subject to Section 6.02(w), the Company may sell any Portfolio Investment (including any Ineligible Investment) or other asset without the consent of the Administrative Agent so long as, (x) after giving effect thereto, no Market Value Event has occurred and no Default or Event of Default has occurred and is continuing and (y) the sale of such asset by the Company shall be on an arm’s-length basis at fair market value and in accordance with the Investment Manager’s standard market practices. In addition, within two (2) Business Days of any Revolving Loan or Delayed Funding Term Loan with an unfunded commitment becoming an Ineligible Investment, the Company, subject to clauses (x) and (y) in the immediately preceding sentence, shall sell such Revolving Loan or Delayed Funding Term Loan and shall pay any amount payable in connection with such sale.

Notwithstanding anything in this Agreement to the contrary (but subject to this Section 1.04): (i) following the occurrence and during the continuance of an Event of Default, neither the Company nor the Investment Manager on its behalf shall have any right to cause the sale, transfer or other disposition of a Portfolio Investment or any other asset (including, without limitation, the transfer of amounts on deposit in the Collateral Accounts or in any Permitted Non-USD Currency Account) without the prior written consent of the Administrative Agent (which consent may be granted or withheld in the sole discretion of the Administrative Agent), (ii) following the occurrence of a Market Value Event, the Company shall use commercially reasonable efforts to sell Portfolio Investments (individually or in lots, including a lot comprised of all of the Portfolio Investments) at the sole direction of, and in the manner (including, without limitation, the time of sale, sale price, principal amount to be sold and purchaser) required by the Administrative Agent (provided that the Administrative Agent shall only require sales at the direction of the Required Lenders and at a price of the then-current fair market value and in accordance with the Administrative Agent’s standard market practices) and the proceeds from such sales shall be used to prepay the Advances outstanding hereunder and (iii) following the occurrence of a Market Value Event, the Investment Manager shall have no right to act on behalf of, or otherwise direct, the Company, the Administrative Agent, the Collateral Agent or any other Person in connection with a sale of Portfolio Investments pursuant to any provision of this Agreement except with the prior written consent of the Administrative Agent (including email). Any prepayments made pursuant to this paragraph shall automatically reduce the Financing Commitments as provided in Section 4.07(c).

In connection with any sale of Portfolio Investments required by the Administrative Agent following the occurrence of a Market Value Event, the Administrative Agent or a designee of the Administrative Agent shall:

(i)          notify the Company at the Designated Email Notification Address promptly upon distribution of bid solicitations regarding the sale of such Portfolio Investments; and

(ii)          direct the Company to sell such Portfolio Investments to the Designated Independent Broker-Dealer if the Designated Independent Broker-Dealer provides the highest bid in the case where bids are received in respect of the sale of such Portfolio Investments, it being understood that if the Designated Independent Broker-Dealer provides a bid to the Administrative Agent that is the highest bona fide bid to purchase a Portfolio Investment on a line-item basis where such Portfolio Investment is part of a pool of Portfolio Investments for which there is a bona fide bid on a pool basis proposed to be accepted by the Administrative Agent (in its sole discretion), then the Administrative Agent shall accept any such line-item bid only if such line-item bid (together with any other line-item bids by the Designated Independent Broker-Dealer or any other bidder for other Portfolio Investments in such pool) is greater than the bid on a pool basis.

For purposes of this paragraph, the Administrative Agent shall be entitled to disregard as invalid any bid submitted by the Designated Independent Broker-Dealer if, in the Administrative Agent’s judgment (acting reasonably):

(A)          either:

(x)          the Designated Independent Broker-Dealer is ineligible to accept assignment or transfer of the relevant Portfolio Investments or any portion thereof, as applicable, substantially in accordance with the then-current market practice in the principal market for the relevant Portfolio Investments; or

(y)          the Designated Independent Broker-Dealer would not, through the exercise of its commercially reasonable efforts, be able to obtain any consent required under any agreement or instrument governing or otherwise relating to the relevant Portfolio Investments to the assignment or transfer of the relevant Portfolio Investments or any portion thereof, as applicable, to it; or

(B)          such bid is not bona fide, including, without limitation, due to (x) the insolvency of the Designated Independent Broker-Dealer or (y) the inability, failure or refusal of the Designated Independent Broker-Dealer to settle the purchase of the relevant Portfolio Investments or any portion thereof, as applicable, or otherwise settle transactions in the relevant market or perform its obligations generally.

Following the occurrence of a Market Value Event and during the continuation of an Event of Default, in connection with any sale of a Portfolio Investment directed by the Administrative Agent pursuant to this Section 1.04 and the application of the net proceeds thereof, the Company hereby appoints the Administrative Agent as the Company’s attorney-in-fact (it being understood that the Administrative Agent shall not be deemed to have assumed any of the obligations of the Company by this appointment), with full authority in the place and stead of the Company and in the name of the Company to effectuate the provisions of this Section 1.04 (including, without limitation, the power to execute any instrument which the Administrative Agent or the Required Lenders may deem necessary or advisable to accomplish the purposes of this Section 1.04 or any direction or notice to the Collateral Agent in respect of the application of net proceeds of any such sales). None of the Administrative Agent, the Lenders, the Collateral Administrator, the Securities Intermediary, the Collateral Agent or any Affiliate of any thereof shall incur any liability to the Company, the Investment Manager or any other Person in connection with any sale effected at the direction of the Administrative Agent in accordance with this Section 1.04, including, without limitation, as a result of the price obtained for any Portfolio Investment, the timing of any sale or sales of Portfolio Investments or the notice or lack of notice provided to any Person in connection with any such sale, so long as, in the case of the Administrative Agent only, any such sale does not violate Applicable Law.

Upon payment in full of the Secured Obligations all remaining proceeds shall be returned to the Company.

SECTION 1.05.          Certain Assumptions relating to Portfolio Investments. For purposes of all calculations hereunder, any Portfolio Investment for which the trade date in respect of a sale thereof by the Company has occurred, but the settlement date for such sale has not occurred, shall be considered to be owned by the Company until such settlement date.

SECTION 1.06.          Valuation of Permitted Non-USD Currency Portfolio Investments and Calculations of Borrowing Base and Net Advances. For purposes of all valuations and calculations hereunder (including, as of any date, the calculation of the Borrowing Base Test and Net Advances), the principal amount and Market Value of all Portfolio Investments and Eligible Investments denominated in a Permitted Non-USD Currency and proceeds denominated in a Permitted Non-USD Currency on deposit in any Permitted Non-USD Currency Account shall for the purposes of such determination be converted to U.S. dollars at the Spot Rate in accordance with the definition of such term in consultation with the Administrative Agent on the applicable date of valuation or calculation, as applicable. Additionally, for all calculations of Net Advances hereunder, the principal amount of outstanding Advances denominated in a Permitted Non-USD Currency shall for the purposes of such determination be converted to U.S. dollars at the then-current Spot Rate on the applicable date of calculation.

SECTION 1.07.          Currency Equivalents Generally. For purposes of determining (a) whether the amount of any Advance, together with all other Advances then outstanding or to be made at the same time as such Advances, would exceed the aggregate amount of the Financing Commitments, (b) the aggregate unutilized amount of the Financing Commitments and (c) except in connection with the calculation of Net Advances as described in Section 1.06, the outstanding aggregate principal amount of Advances, the outstanding principal amount of any Advances that are denominated in a Permitted Non-USD Currency shall be deemed to be the Dollar Equivalent of the amount of Permitted Non-USD Currency of such Advances determined as of the date such Advances were made. Wherever in this Agreement in connection with an Advance, an amount, such as a required minimum or multiple amount, is expressed in U.S. dollars, but such Advance is denominated in a Permitted Non-USD Currency, such amount shall be the Dollar Equivalent of such Permitted Non-USD Currency (rounded to the nearest 1,000 units of such Permitted Non-US Currency).

ARTICLE II
THE ADVANCES

SECTION 2.01.          Financing Commitments. Subject to the terms and conditions set forth herein, only during the Reinvestment Period, each Lender hereby severally agrees to make available to the Company Advances, in U.S. dollars or a Permitted Non-USD Currency, in an aggregate amount not exceeding the amount of such Lender’s Financing Commitment. The Financing Commitments shall terminate on the earliest of (a) the last day of the Reinvestment Period, (b) the Maturity Date and (c) the occurrence of a Market Value Event (or, if earlier, the date of termination of the Financing Commitments pursuant to Article VII). Except as expressly set forth herein, the Financing Commitments and the Advances made pursuant thereto shall be treated ratably without distinction.

SECTION 2.02.          [Reserved].

SECTION 2.03.          Advances; Use of Proceeds.

(a)          Subject to the satisfaction or waiver of the conditions to the Purchase of a Portfolio Investment and/or an Advance set forth in Section 1.03 as of (i) both the related Trade Date and Settlement Date and/or (ii) the Advance date, as applicable, the Lenders will (ratably in accordance with their respective Financing Commitments) make the applicable Advance available to the Company on the related Settlement Date (or otherwise on the related Advance date if no Portfolio Investment is being acquired on such date) as provided herein.

(b)          Except as expressly provided herein, the failure of any Lender to make any Advance required hereunder shall not relieve any other Lender of its obligations hereunder. If any Lender shall fail to provide any Advance to the Company required hereunder, then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender’s obligations hereunder until all such unsatisfied obligations are fully paid.

(c)          Subject to Section 2.03(e), the Company shall use the proceeds of the Advances received by it hereunder to purchase the Portfolio Investments identified in the related Notice of Acquisition or to make advances to the obligor of Delayed Funding Term Loans or Revolving Loans in accordance with the underlying instruments relating thereto; provided that, if the proceeds of an Advance are deposited in the Principal Collection Account (or, in the case of Advances denominated in a Permitted Non-USD Currency, the applicable Permitted Non-USD Currency Account) as provided in Section 3.01 prior to or on the Settlement Date for any Portfolio Investment but the Company is unable to Purchase such Portfolio Investment on the related Settlement Date, or if there are proceeds of such Advance remaining after such Purchase, then, subject to Section 3.01(a), upon written direction from the Investment Manager the Collateral Agent shall apply such proceeds as provided in Section 4.05. The proceeds of the Advances shall not be used for any other purpose.

(d)          With respect to any Advance, the Investment Manager shall, on behalf of the Company, submit a request substantially in the form of Exhibit A to the Lenders and the Administrative Agent, with a copy to the Collateral Agent and the Collateral Administrator, not later than 2:00 p.m. New York City time, one (1) Business Day prior to the Business Day specified as the date on which such Advance shall be made and, upon receipt of such request, the Lenders shall make such Advances in accordance with the terms set forth in Section 3.01. Any requested Advance shall be in an amount such that, after giving effect thereto and the related purchase (if any) of the applicable Portfolio Investment(s), the Borrowing Base Test is satisfied.

(e)          (i) If the Company receives written notice (which, if received after 2:00 p.m., New York City time, on any Business Day, shall be deemed to have been received on the next succeeding Business Day) or becomes actually aware that an Unfunded Exposure Shortfall will occur on any Business Day (a “Shortfall Determination Date”), the Company may and (with respect to any Unfunded Exposure Shortfall not funded pursuant to clause (e)(ii) below shall), deposit cash and/or Eligible Investments from other sources into the Unfunded Exposure Account to satisfy all or a portion of such Unfunded Exposure Shortfall as of such Shortfall Determination Date no later than the Business Day following the earlier of (x) receipt of such notice or (y) the Company becoming actually aware of such Unfunded Exposure Shortfall (the “Shortfall Cutoff Date”).

(ii)          To the extent the Company does not deposit cash and/or Eligible Investments into the Unfunded Exposure Account in amount equal to the Unfunded Exposure Shortfall as of the Shortfall Determination Date by the Shortfall Cutoff Date, the Company shall be deemed on such Shortfall Cutoff Date to have requested an Advance on the immediately succeeding Business Day, and the Lenders shall, subject to the satisfaction of Section 1.03(3) through (4)(y) on the date of such request and the date of such Advance, make a corresponding Advance on such immediately succeeding Business Day (with written notice to the Collateral Administrator by the Administrative Agent) in accordance with Article III in amount equal to the remaining Unfunded Exposure Shortfall as of such Shortfall Determination Date (after giving effect to any deposits of cash and/or Eligible Investments in accordance with clause (e)(i) above, if any). The proceeds of any such Advance shall be deposited into the Unfunded Exposure Account.

(iii)          After giving effect to such Advances and other deposits, the amounts (including cash and Eligible Investments) in the Unfunded Exposure Account shall at all times equal not less than the Unfunded Exposure Amount.

(f)          Without limitation to clause (e) above, the Company shall not acquire any unfunded commitment under any Revolving Loan or Delayed Funding Term Loan unless, on a pro forma basis after giving effect to such purchase, the Borrowing Base Test and item 8 of the Concentration Limitations will each be satisfied.

SECTION 2.04.          Other Conditions to Advances. Notwithstanding anything to the contrary herein, the obligations of the Lenders to make Advances under and in connection with this Agreement shall not become effective until the date (the “Effective Date”) on which each of the following conditions is satisfied (or waived by the Administrative Agent in its sole discretion):

(a)          Executed Counterparts. The Administrative Agent (or its counsel) shall have received from each party hereto either (i) a counterpart of this Agreement signed on behalf of such party or (ii) written evidence reasonably satisfactory to the Administrative Agent (which may include electronic transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement.

(b)          Loan Documents. The Administrative Agent (or its counsel) shall have received reasonably satisfactory evidence that the other Loan Documents to be executed on the Effective Date have been executed and are in full force and effect.

(c)          Opinions. The Administrative Agent (or its counsel) shall have received one or more reasonably satisfactory written opinions of counsel for the Company and the Investment Manager, covering such matters relating to the transactions contemplated hereby and by the other Loan Documents as the Administrative Agent shall reasonably request in writing. Where applicable and satisfactory to the Administrative Agent, such opinions may be in the form of “bring down” letters.

(d)          Corporate Documents. The Administrative Agent (or its counsel) shall have received such certificates of resolutions or other action, incumbency certificates and/or other certificates of officers of the Company and the Investment Manager as the Administrative Agent may reasonably require evidencing the identity, authority and capacity of each officer thereof or other Person authorized to act in connection with this Agreement and the other Loan Documents, and such other documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of the Company and the Investment Manager and any other legal matters relating to the Company, the Investment Manager, this Agreement or the transactions contemplated hereby, all in form and substance satisfactory to the Administrative Agent and its counsel.

(e)          Payment of Fees, Etc. The Administrative Agent, the Lenders, the Collateral Agent and the Collateral Administrator shall have received all fees and other amounts due and payable by the Company in connection herewith on or prior to the Effective Date, including the fee payable pursuant to Section 4.03(e) and, to the extent invoiced, reimbursement or payment of all reasonable and documented out-of-pocket expenses (including outside legal fees and expenses) required to be reimbursed or paid by the Company hereunder.

(f)          PATRIOT Act, Etc. To the extent requested by the Administrative Agent or any Lender, the Administrative Agent or such Lender, as the case may be, shall have received all documentation and other information required by regulatory authorities under the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “PATRIOT Act”) and other applicable “know your customer” and anti-money laundering rules and regulations.

(g)          Filings. Copies of proper financing statement amendments, as may be necessary or, in the opinion of the Administrative Agent, desirable under the UCC of all appropriate jurisdictions or any comparable law to perfect the security interest of the Collateral Agent on behalf of the Secured Parties in all Collateral in which an interest has or may be pledged hereunder.

(h)          Certain Acknowledgements. The Administrative Agent shall have received (i) UCC, tax and judgment lien searches, bankruptcy and pending lawsuit searches or equivalent reports or searches indicating that there are no effective lien notices or comparable documents that name the Company as debtor and that are filed in the jurisdiction in which the Company is organized, (ii) a UCC lien search indicating that there are no effective lien notices or comparable documents that name the Seller as debtor which cover any of the Portfolio Investments and (iii) such other searches that the Administrative Agent deems necessary or appropriate.

(i)          Other Documents. Such other documents as the Administrative Agent may reasonably require.

ARTICLE III
ADDITIONAL TERMS APPLICABLE TO THE ADVANCES

SECTION 3.01.          The Advances.

(a)          Making the Advances. If the Lenders are required to make an Advance to the Company as provided in Section 2.03, then each Lender shall make such Advance on the proposed date thereof by wire transfer of immediately available funds by 12:00 noon, New York City time to the Collateral Agent for deposit to the Principal Collection Account (or, in the case of Advances denominated in a Permitted Non-USD Currency, the applicable Permitted Non-USD Currency Account). Each Lender at its option may make any Advance by causing any domestic or foreign branch or Affiliate of such Lender to make such Advance; provided that any exercise of such option shall not affect the obligation of the Company to repay such Advance in accordance with the terms of this Agreement. Subject to the terms and conditions set forth herein, the Company may borrow and prepay Advances. During the Reinvestment Period, the Company may prepay and reborrow any or all of the Revolving Amount. Except as set forth in the immediately preceding sentence, once drawn, Advances may not be reborrowed. Notwithstanding the foregoing, the Company may not prepay all or any portion of an Advance on a day and then reborrow hereunder in a different currency on such day unless such reborrowing is made in connection with the purchase of an additional Portfolio Investment in accordance with the terms hereof.

(b)          Interest on the Advances. All outstanding Advances shall bear interest (from and including the date on which such Advance is made) at a per annum rate equal to the applicable Reference Rate (except as expressly set forth herein) for each Calculation Period in effect plus the Applicable Margin for Advances set forth on the Transaction Schedule; provided that, following the occurrence and during the continuance of an Event of Default, all outstanding Advances and any unpaid interest thereon shall bear interest (from and including the date of such Event of Default) at a per annum rate equal to the Reference Rate for each Calculation Period in effect plus the Adjusted Applicable Margin.

(c)          Evidence of the Advances. Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Company to such Lender resulting from each Advance made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder and the applicable currency thereof. The Administrative Agent, acting solely for this purpose as an agent of the Company, shall maintain at one of its offices a register (the “Register”) in which it shall record (1) the amount of each Advance made hereunder, (2) the amount of any principal or interest due and payable or to become due and payable from the Company to each Lender hereunder and (3) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof. The entries made in the Register maintained pursuant to this paragraph (c) shall be conclusive absent manifest error; provided that the failure of any Lender or the Administrative Agent to maintain such Register or any error therein shall not in any manner affect the obligation of the Company to repay the Advances in accordance with the terms of this Agreement.

Any Lender may request that Advances made by it be evidenced by a promissory note. In such event, the Company shall prepare, execute and deliver to such Lender a promissory note payable to the order of such Lender (or, if a registered note is requested by such Lender, to such Lender and its registered assigns) and in a form approved by the Administrative Agent (such approval not to be unreasonably withheld, conditioned or delayed). Thereafter, the Advances evidenced by such promissory note and interest thereon shall at all times be represented by one or more promissory notes in such form payable to the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).

(d)          Pro Rata Treatment. Except as otherwise provided herein, all borrowings of, and payments in respect of, the Advances shall be made on a pro rata basis by or to the Lenders in accordance with their respective portions of the Financing Commitments in respect of Advances held by them.

(e)          Illegality. Notwithstanding any other provision of this Agreement, if any Lender or the Administrative Agent shall notify the Company that the adoption of any law, rule or regulation, or any change therein or any change in the interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof, makes it unlawful, or any Governmental Authority asserts that it is unlawful, for a Lender or the Administrative Agent to perform its obligations hereunder to fund or maintain Advances hereunder in any applicable currency, then (1) the obligation of such Lender or the Administrative Agent to fund or maintain Advances in such currency shall immediately be suspended until such time as such Lender or the Administrative Agent determines (in its sole discretion) that such performance is again lawful, (2) such Lender or the Administrative Agent, as applicable, shall use reasonable efforts (which will not require such party to incur a loss, other than immaterial, incidental expenses), until such time as the Advances are required to be prepaid as required under clause (3) below, to transfer all of its rights and obligations under this Agreement to another of its offices, branches or Affiliates with respect to which such performance would not be unlawful, and (3) if such Lender or the Administrative Agent is unable to effect a transfer under clause (2), then any outstanding Advances of such Lender in such applicable currency shall be promptly paid in full by the Company (together with all accrued interest and other amounts owing hereunder) but not later than such date as shall be mandated by law; provided that, to the extent that any such adoption or change makes it unlawful for the Advances to bear interest by reference to a particular Reference Rate, then the foregoing clauses (1) through (3) shall not apply and the Advances subject to such Reference Rate shall bear interest (from and after the last day of the Calculation Period ending immediately after such adoption or change) at a per annum rate equal to the Base Rate plus the Applicable Margin for Advances set forth on the Transaction Schedule. For the avoidance of doubt, no prepayment fee that may otherwise be due hereunder shall be payable to such Lender in connection with any prepayment under clause (3) above.

(f)          Increased Costs.

(i)          If any Change in Law shall:

(A)          impose, modify or deem applicable any reserve, special deposit, liquidity or similar requirement (including any compulsory loan requirement, insurance charge or other assessment) against assets of, deposits with or for the account of, or credit extended by, any Lender; or

(B)          subject any Lender or the Administrative Agent to any Taxes (other than (x) Indemnified Taxes, (y) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (z) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto;

and the result of any of the foregoing shall in the reasonable and good faith determination of the Administrative Agent or applicable Lender be to increase the cost to such Lender or the Administrative Agent of making, continuing, converting or maintaining any Advance or to reduce the amount of any sum received or receivable by such Lender or the Administrative Agent hereunder (whether of principal, interest or otherwise), then, upon request by such Lender or the Administrative Agent, the Company will pay to such Lender or the Administrative Agent, as the case may be, such additional amount or amounts as will compensate such Lender or the Administrative Agent, as the case may be, for such additional costs incurred or reduction suffered.

(ii)          A certificate of a Lender or the Administrative Agent, as the case may be, setting forth the amount or amounts necessary to compensate, and the basis for such compensation of, such Lender, its holding company or the Administrative Agent, as the case may be, as specified in paragraph (i) of this Section 3.01(f) shall be delivered to the Company and shall be conclusive absent manifest error. The Company shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

(iii)          Failure or delay on the part of any Lender or the Administrative Agent to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s or the Administrative Agent’s right to demand such compensation; provided that the Company shall not be required to compensate a Lender or the Administrative Agent pursuant to this Section for any increased costs or reductions incurred more than 180 days prior to the date that such Lender or the Administrative Agent notifies the Company of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or the Administrative Agent’s intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.

(iv)          Each of the Lenders and the Administrative Agent agrees that it will take such commercially reasonable actions as the Company may reasonably request that will avoid the need to pay, or reduce the amount of, any increased amounts referred to in this Section 3.01(f); provided that no Lender or the Administrative Agent shall be obligated to take any actions that would, in the reasonable opinion of such Lender or the Administrative Agent, subject such Lender or the Administrative Agent to any material unreimbursed cost or expense or would otherwise be disadvantageous to such Lender or the Administrative Agent (including, without limitation, due to a loss of money). In no event will the Company be responsible for increased amounts referred to in this Section 3.01(f) which relates to any other entities to which any Lender provides financing.

(v)          If any Lender (A) provides notice of unlawfulness or requests compensation under clause (e) above, this clause (f) or Section 3.03, (B) defaults in its obligation to make Advances hereunder or (C) becomes the subject of a Bail-In Action, then the Company may, at its sole expense and effort, upon written notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 10.06), all of its interests, rights and obligations under this Agreement and the related transaction documents to an assignee identified by the Company that shall assume such obligations (whereupon such Lender shall be obligated to so assign), provided that, (x) such Lender shall have received payment of an amount equal to the outstanding principal of its Advances, accrued interest thereon, accrued fees and all other amounts payable to it hereunder through the date of such assignment and (y) a Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Company to require such assignment and delegation cease to apply. No prepayment fee that may otherwise be due hereunder shall be payable to such Lender in connection with any such assignment.

(vi)          If any Lender provides notice of unlawfulness or requests compensation under clause (e) above, this clause (f) or Section 3.03, then such Lender shall (at the request of the Company) use reasonable efforts to designate a different lending office for funding or booking its Advances hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to clause (e), this clause (f) or Section 3.03, as the case may be, in the future and (ii) would not subject such Lender to any cost or expense not required to be reimbursed by the Company and would not otherwise be disadvantageous to such Lender. The Company hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

(g)          No Set-off or counterclaim. All payments to be made hereunder by the Company in respect of the Advances shall be made without set-off or counterclaim and in such amounts as may be necessary in order that every such payment shall not be less than the amounts otherwise specified to be paid under this Agreement, except for Taxes deducted or withheld pursuant to Section 3.03 below.

SECTION 3.02.          Alternate Rate of Interest. (a)          If prior to the commencement of any Calculation Period: (x) the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining a Reference Rate (including, without limitation, because such Reference Rate is not available or published on a current basis) for such Calculation Period or (y) the Administrative Agent is advised by the Required Lenders that the applicable Reference Rate for such Calculation Period will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Advances (or its Advance) included in such Advance for such Calculation Period, then the Administrative Agent shall give notice thereof to the Company, the Investment Manager, the Collateral Administrator and the Lenders by telephone or electronic mail as promptly as practicable thereafter and, until the Administrative Agent notifies the Company, the Investment Manager, the Collateral Administrator and the Lenders that the circumstances giving rise to such notice no longer exist, if any Advance in such currency is requested, such Advance shall accrue interest at the Base Rate plus the Applicable Margin for Advances.

(b)          If at any time the Administrative Agent determines (which determination shall be conclusive absent manifest error) that (x) the circumstances set forth in Section 3.02(a)(x) have arisen and such circumstances are unlikely to be temporary or (y) the circumstances set forth in Section 3.02(a)(x) have not arisen but the supervisor for the administrator of a Reference Rate or a governmental authority having jurisdiction over the Administrative Agent has made a public statement identifying a specific date after which such Reference Rate shall no longer be used for determining interest rates for loans, then the Administrative Agent and the Company shall endeavor to establish an alternate rate of interest to such Reference Rate that gives due consideration to the then prevailing market convention for determining a rate of interest for syndicated loans in the United States at such time, and shall enter into an amendment to this Agreement to reflect such alternate rate of interest and such other related changes to this Agreement as may be applicable. Notwithstanding anything to the contrary in Section 10.05, such amendment shall become effective without any further action or consent of any other party to this Agreement (but with written notice to the Collateral Administrator and the Investment Manager) so long as the Administrative Agent shall not have received, within five Business Days of the date notice of such alternate rate of interest is provided to the Lenders, a written notice from the Required Lenders stating that such Required Lenders object to such amendment. Until an alternate rate of interest shall be determined in accordance with this clause (b) (but, in the case of the circumstances described in clause (y) of the first sentence of this Section 3.02(b), only to the extent the Reference Rate for deposits in the applicable currency and such Calculation Period is not available or published at such time on a current basis), if any Advance is requested, such advance shall accrue interest at the Base Rate plus the Applicable Margin for Advances.

SECTION 3.03.          Taxes.

(a)          Payments Free of Taxes. All payments to be made hereunder by the Company in respect of the Advances shall be made without deduction or withholding for any Taxes, except as required by Applicable Law (including FATCA). If any Applicable Law requires the deduction or withholding of any Tax from any such payment by the Company, then the Company shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with Applicable Law and, if such Tax is an Indemnified Tax, then the sum payable by the Company shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section) the applicable Lender receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(b)          Payment of Other Taxes by the Company. The Company shall timely pay to the relevant Governmental Authority in accordance with Applicable Law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.

(c)          Indemnification by the Company. The Company shall indemnify each Lender, within 10 days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by such Lender or required to be withheld or deducted from a payment to such Lender and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Company by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(d)          Indemnification by the Lenders. Each Lender shall indemnify the Administrative Agent, within 10 days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that the Company has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Company to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of 10.06 relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this paragraph (d).

(e)          Evidence of Payments. As soon as practicable after any payment of Taxes by the Company to a Governmental Authority pursuant to this Section 3.03, the Company shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(f)          Status of Secured Parties. (i) Any Secured Party that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Company and the Administrative Agent, at the time or times reasonably requested by the Company or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Company or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Company or the Administrative Agent, shall deliver such other documentation prescribed by Applicable Law or reasonably requested by the Company or the Administrative Agent as will enable the Company or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 3.03(f) (ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii)          Without limiting the generality of the foregoing,

(A)          any Lender that is a U.S. Person shall deliver to the Company and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Company or the Administrative Agent), an executed IRS Form W-9 (or any applicable successor form) certifying that such Lender is exempt from U.S. federal backup withholding tax;

(B)          any Foreign Lender shall deliver to the Company and the Administrative Agent (in such number of copies as shall be reasonably requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Company or the Administrative Agent), whichever of the following is applicable:

(i)          in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, an executed IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable (or any applicable successor form) establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, an IRS Form W-8BEN or IRS Form W-8BEN-E or any applicable successor form establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(ii)         an executed IRS Form W-8ECI (or any applicable successor form);

(iii)        in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, is not a “10 percent shareholder” of the Company or the Parent within the meaning of Section 881(c)(3)(B) of the Code, and is not a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) an executed IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable (or any applicable successor form); or

(iv)         to the extent a Foreign Lender is not the beneficial owner, an executed IRS Form W-8IMY (or any applicable successor form), accompanied by IRS Form W-8ECI, IRS Form W-8BEN, IRS Form W-8BEN-E, as applicable, a U.S. Tax Compliance Certificate, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate on behalf of each such direct and indirect partner.

(C)          any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Company and the Administrative Agent (in such number of copies as shall be reasonably requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Company or the Administrative Agent), executed originals of any other form prescribed by Applicable Law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by Applicable Law to permit the Company or the Administrative Agent to determine the withholding or deduction required to be made; and

(D)          if a payment made to a Lender under any Loan Document would be subject to withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Company and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Company or the Administrative Agent such documentation prescribed by Applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Company or the Administrative Agent as may be necessary for the Company and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Company and the Administrative Agent in writing of its legal inability to do so.

(E)          The Administrative Agent shall deliver to the Company an electronic copy of an IRS Form W-9 upon becoming a party under this Agreement and thereafter promptly following any reasonable request by the Company. The Administrative Agent represents to the Company that it is not subject to backup withholding within the meaning of Section 3406 of the Code, it is a “U.S. person” and a “financial institution” within the meaning of Treasury Regulations Section 1.1441-1 and a “U.S. financial institution” within the meaning of Treasury Regulations Section 1.1471-3T and that it will comply with its obligations to withhold under Section 1441 of the Code and FATCA.

(g)          Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 3.03 (including by the payment of additional amounts pursuant to this Section 3.03), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (g) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (g), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (g) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the indemnification payments or additional amounts giving rise to such refund had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(h)          Survival. Each party’s obligations under this Section 3.03 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Financing Commitments, and the repayment, satisfaction or discharge of all obligations under any Loan Document.

ARTICLE IV
COLLECTIONS AND PAYMENTS

SECTION 4.01.          Interest Proceeds. The Company shall notify the obligor with respect to each Portfolio Investment to remit all amounts that constitute Interest Proceeds to the Interest Collection Account (other than Interest Proceeds denominated in a Permitted Non-USD Currency, which shall be deposited into the applicable Permitted Non-USD Currency Account). To the extent Interest Proceeds are received other than by deposit into the Interest Collection Account, the Company shall cause all Interest Proceeds on the Portfolio Investments to be deposited in the Interest Collection Account or remitted to the Collateral Agent, and the Collateral Agent shall credit (or cause to be credited) to the Interest Collection Account all Interest Proceeds received by it immediately upon receipt thereof in accordance with the written direction of the Investment Manager; provided that Interest Proceeds denominated in a Permitted Non-USD Currency shall be deposited into the applicable Permitted Non-USD Currency Account. Interest Proceeds on deposit in the Permitted Non-USD Currency Accounts and not required for the following interest payment in the same currency shall be exchanged into U.S. dollars at the Spot Rate no later than two (2) Business Days prior to each Interest Payment Date, each Additional Payment Date and the Maturity Date and deposited into the Interest Collection Account for application as described above at the written direction of the Company or the Investment Manager on its behalf (or, upon the occurrence and during the continuance of an Event of Default or upon the occurrence of a Market Value Event, the Administrative Agent).

Interest Proceeds deposited into the Interest Collection Account (or any Permitted  Non-USD Currency Account, as applicable) shall be retained in such account and held in cash or, with respect to the Interest Collection Account only, invested (and reinvested) at the written direction of the Company (or the Investment Manager on its behalf) delivered to the Collateral Agent in U.S. dollar denominated Cash Equivalents selected by the Investment Manager (unless an Event of Default has occurred and is continuing or a Market Value Event has occurred, in which case, selected by the Administrative Agent) (“Eligible Investments”). Eligible Investments shall mature no later than the end of the then-current Calculation Period.

Interest Proceeds on deposit in the Interest Collection Account (or any Permitted  Non-USD Currency Account, as applicable) shall be withdrawn by the Collateral Agent (at the written direction of the Company (or, following the occurrence and during the continuance of an Event of Default or following the occurrence of a Market Value Event, the Administrative Agent)) and applied (i) to make payments in accordance with this Agreement or (ii) to make Permitted Distributions and Permitted Tax Distributions in accordance with this Agreement.

The Investment Manager shall notify the Administrative Agent and the Collateral Agent if the Investment Manager reasonably determines in good faith that any amounts in the Interest Collection Account (or any Permitted Non-USD Currency Account, as applicable) have been deposited in error or do not otherwise constitute Interest Proceeds, whereupon such amounts on deposit in such account may be withdrawn by the Collateral Agent (at the direction of the Company and with written confirmation from the Administrative Agent (or, upon the occurrence and during the continuance of an Event of Default or upon the occurrence of a Market Value Event, the Administrative Agent)) on the next succeeding Business Day and remitted to or at the direction of the Company.

SECTION 4.02.          Principal Proceeds. The Company shall notify the obligor with respect to each Portfolio Investment to remit all amounts that constitute Principal Proceeds to the Principal Collection Account (other than Principal Proceeds denominated in a Permitted Non-USD Currency, which shall be deposited into the applicable Permitted Non-USD Currency Account). To the extent Principal Proceeds are received other than by deposit into the Principal Collection Account, the Company shall cause all Principal Proceeds received on the Portfolio Investments to be deposited in the Principal Collection Account or remitted to the Collateral Agent, and the Collateral Agent shall credit (or cause to be credited) to the Principal Collection Account all Principal Proceeds received by it immediately upon receipt thereof in accordance with the written direction of the Investment Manager; provided that Principal Proceeds denominated in a Permitted Non-USD Currency shall be deposited into the applicable Permitted Non-USD Currency Account. Principal Proceeds on deposit in the Permitted Non-USD Currency Accounts may be exchanged into U.S. dollars at the Spot Rate no later than two (2) Business Days prior to each Interest Payment Date, each Additional Payment Date and the Maturity Date and deposited into the Principal Collection Account for application as described above at the written direction of the Company or the Investment Manager on its behalf (or, upon the occurrence and during the continuance of an Event of Default or upon the occurrence of a Market Value Event, the Administrative Agent).

All Principal Proceeds deposited into the Principal Collection Account (or any Permitted Non-USD Currency Account, as applicable) shall be retained in such account and held in cash or, with respect to the Principal Collection Account only, invested at the written direction of the Administrative Agent in overnight Eligible Investments selected by the Investment Manager (unless an Event of Default has occurred and is continuing or a Market Value Event has occurred, in which case, selected by the Administrative Agent). All investment income on such Eligible Investments shall constitute Interest Proceeds.

Principal Proceeds on deposit in the Principal Collection Account (or any Permitted Non-USD Currency Account, as applicable) shall be withdrawn by the Collateral Agent (at the written direction of the Company (or, following the occurrence and during the continuance of an Event of Default or following the occurrence of a Market Value Event, the Administrative Agent)) and applied (i) to make payments in accordance with this Agreement, (ii) to make Permitted Distributions in accordance with this Agreement or (iii) towards the purchase price of Portfolio Investments purchased in accordance with this Agreement, in each case with prior notice to the Administrative Agent. For the avoidance of doubt, Principal Proceeds received in connection with the sale of any Portfolio Investment pursuant to Section 1.04 following a Market Value Event shall be used to prepay Advances as set forth therein at the written direction of the Administrative Agent.

The Investment Manager shall notify the Company, the Administrative Agent and the Collateral Agent if the Investment Manager reasonably determines in good faith that any amounts in the Principal Collection Account (or any Permitted Non-USD Currency Account, as applicable) have been deposited in error or do not otherwise constitute Principal Proceeds, whereupon such amounts on deposit in such account may be withdrawn by the Collateral Agent (at the direction of the Company and with written confirmation from the Administrative Agent (or, upon the occurrence and during the continuance of an Event of Default or upon the occurrence of a Market Value Event, the Administrative Agent)) on the next succeeding Business Day and remitted to or at the direction of the Company.

SECTION 4.03.          Principal and Interest Payments; Prepayments; Fees.

(a)          The Company shall pay the unpaid principal amount of the Advances in cash in the currency in which each relevant Advance was made (together with accrued interest thereon) to the Administrative Agent for the account of each Lender on the Maturity Date in accordance with the Priority of Payments and any and all cash in the Collateral Accounts and any Permitted Non-USD Currency Account shall be applied to the satisfaction of the Secured Obligations on the Maturity Date and on each Additional Payment Date in accordance with the Priority of Payments.

(b)          Accrued interest on the Advances shall be payable in arrears on each Interest Payment Date, each Additional Payment Date and on the Maturity Date in accordance with the Priority of Payments; provided that (i) interest accrued pursuant to the proviso to Section 3.01(b) shall be payable on demand and (ii) in the event of any repayment or prepayment of any Advances, accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment. “Interest Payment Date” means the eighth Business Day after the last day of each Calculation Period. Each payment of interest on an Advance shall be made in the currency in which such Advance was made.

(c)(i)     Subject to the requirements of this Section 4.03(c), the Company shall have the right from time to time to prepay outstanding Advances in whole or in part (A) on any Business Day that JPMorgan Chase Bank, National Association ceases to act as Administrative Agent or the sole Required Lender, (B) in connection with a Market Value Cure or (C) during any Calculation Period; provided that the Company may not prepay any outstanding Advances pursuant to this Section 4.03(c)(i)(C) during the Non-Call Period; provided further that outstanding Advances in excess of U.S.$550,000,000 shall be repaid on last day of the Reinvestment Period. The Company shall notify the Administrative Agent, the Collateral Agent and the Collateral Administrator by electronic mail of an executed document (attached as a .pdf or similar file) of any prepayment pursuant to Section 4.03(c)(i)(A) or Section 4.03(c)(i)(C) not later than 2:00 p.m., New York City time, two (2) Business Days before the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of the Advances to be prepaid. Promptly following receipt of any such notice, the Administrative Agent shall advise the Lenders of the contents thereof. Except in connection with a Market Value Cure, each partial prepayment of outstanding Advances shall be in an amount not less than U.S.$5,000,000. Prepayments shall be accompanied by accrued and unpaid interest.

(ii)          Each prepayment or commitment reduction pursuant to Section 4.03(c)(i)(C) and Section 4.07(a) that is made after the Non-Call Period, whether in part or in full, shall (x) if occurring before April 11, 2019, be accompanied by a premium equal to 1% of the principal amount of such prepayment and (y) at the request of any Lender in respect of any prepayment on a date other than an Interest Payment Date, be accompanied by any costs incurred by it (other than loss of profit) in respect of the breakage of its funding at the LIBO Rate for the related Calculation Period.

(d)          The Company agrees to pay to the Administrative Agent, for the account of each Lender, a commitment fee in accordance with the Priority of Payments which shall accrue at 0.75% per annum on the average daily unused amount of the Financing Commitment of such Lender (except to the extent that amounts are payable in respect of such unfunded balance pursuant to clause (f) below) during the period from and including the date of this Agreement to but excluding the last day of the Reinvestment Period; provided, that if the Financing Commitment of any Lender is reduced as a result of a Bail-In Action, such Lender’s commitment fee shall be calculated based on its Financing Commitment so reduced. Accrued commitment fees shall be payable in arrears on each Interest Payment Date, on the Maturity Date, on each Additional Payment Date and on the date on which the Financing Commitments terminate. All commitment fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

(e)          The Company agrees to pay the Administrative Agent for the account of each Lender on any Commitment Increase Date, a fee equal to the Commitment Increase Fee Amount. Once paid, such fees or any part thereof shall not be refundable under any circumstances (unless the relevant commitment or extension is not actually granted).

(f)          The Company agrees to pay to the Administrative Agent, for the account of each Lender, an unfunded fee in the amount of the LIBO Rate for the applicable Calculation Period plus the Applicable Margin for Advances on the average daily positive difference (if any) between the Minimum Funding Amount and the aggregate outstanding principal amount of the Advances during the period from and including each applicable period start date with respect to the Minimum Funding Amount to but excluding the last day of the Reinvestment Period. Accrued unfunded fees shall be payable in arrears on each Interest Payment Date, on the Maturity Date, on each Additional Payment Date and on the date on which the Financing Commitments terminate. All unfunded fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

(g)          Without limiting Section 4.03(c), the Company shall have the obligation from time to time to prepay outstanding Advances in whole or in part on any date with proceeds from sales of Portfolio Investments directed by the Administrative Agent pursuant to Section 1.04 and as set forth in Section 8.01(b). Prepayments of any Advance shall be made in the currency drawn and accompanied by accrued and unpaid interest in the same currency, and with respect to each currency shall be applied to the repayment of the longest outstanding advance in such currency.

(h)          Notwithstanding any other provision of this Agreement, each optional repayment by the Company of an Advance hereunder may only be made if, after giving effect to such repayment, the outstanding principal amount of all Advances denominated in a Permitted Non-USD Currency does not exceed an amount equal to the product of (i) 15%, and (ii) the Financing Commitments then in effect.

SECTION 4.04.          Market Value Cure Account.

(a)          The Company shall cause all cash received by it in connection with a Market Value Cure to be deposited in the MV Cure Account or remitted to the Collateral Agent, and the Collateral Agent shall credit to the MV Cure Account such amounts received by it (and identified in writing as such) immediately upon receipt thereof. Prior to the Maturity Date, all cash amounts in the MV Cure Account shall be invested in overnight Eligible Investments at the written direction of the Administrative Agent (as directed by the Required Lenders). All amounts contributed to the Company by Parent in connection with a Market Value Cure shall be paid free and clear of any right of chargeback or other equitable claim.

(b)          Amounts on deposit in the MV Cure Account may be withdrawn by the Collateral Agent (at the written direction of the Company (or, following the occurrence and during the continuance of an Event of Default or following the occurrence of a Market Value Event, the Administrative Agent)) and remitted to the Company with prior notice to the Administrative Agent (or, following the occurrence and during the continuance of an Event of Default or following the occurrence of a Market Value Event, to the Lenders for prepayment of Advances and reduction of Financing Commitment); provided that the Company may not direct any withdrawal from the MV Cure Account if the Borrowing Base Test is not satisfied (or would not be satisfied after such withdrawal), in each case as confirmed by the Administrative Agent in writing.

SECTION 4.05.          Priority of Payments. On (w) each Interest Payment Date, (x) the Maturity Date, (y) each Agent Business Day after the occurrence of a Market Value Event and (z) each Agent Business Day after the occurrence of an Event of Default and the declaration of the Secured Obligations as due and payable (each date set forth in clauses (y) and (z) above, an “Additional Payment Date”), the Collateral Agent shall distribute all amounts in the Collection Account (and, if Interest Proceeds and/or Principal Proceeds are then on deposit in any Permitted Non-USD Currency Account, such Permitted Non-USD Currency Account) in the following order of priority (the “Priority of Payments”):

(a)          to pay (i) first, amounts due or payable to the Collateral Agent, the Collateral Administrator and the Securities Intermediary, the Retiring Collateral Agent, the Retiring Collateral Administrator and the Retiring Intermediary hereunder or under any other Transaction Document (including fees, out-of-pocket expenses and indemnities) up to a maximum amount under this clause (i) of U.S.$150,000 on each Interest Payment Date, the Maturity Date and each Additional Payment Date (in the case of any Additional Payment Date or the Maturity Date, after giving effect to all payments of such amounts on any other Additional Payment Date or Interest Payment Date occurring in the same calendar quarter) and (ii) second, any other accrued and unpaid fees and out-of pocket expenses (other than the commitment fee and unfunded fees payable to the Lenders, but including Lender indemnities) due hereunder or under any other Transaction Document, up to a maximum amount under this clause (ii) of U.S.$100,000 on each Interest Payment Date, the Maturity Date and each Additional Payment Date (in the case of any Additional Payment Date or the Maturity Date, after giving effect to all payments of such amounts on any other Additional Payment Date or Interest Payment Date occurring in the same calendar quarter) including, in the case of clauses (i) and (ii), any such amounts that were due and not paid on any previous Interest Payment Date or Additional Payment Date (the maximum amounts specified above, collectively, the “Expense Cap Amount”);

(b)          to pay interest due in respect of the Advances and any increased costs and commitment fees and unfunded fees payable to the Lenders (pro rata based on amounts due);

(c)          to pay (i) on each Interest Payment Date, all prepayments of the Advances permitted or required under this Agreement (including any applicable premium) and (ii) on the Maturity Date (and, if applicable, any Additional Payment Date), principal of the Advances until the Advances are paid in full;

(d)          prior to the end of the Reinvestment Period, at the direction of the Investment Manager, to fund the Unfunded Exposure Account up to the Unfunded Exposure Amounts;

(e)          to pay all amounts set forth in clause (a) above not paid due to the limitation set forth therein;

(f)          to make any Permitted Distributions and Permitted Tax Distributions directed pursuant to this Agreement; and

(g)          (i) on any Interest Payment Date, to deposit any remaining amounts in the Principal Collection Account (or, with respect to any such amounts denominated in a Permitted Non-USD Currency, in the applicable Permitted Non-USD Currency Account) as Principal Proceeds and (ii) on the Maturity Date and any Additional Payment Date, any remaining amounts to the Company.

(h)          Subject to Section 4.06(b), with respect to any amounts payable under Sections 4.05(a) through (g) above resulting from an Advance denominated in a Permitted Non-USD Currency, such amounts shall be paid using Interest Proceeds and/or Principal Proceeds denominated in such currency from the applicable Permitted Non-USD Currency Account.

SECTION 4.06.          Payments Generally.

(a)          All payments to the Lenders or the Administrative Agent shall be made to the Administrative Agent at the account designated in writing to the Company and the Collateral Agent for further distribution by the Administrative Agent (if applicable). The Administrative Agent shall give written notice to the Collateral Agent and the Collateral Administrator (on which the Collateral Agent and the Collateral Administrator may conclusively rely) and the Investment Manager of the calculation of amounts payable to the Lenders in respect of the Advances and the amounts payable to the Investment Manager. At least two (2) Business Days prior to each Interest Payment Date, the Administrative Agent shall deliver an invoice to the Investment Manager, the Collateral Agent and the Collateral Administrator in respect of the interest due on such Interest Payment Date. All payments not made to the Administrative Agent for distribution to the Lenders shall be made as directed in writing by the Administrative Agent. Subject to Section 3.03 hereof, all payments by the Company hereunder shall be made without setoff or counterclaim. All interest hereunder shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day). Notwithstanding any other provision of this Agreement, any payment of principal of an Advance hereunder shall be made in the currency in which such Advance was made.

(b)          If after receipt of an invoice from the Administrative Agent pursuant to Section 4.06(a) and at least one (1) Business Day prior to any Interest Payment Date or the Maturity Date, the Collateral Agent shall have notified the Company, the Collateral Administrator and the Administrative Agent that the Company does not have a sufficient amount of funds in a Permitted Non-USD Currency on deposit in the applicable Permitted Non-USD Currency Account that will be needed (1) to pay to the Lenders all of the amounts required to be paid in such Permitted Non-USD Currency on such date and/or (2) to pay any expenses required to be paid in accordance with the Priority of Payments, in each case, in the Permitted Non-USD Currency required for such payment (a “Currency Shortfall”), then, so long as no Event of Default shall have occurred and be continuing and no Market Value Event has occurred, the Company shall exchange (or shall direct the Collateral Agent to exchange), in each case with the consent of the Administrative Agent, amounts in U.S. dollars held in the Interest Collection Account or the Principal Collection Account, as applicable, for such Permitted Non-USD Currency in an amount necessary to cure such Currency Shortfall. Each such exchange shall occur no later than one Business Day prior to such Payment Date or the Maturity Date, as applicable, and shall be made at the Spot Rate at the time of conversion utilizing the Collateral Agent’s foreign exchange desk. If for any reason the Company shall have failed to effect any such currency exchange by such date, then the Administrative Agent shall be entitled to (but shall not be obligated to) direct such currency exchange on behalf of the Company.

(c)          At any time following the occurrence of a Market Value Event or if an Event of Default has occurred and is continuing, the Administrative Agent may in its sole discretion direct the Securities Intermediary to exchange amounts held in each Permitted Non-USD Currency Account for U.S. dollars or to exchange amounts held in the Collateral Accounts for one or more Permitted Non-USD Currencies, in each case at the Spot Rate at the time of conversion (utilizing the Collateral Agent’s foreign exchange desk) for application hereunder.

SECTION 4.07.          Termination or Reduction of Financing Commitments.

(a)          After the Non-Call Period (or any other date if JPMorgan Chase Bank, National Association ceases to act as Administrative Agent or the sole Required Lender), the Company shall be entitled at its option and upon three (3) Business Days’ prior written notice to the Administrative Agent (with a copy to the Collateral Agent and the Collateral Administrator) to either (i) terminate the Financing Commitments in whole upon payment in full of all Advances, all accrued and unpaid interest, all applicable premium and all other Secured Obligations (other than unmatured contingent indemnification and reimbursement obligations) or (ii) reduce in part the portion of the Financing Commitments that exceeds the sum of the outstanding Advances; provided that, if the Company reduces the Financing Commitments to an aggregate amount that is less than U.S.$550,000,000 (or terminates the Financing Commitments) prior to July 11, 2020, the Company shall pay to the Administrative Agent for the account of each Lender on the date of each such reduction (or the date of such termination) the applicable Make-Whole Amount for such date. In addition, the Financing Commitments shall be reduced by the amount of any prepayment of Advances pursuant to Section 4.03(c)(i)(C) during the Reinvestment Period that exceeds the Revolving Amount and, for the avoidance of doubt, the Company shall pay the Administrative Agent for the account of each Lender the applicable Make-Whole Amount on the date of such prepayment.

(b)          The Financing Commitments shall be automatically reduced on the date of any prepayment made in accordance with the definition of “Market Value Cure” in an amount equal to the amount of such prepayment.

(c)          The Financing Commitments shall be irrevocably reduced by all amounts that are used to prepay or repay Advances following the occurrence of a Market Value Event or an Event of Default.

(d)          All unused Financing Commitments as of the last day of the Reinvestment Period shall automatically be terminated.

(e)          The Financing Commitments shall be irrevocably reduced by the amount of any repayment or prepayment of Advances following the last day of the Reinvestment Period.

ARTICLE V
[RESERVED]

ARTICLE VI
REPRESENTATIONS, WARRANTIES AND COVENANTS

SECTION 6.01.          Representations and Warranties. The Company represents to the other parties hereto solely with respect to itself that as of the date hereof and each Trade Date (or as of such other date as maybe expressly set forth below):

(a)          it is duly organized or incorporated, as the case may be, and validly existing under the laws of the jurisdiction of its organization or incorporation and has all requisite power and authority to execute, deliver and perform this Agreement and each other Loan Document to which it is or may become a party and to consummate the transactions herein and therein contemplated;

(b)          the execution, delivery and performance of this Agreement and each such other Loan Document, and the consummation of the transactions contemplated herein and therein have been duly authorized by it and this Agreement and each other Loan Document to which it is or may become a party constitutes its legal, valid and binding obligation enforceable against it in accordance with its terms (subject to (A) bankruptcy, insolvency, reorganization, or other similar laws affecting the enforcement of creditors’ rights generally, (B) equitable limitations on the availability of specific remedies, regardless of whether such enforceability is considered in a proceeding in equity or at law and (C) implied covenant of good faith and fair dealing);

(c)          the execution, delivery and performance of this Agreement and each other Loan Document to which it is or may become a party and the consummation of the transactions contemplated herein and therein do not conflict with the provisions of its governing instruments and, except where such violation would not reasonably be expected to have a Material Adverse Effect, will not violate in any material way any provisions of Applicable Law or regulation or any applicable order of any court or regulatory body and will not result in the material breach of, or constitute a default, or require any consent, under any material agreement, instrument or document to which it is a party or by which it or any of its property may be bound or affected;

(d)          it is not subject to any Adverse Proceeding;

(e)          it has obtained all consents and authorizations (including all required consents and authorizations of any Governmental Authority) that are necessary or advisable to be obtained by it in connection with the execution, delivery and performance of this Agreement and each other Loan Document to which it is or may become a party and each such consent and authorization is in full force and effect except where the failure to do so would not reasonably be expected to have a Material Adverse Effect;

(f)          it is not required to register as an “investment company” as defined in the Investment Company Act of 1940, as amended;

(g)          it has not issued any securities that are or are required to be registered under the Securities Act of 1933, as amended, and it is not a reporting company under the Securities Exchange Act of 1934, as amended;

(h)          it has no Indebtedness other than (i) Indebtedness incurred under the terms of the Loan Documents, (ii) Indebtedness incurred pursuant to certain ordinary business expenses arising pursuant to the transactions contemplated by this Agreement and the other Loan Documents and (iii) if applicable, the obligation to make future payments under any Delayed Funding Term Loan or Revolving Loan;

(i)           (x) it does not have underlying assets which constitute “plan assets” within the meaning of the Plan Asset Rules; and (y) neither it nor any ERISA Affiliate has within the last six years sponsored, maintained or contributed to (except as would not reasonably be expected to have a Material Adverse Effect), or been required to contribute to and does not have any material liability with respect to any Plan;

(j)           as of the date of this Agreement it is, and after giving effect to any Advance it will be, Solvent and it is not entering into this Agreement or any other Loan Document or consummating any transaction contemplated hereby or thereby with any intent to hinder, delay or defraud any of its creditors;

(k)          it is not in default under any other contract to which it is a party except where such default would not reasonably be expected to have a Material Adverse Effect;

(l)           it has complied in all material respects with all Applicable Laws, judgments, agreements with governmental authorities, decrees and orders with respect to its business and properties and the Portfolio;

(m)          it does not have any Subsidiaries or own any Investments in any Person other than the Portfolio Investments or Investments (i) constituting Eligible Investments (as measured at their time of acquisition), (ii) acquired by the Company with the approval of the Administrative Agent, or (iii) those the Company shall have acquired or received as a distribution in connection with a workout, bankruptcy, foreclosure, restructuring or similar process or proceeding involving a Portfolio Investment or any issuer thereof;

(n)          (x) it has disclosed to the Administrative Agent all agreements, instruments and corporate or other restrictions actually known to it to which it is subject, and all other matters actually known to it that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect and (y) no information (other than projections, forward-looking information, general economic data, industry information or information relating to third parties) heretofore furnished by or on behalf of the Company in writing to the Administrative Agent or any Lender in connection with this Agreement or any transaction contemplated hereby (after taking into account all updates, modifications and supplements to such information) contains (or, to the extent any such information was furnished by a third party, to the Company’s actual knowledge contains), when taken as a whole, as of its delivery date, any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (or, if not prepared by or under the direction of the Company, does not omit to state such a fact to the Company’s knowledge);

(o)          all of the conditions to the acquisition of the Portfolio Investments specified in Section 1.03 have been satisfied or waived;

(p)          the Company has timely filed all Tax returns required by Applicable Law to have been filed by it; all such Tax returns are true and correct in all material respects; and the Company has paid or withheld (as applicable) all Taxes owing or required to be withheld by it (if any) shown on such Tax returns, except any such Taxes which are being contested in good faith by appropriate proceedings and for which adequate reserves shall have been set aside in accordance with GAAP on its books and records;

(q)          the Company is and will be treated as a disregarded entity for U.S. federal income tax purposes;

(r)          the Company is and will be wholly owned by the Parent, which is a U.S. Person;

(s)          prior to the date hereof, the Company has not engaged in any business operations or activities other than as an ownership entity for Portfolio Investments and similar Loan or debt obligations and activities incidental thereto;

(t)          neither it nor any of its Affiliates is (i) the subject or target of Sanctions; (ii) a Person that resides or has a place of business in a country or territory named on such lists or which is designated as a “Non-Cooperative Jurisdiction” by the Financial Action Task Force on Money Laundering, or whose subscription funds are transferred from or through such a jurisdiction; (iii) a “Foreign Shell Bank” within the meaning of the PATRIOT Act, i.e., a foreign bank that does not have a physical presence in any country and that is not affiliated with a bank that has a physical presence and an acceptable level of regulation and supervision; or (iv) a person or entity that resides in or is organized under the laws of a jurisdiction designated by the United States Secretary of the Treasury under Sections 311 or 312 of the PATRIOT Act as warranting special measures due to money laundering concerns. It is in compliance with all applicable Sanctions and also in compliance with all applicable provisions of the PATRIOT Act;

(u)          none of (i) the Company or its officers or (ii) to the knowledge of the Company, any director, manager or agent of the Company that will act in any capacity in connection with or benefit from the credit facility established hereby, is a Sanctioned Person. No Advances, use of proceeds or other transaction contemplated by the Agreement will directly, or to the knowledge of the Company, indirectly violate Anti-Corruption Laws or applicable Sanctions;

(v)          the Loan Documents represent all of the material agreements between the Investment Manager, the Parent and the Seller, on the one hand, and the Company, on the other. The Company has good and marketable title to all Portfolio Investments and other Collateral free of any Liens (other than Permitted Liens and inchoate liens arising by operation of law);

(w)          the Company is not relying on any advice (whether written or oral) of any Lender, Agent or any of their respective Affiliates;

(x)          there are no judgments for Taxes with respect to the Company and no claim is being asserted with respect to the Taxes of the Company;

(y)          upon the making of each Advance, the Collateral Agent, for the benefit of the Secured Parties, will have acquired a perfected, first priority and valid security interest (except, as to priority, for any Permitted Liens) in the Collateral acquired with the proceeds of such Advance, free and clear of any adverse claim (other than Permitted Liens) or restrictions on transferability to the extent (as to perfection and priority) that a security interest in said Collateral may be perfected under the applicable UCC;

(z)          the Parent (i) is not required to register as an investment company under the Investment Company Act of 1940, as amended, and (ii) has filed a form N-54A with the Securities and Exchange Commission electing to be treated a business development company for purposes of the Investment Company Act of 1940, as amended;

(aa)         the Investment Manager is not required to register as an investment adviser under the Investment Advisers Act of 1940, as amended;

(bb)         no ERISA Event has occurred; and

(cc)         all proceeds of the Advances will be used by the Company only in accordance with the provisions of this Agreement. No part of the proceeds of any Advance will be used by the Company to purchase or carry any Margin Stock or to extend credit to others for the purpose of purchasing or carrying Margin Stock. Neither the making of any Advance nor the use of the proceeds thereof will violate or be inconsistent with the provisions of Regulation T, U or X of the Board of Governors of the Federal Reserve Board. No Advance is secured, directly or indirectly, by Margin Stock, and the Collateral does not include Margin Stock.

SECTION 6.02.          Covenants of the Company. The Company:

(a)          shall at all times: (i) maintain at least one independent manager or director (who is in the business of serving as an independent manager or director) provided that the Company shall not be in breach of this covenant if an independent director resigns, is unable to serve or is otherwise incapacitated so long as the Company and/or its governing body replaces such independent director promptly and in any event within 10 Business Days after obtaining knowledge thereof; (ii) maintain its own separate books and records and bank accounts; (iii) hold itself out to the public and all other Persons as a legal entity separate from any other Person; (iv) to the extent it is required to have a board of managers, have a board of managers separate from that of any other Person; (v) file its own Tax returns, except to the extent that the Company is treated as a “disregarded entity” for tax purposes and is not required to file any Tax returns under Applicable Law, and pay any Taxes so required to be paid under Applicable Law, except for those Taxes being contested in good faith by appropriate proceedings and in respect of which the Company has established proper reserves on its books in accordance with GAAP; (vi) not commingle its assets with assets of any other Person; (vii) conduct its business in its own name and comply with all organizational formalities to maintain its separate existence; (viii) maintain separate financial statements; (ix) pay its own liabilities only out of its own funds; (x) maintain an arm’s length relationship with the Parent and each of its other Affiliates; (xi) not hold out its credit or assets as being available to satisfy the obligations of others; (xii) allocate fairly and reasonably any overhead expenses that are shared with an Affiliate, including for shared office space, if applicable; (xiii) use separate stationery, invoices and checks; (xiv) except as expressly permitted by this Agreement, not pledge its assets as security for the obligations of any other Person; (xv) correct any known misunderstanding regarding its separate identity; (xvi) maintain adequate capital in light of its contemplated business purpose, transactions and liabilities and pay its operating expenses and liabilities from its own assets; (xvii) not acquire the obligations or any securities of its Affiliates; (xviii) cause the managers, officers, agents and other representatives of the Company to act at all times with respect to the Company consistently and in furtherance of the foregoing and in the best interests of the Company; and (xix) maintain at least one special member, who, upon the dissolution of the sole member or the withdrawal or the disassociation of the sole member from the Company, shall immediately become the member of the Company in accordance with its organizational documents.

(b)          shall not (i) engage, directly or indirectly, in any business, other than the actions required or permitted to be performed under the preceding clause (a), including, other than with respect to any warrants received in connection with a Portfolio Investment, controlling the decisions or actions respecting the daily business or affairs of any other Person except as otherwise permitted hereunder (which, for the avoidance of doubt, shall not prohibit the Company from taking, or refraining to take, any action under or with respect to a Portfolio Investment); (ii) fail to be Solvent; (iii) release, sell, transfer, convey or assign any Portfolio Investment unless in accordance with the Loan Documents; (iv) except for capital contributions or capital distributions permitted under the terms and conditions of this Agreement and properly reflected on the books and records of the Company, enter into any transaction with an Affiliate of the Company except on commercially reasonable terms similar to those available to unaffiliated parties in an arm’s-length transaction; (v) identify itself as a department or division of any other Person; or (vi) own any asset or property other than the Collateral and the related assets and incidental personal property necessary for the ownership or operation of these assets.

(c)          shall take all actions consistent with and shall not take any action contrary to the “Facts and Assumptions” sections in the opinions of Dechert LLP, dated as of November 14, 2014, relating to certain true sale and non-consolidation matters;

(d)          shall not create, incur, assume or suffer to exist any Indebtedness other than (i) Indebtedness incurred under the terms of the Loan Documents, (ii) Indebtedness incurred pursuant to certain ordinary business expenses arising pursuant to the transactions contemplated by this Agreement and the other Loan Documents and (iii) if applicable, the obligation to make future payments under any Delayed Funding Term Loan or Revolving Loan;

(e)          shall comply with Anti-Corruption Laws and applicable Sanctions and shall remain subject to policies and procedures maintained in effect and enforced by the Parent that are designed to ensure compliance by the Company, its agents and their respective directors, managers, officers and employees (as applicable) with Anti-Corruption Laws and applicable Sanctions;

(f)          shall not amend (1) any of its constituent documents or (2) any document to which it is a party in any manner that would reasonably be expected to adversely affect the Lenders in any material respect, without, in each case, the prior written consent of the Administrative Agent;

(g)          shall not (A) permit the validity or effectiveness of this Agreement or any grant hereunder to be impaired, or permit the Lien of this Agreement to be amended, hypothecated, subordinated, terminated or discharged, or permit any Person to be released from any covenants or obligations with respect to this Agreement, any other Loan Document or the Advances, except as may be expressly permitted hereby or (B) take any action that would cause the Lien of this Agreement not to constitute a valid perfected security interest in the Collateral that is of first priority, free of any adverse claim or the legal equivalent thereof, as applicable, except for Permitted Liens and inchoate liens arising by operation of law;

(h)          shall not, without the prior consent of the Administrative Agent (acting at the direction of the Required Lenders), which consent may be withheld in the sole and absolute discretion of the Required Lenders, enter into any hedge agreement;

(i)          shall not change its name, identity or corporate structure in any manner that would make any financing statement or continuation statement filed by the Company (or by the Collateral Agent on behalf of the Company) in accordance with subsection (a) above materially misleading or change its jurisdiction of organization, unless the Company shall have given the Administrative Agent and the Collateral Agent at least 30 days prior written notice thereof, and shall promptly file, or authorize the filing of, appropriate amendments to all previously filed financing statements and continuation statements (and shall provide a copy of such amendments to the Collateral Agent and Administrative Agent together with written confirmation to the effect that all appropriate amendments or other documents in respect of previously filed statements have been filed);

(j)          shall do or cause to be done all things reasonably necessary to (i) preserve and keep in full force and effect its existence as a limited liability company and take all reasonable action to maintain its rights, franchises, licenses and permits material to its business in the jurisdiction of its formation and (ii) qualify and remain qualified as a limited liability company in good standing in each jurisdiction in which such qualification is necessary to protect the validity and enforceability of the Loan Documents or any of the Collateral;

(k)          shall comply with all Applicable Law (whether statutory, regulatory or otherwise), except where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect;

(l)          shall not merge into or consolidate with any Person or dissolve, terminate or liquidate in whole or in part, in each case, without the prior written consent of the Administrative Agent;

(m)        except for Investments permitted by Section 6.02(u)(C) and without the prior written consent of the Administrative Agent, shall not form, or cause to be formed, any Subsidiaries; or make or suffer to exist any Loans or advances to, or extend any credit to, or make any investments (by way of transfer of property, contributions to capital, purchase of stock or securities or evidences of indebtedness, acquisition of the business or assets, or otherwise) in, any Affiliate or any other Person except investments as otherwise permitted herein and pursuant to the other Loan Documents;

(n)          shall ensure that (i) its affairs are conducted so that its underlying assets do not constitute “plan assets” within the meaning of the Plan Asset Rules, and (ii) neither it nor any ERISA Affiliate sponsors, maintains or contributes to (except as would not reasonably be expected to have a Material Adverse Effect) or is required to contribute to or has any material liability with respect to any Plan;

(o)          except for the security interest granted hereunder and as otherwise permitted hereunder, shall not sell, pledge, assign or transfer to any other Person, or grant, create, incur, assume or suffer to exist any Lien on the Collateral or any interest therein (other than Permitted Liens and inchoate liens arising by operation of law), and the Company shall defend the right, title, and interest of the Collateral Agent (for the benefit of the Secured Parties) and the Lenders in and to the Collateral against all claims of third parties claiming through or under the Company (other than Permitted Liens and inchoate liens arising by operation of law);

(p)          shall promptly furnish to the Administrative Agent, and the Administrative Agent shall furnish to the Lenders, copies of the following financial statements, reports and information: (i) as soon as available, but in any event within 120 days after the end of each fiscal year of the Parent, a copy of the audited consolidated and consolidating balance sheet of the Parent and its consolidated Subsidiaries as at the end of such year, the related consolidated and consolidating statements of income for such year and the related consolidated statements of changes in net assets and of cash flows for such year, setting forth in each case in comparative form the figures for the previous year; provided, that the financial statements required to be delivered pursuant to this clause (i) which are made available via EDGAR, or any successor system of the Securities Exchange Commission, in the Parent’s annual report on Form 10-K, shall be deemed delivered to the Administrative Agent on the date such documents are made so available; (ii) as soon as available and in any event within 45 days after the end of each fiscal quarter of each fiscal year (other than the last fiscal quarter of each fiscal year), an unaudited consolidated and consolidating balance sheet of the Parent and its consolidated Subsidiaries as of the end of such fiscal quarter and including the prior comparable period (if any), and the unaudited consolidated and consolidating statements of income of the Parent and its consolidated Subsidiaries for such fiscal quarter and for the period commencing at the end of the previous fiscal year and ending with the end of such fiscal quarter, and the unaudited consolidated statements of cash flows of the Parent and its consolidated Subsidiaries for the period commencing at the end of the previous fiscal year and ending with the end of such fiscal quarter; provided, that the financial statements required to be delivered pursuant to this clause (ii) which are made available via EDGAR, or any successor system of the Securities Exchange Commission, in Parent’s quarterly report on Form 10-Q, shall be deemed delivered to the Administrative Agent on the date such documents are made so available; and (iii) from time to time, such other information or documents (financial or otherwise) as the Administrative Agent or the Required Lenders may reasonably request so long as such information or documents are within the possession of the Company or may be obtained with neither undue burden nor expense;

(q)          shall pay or discharge or cause to be paid or discharged, before the same shall become delinquent, all Taxes levied or imposed upon the Company or upon the income, profits or property of the Company; provided that the Company shall not be required to pay or discharge or cause to be paid or discharged any such Tax (i) the amount, applicability or validity of which is being contested in good faith by appropriate proceedings and for which disputed amounts adequate reserves in accordance with GAAP have been made or (ii) the failure of which to pay or discharge could not reasonably be expected to have a Material Adverse Effect;

(r)          shall permit representatives of the Administrative Agent at any time and from time to time as the Administrative Agent shall reasonably request, (A) to inspect and make copies of and abstracts from its records relating to the Portfolio Investments and (B) to visit its properties in connection with the collection, processing or managing of the Portfolio Investments for the purpose of examining such records, and to discuss matters relating to the Portfolio Investments or such Person’s performance under this Agreement and the other Loan Documents with any officer or employee or auditor (if any) of such Person having knowledge of such matters. The Company agrees to render to the Administrative Agent such clerical and other assistance as may be reasonably requested with regard to the foregoing; provided that such assistance shall not interfere in any material respect with the Company’s or the Investment Manager’s business and operations. So long as no Event of Default has occurred and is continuing, such visits and inspections shall occur only (i) upon five (5) Business Days’ prior written notice, (ii) during normal business hours and (iii) no more than once in any calendar year. Following the occurrence and during the continuance of an Event of Default, there shall be no limit on the timing or number of such inspections and only two (2) Business Days’ prior notice will be required before any inspection;

(s)          shall not use any part of the proceeds of any Advance, whether directly or indirectly, for any purpose that entails a violation of any of the regulations of the Board of Governors of the Federal Reserve System of the United States of America, including Regulations T, U and X;

(t)          shall not make any Restricted Payments without the prior written consent of the Administrative Agent; provided that the Company may make Permitted Distributions and Permitted Tax Distributions subject to the other requirements of this Agreement;

(u)          shall not make or hold any Investments, except the Portfolio Investments or Investments (A) constituting Eligible Investments (measured at the time of acquisition), (B) that have been consented to by the Administrative Agent or (C) those the Company shall have acquired or received as a distribution in connection with a workout, bankruptcy, foreclosure, restructuring or similar process or proceeding involving a Portfolio Investment or any issuer thereof;

(v)          shall not request any Advance, and the Company shall not directly, or to the knowledge of the Company, indirectly, use, and shall procure that its agents shall not directly, or to the knowledge of the Company, indirectly, use, the proceeds of any Advance (A) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (B) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, or (C) in any manner that would result in the violation of any Sanctions applicable to any party hereto;

(w)          other than pursuant to the Sale Agreement, shall not transfer to any of its Affiliates any Portfolio Investment purchased from any of its Affiliates (other than sales to Affiliates conducted on terms and conditions consistent with those of an arm’s length transaction and at fair market value);

(x)          shall (i) if the Company or the Investment Manager receives materials or information indicating that an event of default (however defined in the applicable underlying instruments) or an event that, with notice or lapse of time or both, will become an event of default has occurred with respect to any Portfolio Investment, promptly upon receipt thereof by the Company or the Investment Manager notify the Administrative Agent thereof via e-mail or by telephone, (ii) if the Company or the Investment Manager receives any management discussion and analysis with respect to a Specified Matter, not more than five (5) Business Days following receipt thereof by the Company or the Investment Manager, post on a password protected website maintained by the Investment Manager to which the Administrative Agent will have access and (iii) with respect to all other matters, not later than ten (10) Business Days following receipt of such information or materials by the Company or the Investment Manager, post on a password protected website maintained by the Investment Manager to which the Administrative Agent will have access, with respect to each obligor of a Portfolio Investment, without duplication of any other reporting requirements set forth in this Agreement or any other Loan Document, any management discussion and analysis provided by such obligor and any financial reporting packages with respect to such obligor and with respect to each Portfolio Investment for such obligor (including any attached or included information, statements and calculations); provided, that, to the extent such information is made available via EDGAR (or any successor system of the Securities and Exchange Commission), such information shall be deemed delivered to the Administrative Agent on the date such documents are made so available. The Company shall cause the Investment Manager to provide such other information as the Administrative Agent may reasonably or, if such institution has no short-term rating, request with respect to any Portfolio Investment or obligor (to the extent reasonably available to the Investment Manager);

(y)          shall not elect to be classified as other than a disregarded entity or partnership for U.S. federal income tax purposes, nor shall the Company take any other action or actions that would cause it to be classified, taxed or treated as a corporation or publicly traded partnership taxable as a corporation for U.S. federal income tax purposes (including transferring interests in the Company on or through an established securities market or secondary market (or the substantial equivalent thereof), within the meaning of Section 7704(b) of the Code (and Treasury regulations thereunder);

(z)          shall only have partners or owners that are treated as U.S. Persons or that are disregarded entities owned by a U.S. Person and shall not recognize the transfer of any interest in the Company that constitutes equity for U.S. federal income tax purposes to a Person that is not a U.S. Person;

(aa)          shall from time to time execute and deliver all such supplements and amendments hereto and all such financing statements, continuation statements, instruments of further assurance and other instruments, and shall take such other action as may be reasonably necessary to secure the rights and remedies of the Secured Parties hereunder and to grant more effectively all or any portion of the Collateral, maintain or preserve the security interest (and the priority thereof) of this Agreement or to carry out more effectively the purposes hereof, perfect, publish notice of or protect the validity of any grant made or to be made by this Agreement, preserve and defend title to the Collateral and the rights therein of the Collateral Agent and the Secured Parties in the Collateral and the Collateral Agent against the claims of all Persons and parties, pay any and all Taxes levied or assessed upon all or any part of the Collateral and use its commercially reasonable efforts to minimize Taxes and any other costs arising in connection with its activities or give, execute, deliver, file and/or record any financing statement, notice, instrument, document, agreement or other papers that may be necessary or desirable to create, preserve, perfect or validate the security interest granted pursuant to this Agreement or to enable the Collateral Agent to exercise and enforce its rights hereunder with respect to such pledge and security interest, and hereby authorizes the Collateral Agent to file a UCC financing statement listing ‘all assets of the debtor’ (or substantially similar language) in the collateral description of such financing statement;

(bb)          shall ensure that all Portfolio Investments denominated in a Permitted Non-USD Currency and all proceeds thereof are at all times deposited in or credited to a Permitted Non-USD Currency Account except to the extent that any such proceeds are transferred to an Account in accordance with this Agreement or any such Portfolio Investment is sold in accordance with this Agreement;

(cc)          shall not hire any employees;

(dd)          shall not maintain any bank accounts or securities accounts other than the Accounts;

(ee)          except as otherwise expressly permitted herein, shall not cancel or terminate any of the underlying instruments in respect of a Portfolio Investment to which it is party or beneficiary (in any capacity), or consent to or accept any cancellation or termination of any of such agreements unless (in each case) the Administrative Agent shall have consented thereto in writing in its sole discretion;

(ff)          shall not make or incur any capital expenditures except as reasonably required to perform its functions in accordance with this Agreement;

(gg)         shall not act on behalf of, a country, territory, entity or individual that, at the time of such act, is the subject or target of Sanctions, and none of the Company, the Investment Manager or any of their respective Affiliates, owners, directors or officers is a natural person or entity with whom dealings are prohibited under Sanctions for a natural person or entity required to comply with such Sanctions. The Company does not own and will not acquire, and the Investment Manager will not cause the Company to own or acquire, any security issued by, or interest in, any country, territory, or entity whose direct ownership would be or is prohibited under Sanctions for a natural person or entity required to comply with Sanctions;

(hh)         shall use commercially reasonable efforts to elevate all Participation Interests granted under the Sale Agreement and the Participation Agreement on the date hereof to absolute assignments within the applicable then-current standard settlement timeframes set forth in LSTA guidelines;

(ii)          [reserved];

(jj)          shall not cancel, terminate or consent to or accept any cancellation or termination of, amend, modify or change in any manner any term or condition of the Management Agreement in any manner that adversely affects the Lenders in any material respect;

(kk)        concurrently with any delivery of financial statements under Section 6.02(p)(i) and (ii), shall furnish to the Administrative Agent a certificate of a Financial Officer certifying as to whether the Company has knowledge that a Default has occurred or is occurring during the applicable period and, if a Default has occurred or is occurring, specifying the details thereof and any action taken or proposed to be taken with respect thereto;

(ll)         [reserved];

(mm)     shall give notice to the Administrative Agent promptly in writing upon the occurrence of any of the following:

(1)          any Adverse Proceeding;

(2)          any Default or Event of Default; and

(3)          any adverse claim asserted against any of the Portfolio Investments, the Accounts or any other Collateral or any adverse claim asserted against any Permitted Non-USD Currency Account regarding which the Company or the Investment Manager has knowledge.

SECTION 6.03.          Amendments of Portfolio Investments, Etc.. If the Company or the Investment Manager receives any notice or other communication concerning any amendment, supplement, consent, waiver or other modification of any Portfolio Investment or any related underlying instrument or rights thereunder (each, an “Amendment”) with respect to any Portfolio Investment or any related underlying instrument, or makes any affirmative determination to exercise or refrain from exercising any rights or remedies thereunder, it will give prompt (and in any event, not later than three (3) Business Days’) notice thereof to the Administrative Agent. In any such event, the Company shall exercise all voting and other powers of ownership relating to such Amendment or the exercise of such rights or remedies as the Investment Manager shall deem appropriate under the circumstances; provided that if an Event of Default has occurred and is continuing or a Market Value Event has occurred, the Company will exercise all voting and other powers of ownership as the Administrative Agent (acting at the direction of the Required Lenders) shall instruct (it being understood that if the terms of the related underlying instrument expressly prohibit or restrict any such rights given to the Administrative Agent, then such right shall be limited to the extent necessary so that such prohibition or restriction is not violated). In any such case, following the Company’s receipt thereof, the Company shall promptly provide to the Administrative Agent copies of all executed amendments to underlying instruments, executed waiver or consent forms or other documents executed or delivered in connection with any Amendment.

ARTICLE VII
EVENTS OF DEFAULT

If any of the following events (“Events of Default”) shall occur:

(a)          the Company shall fail to pay (i) any principal amount owing by it in respect of the Secured Obligations when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise or (ii) any other amount owing by it in respect of the Secured Obligations (whether for interest, fees or other amounts owing by it) within two (2) Business Days of the earlier of (x) the Company becoming aware of such failure or (y) receipt of written notice by the Company of such failure;

(b)          any representation or warranty made or deemed made by or on behalf of the Company, the Investment Manager or the Seller (collectively, the “Credit Risk Parties”) herein or in any Loan Document or any amendment or modification thereof or waiver thereunder, or in any report, certificate, or other document (other than projections, forward-looking information, general economic data, industry information or information relating to third parties) furnished pursuant hereto or in connection herewith or any amendment or modification thereof or waiver thereunder, shall prove to have been incorrect in any material respect when made or deemed made (it being understood that the failure of a Portfolio Investment to satisfy the Eligibility Criteria after the date of its purchase shall not constitute a failure) and if such failure is capable of being remedied, such failure shall continue for a period of 30 days following the earlier of (i) receipt by a senior officer of such Credit Risk Party of written notice of such inaccuracy from the Administrative Agent and (ii) a senior officer of such Credit Risk Party becoming aware of such inaccuracy (or, if such failure could not reasonably be expected to be cured within 30 days, such Credit Risk Party commences and diligently pursues such cure and such failure is cured within 45 days);

(c)          (A) the Company shall fail to observe or perform any covenant, condition or agreement contained in Section 6.02(a)(i) through (vii), (xi), (xiv) or (xix), (b)(i) through (iv), (d), (f), (h), (i), (l), (m), (o), (t), (v), (w) or (cc) or (B) any Credit Risk Party shall fail to observe or perform any other covenant, condition or agreement contained herein (it being understood that the failure of a Portfolio Investment to satisfy the Eligibility Criteria after the date of its purchase shall not constitute such a failure) or in any other Loan Document and, in the case of this clause (B), if such failure is capable of being remedied, such failure shall continue for a period of 30 days following the earlier of (i) receipt by a senior officer of such Credit Risk Party of written notice of such failure from the Administrative Agent and (ii) a senior officer of such Credit Risk Party becoming aware of such failure (or, if such failure could not reasonably be expected to be cured within 30 days, such Credit Risk Party commences and diligently pursues such cure and such failure is cured within 45 days);

(d)          an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of any Credit Risk Party or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for any Credit Risk Party or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for sixty (60) days or an order or decree approving or ordering any of the foregoing shall be entered;

(e)          any Credit Risk Party shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (d) of this Article, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for such Credit Risk Party or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing;

(f)          any Credit Risk Party shall become unable, admit in writing its inability or fail generally to pay its debts as they become due;

(g)          the passing of a resolution by the equity holders of the Company in respect of the winding up on a voluntary basis of the Company;

(h)          any final judgments or orders (not subject to appeal or otherwise non-appealable) by one or more courts of competent jurisdiction for the payment of money in an aggregate amount in excess of U.S.$5,000,000 (after giving effect to insurance, if any, available with respect thereto) shall be rendered against the Company, and the same shall remain unsatisfied, unvacated, unbonded or unstayed for a period of sixty (60) days after the date on which the right to appeal has expired;

(i)           an ERISA Event occurs; provided that, in the case of an ERISA Event described in clause (2) of the definition of “ERISA Event”, such ERISA Event would reasonably be expected to have a Material Adverse Effect;

(j)           a Change of Control occurs without the prior written consent of the Administrative Agent;

(k)           the Company or the pool of Collateral shall become required to register as an “investment company” within the meaning of the Investment Company Act of 1940, as amended;

(l)           the Investment Manager (i) resigns as Investment Manager under the Investment Management Agreement, (ii) assigns any of its obligations or duties as Investment Manager in contravention of the terms of the Investment Management Agreement or (iii) otherwise ceases to act as Investment Manager in accordance with the terms of the Investment Management Agreement;

(m)           the Net Asset Value is less than the product of (1) the Net Advances multiplied by (2) 121.21% and such deficit is not remedied within two (2) Business Days of delivery of notice thereof by the Administrative Agent;

(n)            (i) failure of the Company to fund the Unfunded Exposure Account when required in accordance with Section 2.03(e) other than in the case that any Lender fails to make the Advance required in accordance with Section 2.03(e) or (ii) failure of the Company to satisfy its obligations in respect of unfunded obligations with respect to any Delayed Funding Term Loan or Revolving Loan other than if the Company provides the Administrative Agent with written notice in reasonable detail stating that it has elected not to fund any applicable amount due to a good faith contractual dispute with respect to the related Portfolio Investment or a determination by the Company that an advance is not required under its underlying instruments; provided that the failure of the Company to undertake any action set forth in this clause (n) is not remedied within two (2) Business Days; or

(o)           A Permitted Successor Advisor ceases to be the investment advisor to the Parent without the prior written consent of the Administrative Agent;

then, and in every such event (other than an event with respect to the Company described in clause (d) or (e) of this Article), and at any time thereafter in each case during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Company, take either or both of the following actions, at the same or different times: (i) terminate the Financing Commitments, and thereupon the Financing Commitments shall terminate immediately, and (ii) declare all of the Secured Obligations then outstanding to be due and payable in whole (or in part, in which case any Secured Obligations not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the Secured Obligations so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Company accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Company; and in case of any event with respect to the Company described in clause (d) or (e) of this Article, the Financing Commitments shall automatically terminate and all Secured Obligations then outstanding, together with accrued interest thereon and all fees and other obligations of the Company accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Company.

ARTICLE VIII
ACCOUNTS; COLLATERAL SECURITY

SECTION 8.01.           The Accounts; Agreement as to Control.

(a)           Establishment and Maintenance of Collateral Accounts. The Company hereby appoints the Securities Intermediary to establish, and the Securities Intermediary does hereby establish pursuant to the Account Control Agreement, each of the “Custodial Account”, the “Interest Collection Account”, the “Principal Collection Account”, the “MV Cure Account” and the “Unfunded Exposure Account” (collectively, the “Collateral Accounts”, and together with the Permitted Non-USD Currency Accounts, the “Accounts”). The Securities Intermediary agrees to maintain the Collateral Accounts in accordance with the Account Control Agreement as a “securities intermediary” (within the meaning of Section 8-102(a)(14) of the UCC), in the name of the Company subject to the lien of the Collateral Agent. In addition, the Company hereby directs the Securities Intermediary to establish as promptly as practicable after the date hereof one or more Permitted Non-USD Currency Accounts for the purposes of holding cash and Portfolio Investments denominated in a Permitted Non-USD Currency pursuant to the terms hereof. Promptly upon establishment of each such Permitted Non-USD Currency Account, the Securities Intermediary shall provide a written notice to each of the Company, the Collateral Agent, the Collateral Administrator and the Administrative Agent setting forth, with respect to such Permitted Non-USD Currency Account, the applicable country and currency, the name of the designated custodian in such country and the account name (if applicable) and number of such Permitted Non-USD Currency Account (each such notice, a “Permitted Non-USD Currency Account Opening Notice”).

(b)           Investment of Funds on Deposit in the Unfunded Exposure Account. All amounts on deposit in the Unfunded Exposure Account shall be invested (and reinvested) at the written direction of the Company (or the Investment Manager on its behalf) delivered to the Collateral Agent in Eligible Investments; provided that, following the occurrence and during the continuance of an Event of Default or following a Market Value Event, all amounts on deposit in the Unfunded Exposure Account shall be invested, reinvested and otherwise disposed of at the written direction of the Administrative Agent delivered to the Collateral Agent.

(c)           Unfunded Exposure Account.

(i)           Amounts may be deposited into the Unfunded Exposure Account from time to time in accordance with Section 4.05. Amounts shall also be deposited into the Unfunded Exposure Account as set forth in Section 2.03(e).

(ii)           While no Event of Default has occurred and is continuing and no Market Value Event has occurred and subject to satisfaction of the Borrowing Base Test (after giving effect to such release), the Investment Manager may direct, by means of an instruction in writing to the Securities Intermediary (with a copy to the Collateral Administrator), the release of funds on deposit in the Unfunded Exposure Account (i) for the purpose of funding the Company’s unfunded commitments with respect to Delayed Funding Term Loans and Revolving Loans, for deposit into the Principal Collection Account and (ii) so long as no Unfunded Exposure Shortfall exists or would exist after giving effect to the withdrawal. Following the occurrence and during the continuance of an Event of Default or following the occurrence of a Market Value Event, at the written direction of the Administrative Agent (at the direction of the Required Lenders) (with a copy to the Collateral Administrator), the Securities Intermediary shall transfer all amounts in the Unfunded Exposure Account to the Principal Collection Account to be applied pursuant to Section 4.05. Upon the direction of the Company by means of an instruction in writing to the Securities Intermediary (with a copy to the Collateral Administrator, the Collateral Agent and the Administrative Agent), any amounts on deposit in the Unfunded Exposure Account in excess of outstanding funding obligations of the Company shall be released to the Principal Collection Account to prepay the outstanding Advances.

SECTION 8.02.           Collateral Security; Pledge; Delivery.

(a)           Grant of Security Interest. As collateral security for the prompt payment in full when due of all the Company’s obligations to the Agents, the Lenders and the Securities Intermediary (collectively, the “Secured Parties”) under this Agreement (collectively, the “Secured Obligations”), the Company hereby pledges to the Collateral Agent and grants a continuing security interest in favor of the Collateral Agent in all of the Company’s right, title and interest in, to and under (in each case, whether now owned or existing, or hereafter acquired or arising) all accounts, payment intangibles, general intangibles, chattel paper, electronic chattel paper, instruments, deposit accounts, letter-of-credit rights, investment property, and any and all other property of any type or nature owned by it (all of the property described in this clause (a) being collectively referred to herein as “Collateral”), including, without limitation: (1) each Portfolio Investment, (2) all of the Company’s interests in the Collateral Accounts and the Permitted Non-USD Currency Accounts and, in each case, all investments, obligations and other property from time to time credited thereto, (3) the Sale Agreement, the Participation Agreement, the Investment Management Agreement, the Assignment and Assumption Agreement, the Account Control Agreement and any other Loan Document and all rights related to each such agreement, (4) all other property of the Company and (5) all proceeds thereof, all accessions to and substitutions and replacements for, any of the foregoing, and all rents, profits and products of any thereof.

(b)           Delivery and Other Perfection. In furtherance of the collateral arrangements contemplated herein, the Company shall (1) Deliver to the Collateral Agent the Collateral hereunder as and when acquired by the Company; (2) if any of the securities, monies or other property pledged by the Company hereunder are received by the Company, forthwith take such action as is necessary to ensure the Collateral Agent’s continuing perfected security interest in such Collateral (including Delivering such securities, monies or other property to the Collateral Agent); and (3) upon the reasonable request of the Administrative Agent, deliver to the Administrative Agent, the Lenders and the Collateral Agent, at the expense of the Company, legal opinions from Company’s counsel or other counsel reasonably acceptable to the Administrative Agent and the Lenders, as to the perfection and priority of the Collateral Agent’s security interest in any of the Collateral.

(c)           Remedies, Etc. During the period in which an Event of Default shall have occurred and be continuing, the Collateral Agent shall (but only if and to the extent directed in writing by the Required Lenders) do any of the following:

(i)           Exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party under the UCC (whether or not the UCC applies to the affected Collateral) and also may, without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any of the Collateral Agent’s or its designee’s offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Collateral Agent or a designee of the Collateral Agent (acting at the direction of the Required Lenders) may deem commercially reasonable. The Company agrees that, to the extent notice of sale shall be required by law, at least ten (10) calendar days’ prior notice to the Company of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Collateral Agent shall not be obligated to make any sale of the Collateral regardless of notice of sale having been given. The Collateral Agent or its designee may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned;

(ii)           Transfer all or any part of the Collateral into the name of the Collateral Agent or a nominee thereof;

(iii)          Enforce collection of any of the Collateral by suit or otherwise, and surrender, release or exchange all or any part thereof, or compromise or extend or renew for any period (whether or not longer than the original period) any obligations of any nature of any party with respect thereto;

(iv)          Endorse any checks, drafts, or other writings in the Company’s name to allow collection of the Collateral;

(v)           Take control of any proceeds of the Collateral;

(vi)           Execute (in the name, place and stead of any of the Company) endorsements, assignments, stock powers and other instruments of conveyance or transfer with respect to all or any of the Collateral; and/or

(vii)          Perform such other acts as may be reasonably required to do to protect the Collateral Agent’s rights and interest hereunder.

After the termination of the Financing Commitments and the payment in full in cash of the Secured Obligations, any remaining proceeds of any sale or transfer of the Collateral shall be delivered to the Company.

(d)          Compliance with Restrictions. The Company agrees that in any sale of any of the Collateral whenever an Event of Default shall have occurred and be continuing, the Collateral Agent or its designee are hereby authorized to comply with any limitation or restriction in connection with such sale as it may be advised by counsel in writing is necessary in order to avoid any violation of Applicable Law (including compliance with such procedures as may restrict the number of prospective bidders and purchasers, require that such prospective bidders and purchasers have certain qualifications, and restrict such prospective bidders and purchasers to Persons who will represent and agree that they are purchasing for their own account for investment and not with a view to the distribution or resale of such Collateral), or in order to obtain any required approval of the sale or of the purchaser by any governmental regulatory authority or official, and the Company further agrees that such compliance shall not, in and of itself, result in such sale being considered or deemed not to have been made in a commercially reasonable manner, nor shall the Collateral Agent be liable or accountable to the Company for any discount allowed by the reason of the fact that such Collateral is sold in good faith compliance with any such limitation or restriction.

(e)          Private Sale. The Collateral Agent shall incur no liability as a result of a sale of the Collateral, or any part thereof, at any private sale pursuant to clause (c) above conducted in a commercially reasonable manner. The Company hereby waive any claims against each Agent and Lender arising by reason of the fact that the price at which the Collateral may have been sold at such a private sale was less than the price which might have been obtained at a public sale.

(f)          Collateral Agent Appointed Attorney-in-Fact. The Company hereby appoints the Collateral Agent as the Company’s attorney-in-fact (it being understood that the Collateral Agent shall not be deemed to have assumed any of the obligations of the Company by this appointment), with full authority in the place and stead of the Company and in the name of the Company, from time to time in the Collateral Agent’s discretion (exercised at the written direction of the Administrative Agent or the Required Lenders, as the case may be), after the occurrence and during the continuation of an Event of Default, to take any action and to execute any instrument which the Administrative Agent or the Required Lenders may deem necessary or advisable to accomplish the purposes of this Agreement. The Company hereby acknowledges, consents and agrees that the power of attorney granted pursuant to this clause is irrevocable during the term of this Agreement and is coupled with an interest.

(g)          Further Assurances. The Company covenants and agrees that, from time to time upon the request of the Collateral Agent (as directed by the Administrative Agent), the Company will execute and deliver such further documents, and do such other acts and things as the Collateral Agent (as directed by the Administrative Agent) may reasonably request in order fully to effect the purposes of this Agreement and to protect and preserve the priority and validity of the security interest granted hereunder or to enable the Collateral Agent to exercise and enforce its rights and remedies hereunder with respect to any Collateral; provided that no such document may alter the rights and protections afforded to the Company or the Investment Manager herein.

(h)          Termination; Release of Collateral.

(i)          Upon the payment in full of all Secured Obligations and termination of the Financing Commitments, the security interest granted herein shall automatically (and without further action by any party) terminate and all rights to the Collateral shall revert to the Company. Upon any such termination, the Collateral Agent will, at the Company’s sole expense, deliver to the Company, or cause the Securities Intermediary to deliver, without any representations, warranties or recourse of any kind whatsoever, all certificates and instruments representing or evidencing all of the Collateral held by the Securities Intermediary hereunder, and execute and deliver to the Company or its nominee such documents as the Company shall reasonably request to evidence such termination.

(ii)          Upon any sale, transfer or other disposition of a Portfolio Investment by the Company that complies with this Agreement, the security interest granted herein over such Portfolio Investment shall automatically (and without further action by any party) terminate and all rights to such Portfolio Investment shall revert to the Company. Upon any such termination, the Collateral Agent will, at the Company’s sole expense and without the consent or approval of any other party, (i) deliver to the Company, or cause the Securities Intermediary to deliver, without any representations, warranties or recourse of any kind whatsoever, all certificates and instruments representing or evidencing such Portfolio Investment and (ii) execute and deliver to the Company or its nominee such documents as the Company shall reasonably request to evidence such termination.

(i)          Other Accounts. For purposes of this Section 8.02 (including, without limitation, the grant set forth in Section 8.02(a)) and all of the rights and remedies of the Collateral Agent for the benefit of the Secured Parties hereunder, “Accounts” shall be deemed to include the Legacy Accounts. The Company acknowledges and agrees that the Legacy Accounts shall be subject to the control of the Collateral Agent in accordance with this Agreement and the Assignment and Assumption Agreement to the same extent that it has control over the Collateral Accounts.

ARTICLE IX
THE AGENTS

SECTION 9.01.          Appointment of Administrative Agent and Collateral Agent. Each of the Lenders hereby irrevocably appoints each of the Administrative Agent and the Collateral Agent (each, an “Agent” and collectively, the “Agents”) as its agent and authorizes such Agents to take such actions on its behalf and to exercise such powers as are delegated to such Agent by the terms hereof, together with such actions and powers as are reasonably incidental thereto. Anything contained herein to the contrary notwithstanding, each Agent and each Lender hereby agree that no Lender shall have any right individually to realize upon any of the Collateral hereunder, it being understood and agreed that all powers, rights and remedies hereunder with respect to the Collateral shall be exercised solely by the Collateral Agent for the benefit of the Secured Parties at the direction of the Administrative Agent.

Each financial institution serving as an Agent hereunder shall have the same rights and powers in its capacity as a Lender (if applicable) as any other Lender and may exercise the same as though it were not an Agent, and such financial institution and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Company as if it were not an Agent hereunder.

No Agent or the Collateral Administrator shall have any duties or obligations except those expressly set forth herein. Without limiting the generality of the foregoing, (a) no Agent shall be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) no Agent shall have any duty to take any discretionary action or exercise any discretionary powers, except that the foregoing shall not limit any duty expressly set forth in this Agreement to include such rights and powers expressly contemplated hereby that such Agent is required to exercise as directed in writing by (i) in the case of the Collateral Agent (A) in respect of the exercise of remedies under Section 8.02(c), the Required Lenders, or (B) in all other cases, the Administrative Agent or (ii) in the case of any Agent, the Required Lenders (or such other number or percentage of Lenders as shall be necessary under the circumstances as provided herein), and (c) except as expressly set forth herein, no Agent shall have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Company that is communicated to or obtained by the financial institution serving in the capacity of such Agent (except insofar as provided to it as Agent hereunder) or any of its Affiliates in any capacity. No Agent shall be liable for any action taken or not taken by it with the consent or at the request or direction of the Administrative Agent (in the case of the Collateral Administrator and the Collateral Agent only) or the Required Lenders (or such other number or percentage of Lenders that shall be permitted herein to direct such action or forbearance), nor shall any Agent nor the Collateral Administrator be liable in the absence of its own gross negligence, bad faith, fraud or willful misconduct. None of the Collateral Agent, the Collateral Administrator or the Securities Intermediary shall be deemed to have actual knowledge or notice of any matter, including any Default, Event of Default, Market Value Event or failure of the Borrowing Base Test unless and until a Responsible Officer has actual knowledge thereof or has received written notice thereof from the Company, a Lender or the Administrative Agent. None of the Collateral Agent, the Collateral Administrator, the Securities Intermediary or the Administrative Agent shall be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement, (ii) the contents of any certificate, report or other document delivered hereunder or in connection herewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein, (iv) the validity, enforceability, effectiveness, genuineness, value or sufficiency of this Agreement, any other agreement, instrument or document or the Collateral, or (v) the satisfaction of any condition set forth herein, other than to confirm receipt of items expressly required to be delivered to such Agent. None of the Collateral Agent, the Collateral Administrator, the Securities Intermediary or the Administrative Agent shall be required to risk or expend its own funds in connection with the performance of its obligations hereunder if it reasonably believes it will not receive reimbursement therefor hereunder.

Each Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, direction, opinion, document or other writing reasonably believed by it in good faith to be genuine and to have been signed or sent by the proper Person. Each Agent also may rely upon any statement made to it orally or by telephone and reasonably believed by it in good faith to be made by the proper Person, and shall not incur any liability for relying thereon. Each Agent may consult with legal counsel (who may be counsel for the Company), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts in the absence of its own gross negligence, bad faith, fraud or willful misconduct.

In the event the Collateral Agent or the Collateral Administrator shall receive conflicting instruction from the Administrative Agent and the Required Lenders, the instruction of the Required Lenders shall govern. Neither the Collateral Administrator nor the Collateral Agent shall have any duties or obligations under or in respect of any other agreement (including any agreement that may be referenced herein) to which it is not a party. The grant of any permissive right or power to the Collateral Agent hereunder shall not be construed to impose a duty to act.

It is expressly acknowledged and agreed that neither the Collateral Administrator nor the Collateral Agent shall be responsible for, and shall not be under any duty to monitor or determine, compliance with the Eligibility Criteria (Schedule 3) or the Concentration Limitations in any instance, to determine if the conditions of “Deliver” have been satisfied or otherwise to monitor or determine compliance by any other Person with the requirements of this Agreement.

Each Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by it; provided, however, that any such sub-agent receiving payments from the Company shall be a “U.S. person” and a “financial institution” within the meaning of Treasury Regulations Section 1.1441-1 and a “U.S. financial institution” within the meaning of Treasury Regulations Section 1.1471-3T. No Agent shall be responsible for any misconduct or negligence on the part of a non-Affiliated sub-agent or attorney appointed by such Agent with due care. Each Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Affiliates and the respective directors, officers, employees, agents and advisors of such Person and its Affiliates (the “Related Parties”) for such Agent. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of each Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent or Collateral Agent, as the case may be.

Subject to the appointment and acceptance of a successor as provided in this paragraph, each of the Collateral Administrator, the Collateral Agent, the Securities Intermediary and the Administrative Agent may resign at any time upon 30 days’ notice to each other agent, the Lenders, the Investment Manager and the Company. Upon any such resignation, the Required Lenders shall have the right (with, so long as no Event of Default has occurred and is continuing, the consent of the Company and the Investment Manager) to appoint a successor; provided, however, that any such successor receiving payments from the Company shall be a “U.S. person” and a “financial institution” within the meaning of Treasury Regulations Section 1.1441-1 and a “U.S. financial institution” within the meaning of Treasury Regulations Section 1.1471-3T. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days after the retiring Collateral Administrator, Collateral Agent, Securities Intermediary or Administrative Agent, as applicable, gives notice of its resignation, then the Administrative Agent may, on behalf of the Lenders, appoint a successor which shall be a financial institution with an office in New York, New York, or an Affiliate of any such financial institution. If no successor shall have been so appointed by the Administrative Agent and shall have accepted such appointment within sixty (60) days after the retiring agent gives notice of its resignation, such agent may petition a court of competent jurisdiction for the appointment of a successor; provided, however, that any such successor receiving payments from the Company shall be a “U.S. person” and a “financial institution” within the meaning of Treasury Regulations Section 1.1441-1 and a “U.S. financial institution” within the meaning of Treasury Regulations Section 1.1471-3T. Upon the acceptance of its appointment as Collateral Administrator, Securities Intermediary, Administrative Agent or Collateral Agent, as the case may be, hereunder (and, if applicable, under the Account Control Agreement) by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring agent, and the retiring agent shall be discharged from its duties and obligations hereunder and under the Account Control Agreement. After the retiring agent’s resignation hereunder and under the Account Control Agreement, the provisions of this Article and Sections 5.03 and 10.04 shall continue in effect for the benefit of such retiring agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Collateral Administrator, Securities Intermediary, Administrative Agent or Collateral Agent, as the case may be.

Subject to the appointment and acceptance of a successor as provided in this paragraph, each of the Collateral Administrator, the Collateral Agent and the Securities Intermediary may be removed at any time with 30 days’ notice by the Company (with the written consent of the Administrative Agent), with notice to the Collateral Administrator, the Collateral Agent, the Securities Intermediary, the Lenders and the Investment Manager (which removal of the Collateral Agent or the Securities Intermediary will also be effective as removal under the Account Control Agreement). Upon any such removal, the Company shall have the right (with the written consent of the Administrative Agent) to appoint a successor to the Collateral Agent, the Collateral Administrator and/or the Securities Intermediary, as applicable; provided, however, that any such successor receiving payments from the Company shall be a “U.S. person” and a “financial institution” within the meaning of Treasury Regulations Section 1.1441-1 and a “U.S. financial institution” within the meaning of Treasury Regulations Section 1.1471-3T. If no successor to any such Person shall have been so appointed by the Company and shall have accepted such appointment within thirty (30) days after such notice of removal, then the Administrative Agent may appoint a successor which shall be a financial institution with an office in New York, New York, or an Affiliate of any such financial institution. Upon the acceptance of its appointment as Collateral Administrator, Securities Intermediary or Collateral Agent, as the case may be, hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the removed agent hereunder and under the Account Control Agreement, and the removed agent shall be discharged from its duties and obligations hereunder (and, if applicable, under the Account Control Agreement). After the removed agent’s removal hereunder, the provisions of this Article and Sections 5.03 and 10.04 shall continue in effect for the benefit of such removed agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Collateral Administrator, Securities Intermediary or Collateral Agent, as the case may be.

Upon the request of the Company or the Administrative Agent or the successor agent, such retiring or removed agent shall, upon payment of its charges then unpaid, execute and deliver an instrument transferring to such successor agent all the rights, powers and trusts of the retiring or removed agent, and shall duly assign, transfer and deliver to such successor agent all property and money held by such retiring or removed agent hereunder (and, if applicable, under the Account Control Agreement). Upon request of any such successor agent, the Company and the Administrative Agent shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor agent all such rights, powers and trusts.

Each Lender acknowledges that it has, independently and without reliance upon any Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon any Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any related agreement or any document furnished hereunder or thereunder.

Anything in this Agreement notwithstanding, in no event shall any Agent, the Collateral Administrator or the Securities Intermediary be liable for special, punitive, indirect or consequential loss or damage of any kind whatsoever (including lost profits), even if such Agent, the Collateral Administrator or the Securities Intermediary, as the case may be, has been advised of such loss or damage and regardless of the form of action.

Each Agent and the Collateral Administrator shall not be liable for any error of judgment made in good faith by an officer or officers of such Agent or the Collateral Administrator, unless it shall be conclusively determined by a court of competent jurisdiction that such Agent or the Collateral Administrator was grossly negligent in ascertaining the pertinent facts.

Each Agent and the Collateral Administrator shall not be responsible for the accuracy or content of any certificate, statement, direction or opinion furnished to it in connection with this Agreement.

Each Agent and the Collateral Administrator shall not be bound to make any investigation into the facts stated in any resolution, certificate, statement, instrument, opinion, report, consent, order, approval, bond or other document or have any responsibility for filing or recording any financing or continuation statement in any public office at any time or to otherwise perfect or maintain the perfection of any security interest or lien granted to it hereunder.

No Agent shall be responsible for delays or failures in performance resulting from acts beyond its control. Such acts include but are not limited to acts of God, strikes, lockouts, riots and acts of war. In connection with any payment, the Collateral Agent and the Collateral Administrator are entitled to rely conclusively on any instructions provided to them by the Administrative Agent.

The rights, protections and immunities given to the Agents in this Section 9.01 shall (to the extent not already expressly available and applicable above) likewise be available and applicable to the Securities Intermediary and the Collateral Administrator.

SECTION 9.02. Additional Provisions Relating to the Collateral Agent, the Collateral Administrator and the Securities Intermediary.

(a)          Collateral Agent May Perform. The Collateral Agent shall from time to time take such action (at the written direction of the Administrative Agent or the Required Lenders) for the maintenance, preservation or protection of any of the Collateral or of its security interest therein and the Administrative Agent may direct the Collateral Agent in writing to take any action incidental thereto; provided that in each case the Collateral Agent shall have no obligation to take any such action in the absence of such direction and shall have no obligation to comply with any such direction if it reasonably believes that the same (1) is contrary to Applicable Law or (2) is reasonably likely to subject the Collateral Agent to any loss, liability, cost or expense, unless the Administrative Agent or the Required Lenders, as the case may be, issuing such instruction make provision reasonably satisfactory to the Collateral Agent for payment of same. With respect to other actions which are incidental to the actions specifically delegated to the Collateral Agent hereunder, the Collateral Agent shall not be required to take any such incidental action hereunder, but shall be required to act or to refrain from acting (and shall be fully protected in acting or refraining from acting) upon the written direction of the Administrative Agent.

If, in performing its duties under this Agreement, the Collateral Agent is required to decide between alternative courses of action, the Collateral Agent shall request written instructions from the Administrative Agent as to the course of action desired by it. The Collateral Agent shall be entitled to rely on the advice of legal counsel and independent accountants in performing its duties hereunder.

(b)          Custody and Preservation. The Collateral Agent is required to hold in custody and preserve any of the Collateral in its possession pursuant to the terms of this Agreement and the standard of care set forth herein, provided that the Collateral Agent shall be deemed to have complied with the terms of this Agreement with respect to the custody and preservation of any of the Collateral if it takes such action for that purpose as the Company reasonably requests (or, following the occurrence of a Market Value Event or following the occurrence and during the continuance of an Event of Default, as the Administrative Agent reasonably requests), but failure of the Collateral Agent to comply with any such request at any time shall not in itself be deemed a failure to comply with the terms of this Agreement. The Collateral Agent will not be responsible for filing any financing or continuation statements or recording any documents or instruments in any public office at any time or times or otherwise perfecting or maintaining the perfection of any liens thereon.

(c)          Collateral Agent Not Liable. Except to the extent arising from the gross negligence, willful misconduct, criminal conduct, fraud or reckless disregard of the Collateral Agent in the performance of its own obligations hereunder, the Collateral Agent shall not be liable with respect to (1) the investment of funds held thereunder in Eligible Investments (other than for losses attributable to the Collateral Agent’s failure to make payments on investments issued by the Collateral Agent, in its commercial capacity as principal obligor and not as collateral agent, in accordance with their terms) or (2) losses incurred as a result of the liquidation of any Eligible Investment prior to its stated maturity. It is expressly agreed and acknowledged that the Collateral Agent is not guaranteeing performance of or assuming any liability for the obligations of the other parties hereto or any parties to the Portfolio Investments or other Collateral.

(d)          Certain Rights and Obligations of the Collateral Agent. Without further consent or authorization from any Lenders, the Collateral Agent may execute any documents or instruments necessary to release any lien encumbering any item of Collateral that is the subject of a sale or other disposition of assets permitted by this Agreement or as otherwise permitted or required hereunder or to which the Required Lenders have otherwise consented. Anything contained herein to the contrary notwithstanding, in the event of a foreclosure by the Collateral Agent on any of the Collateral pursuant to a public or private sale, any Agent or Lender may be the purchaser of any or all of such Collateral at any such sale and the Collateral Agent, as agent for and representative of the Lenders (but not any Lender in its individual capacity unless the Required Lenders shall otherwise agree), shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such public sale, to use and apply any of the Secured Obligations as a credit on account of the purchase price for any Collateral payable by the purchaser at such sale.

(e)          Collateral Agent, Securities Intermediary and Collateral Administrator Fees and Expenses. The Company agrees to pay to the Collateral Agent, the Securities Intermediary and the Collateral Administrator such fees as the Administrative Agent, the Collateral Agent, the Securities Intermediary, the Collateral Administrator and the Investment Manager, may agree in writing, subject to the Priority of Payments. The Company further agrees to pay to the Collateral Agent, the Securities Intermediary and the Collateral Administrator, or reimburse the Collateral Agent, the Securities Intermediary and the Collateral Administrator for paying, reasonable and documented out-of-pocket expenses, including attorney’s fees, in connection with this Agreement, and the transactions contemplated hereby, subject to the Priority of Payments.

(f)          Execution by the Collateral Agent, the Securities Intermediary and the Collateral Administrator. The Collateral Agent, the Securities Intermediary and the Collateral Administrator are executing this Agreement solely in their capacity as Collateral Agent, Securities Intermediary and Collateral Administrator, respectively, hereunder and in no event shall have any obligation to make any Advance, provide any Advance or perform any obligation of the Administrative Agent hereunder. Any organization or entity into which the Collateral Agent may be merged or converted or with which it may be consolidated, any organization or entity resulting from any merger, conversion or consolidation to which the Collateral Agent shall be a party and any organization or entity succeeding to all or substantially all of the corporate trust business of the Collateral Agent shall be the successor Collateral Agent hereunder without execution or filing of any paper or any further act of any of the parties hereto; provided that such surviving entity meets the requirements of a successor Collateral Agent set forth in Section 9.01.

(g)          Concerning the Collateral Administrator. The Collateral Administrator shall perform the following functions from time to time:

(i)          Within fifteen (15) days after the date of this Agreement, establish and maintain a collateral database with respect to the Collateral (the “Collateral Database”), based upon data initially furnished to it by the Retiring Collateral Administrator and the Investment Manager, upon which the Collateral Administrator may conclusively rely;

(ii)          Update the Collateral Database promptly and on an ongoing basis for changes, and to reflect the sale or other disposition of the Portfolio Investments included in the Collateral and the addition to the Collateral of additional assets constituting Collateral from time to time, in each case based upon, and to the extent of, information furnished to the Collateral Administrator by or on behalf of the Company or Investment Manager as may be reasonably required by the Collateral Administrator, or by the agents for the obligors from time to time;

(iii)          Provide information contained in the Collateral Database to the Administrative Agent and the Investment Manager on behalf of the Company, as the Collateral Administrator and the Administrative Agent or Investment Manager, as applicable, shall reasonably agree;

(iv)          Track the receipt and daily allocation to the Interest Collection Account, the Principal Collection Account and each Permitted Non-USD Currency Account, as applicable, with respect to Interest Proceeds and Principal Proceeds and the outstanding balance therein, and any withdrawals therefrom and, on each Business Day, provide to the Investment Manager and the Administrative Agent the daily report as described in Exhibit B hereto (with each daily report delivered on a Business Day prior to an Interest Payment Date, Additional Payment Date or Maturity Date including all payments to be made on such Interest Payment Date, Additional Payment Date or Maturity Date pursuant to the Priority of Payments);

(v)          Reasonably cooperate with the Administrative Agent and the Investment Manager in such Person’s review of the reports as described in this Agreement; and

(vi)          Prepare and deliver the daily and quarterly reports specified, and substantially in the forms provided for in, Exhibit B hereto, by calculating, using the information contained in the Collateral Database and provide the results of such calculations to the Administrative Agent and the Investment Manager so that the Administrative Agent or the Investment Manager, as applicable, may confirm such results.

(vii)          The Investment Manager shall assist and cooperate with the Collateral Administrator in connection with the matters described herein. Without limiting the generality of the foregoing, the Investment Manager shall advise in a timely manner the Collateral Administrator of the results of any determinations, designations and selections made by it as required or permitted to be made by it or the Company (or Investment Manager on its behalf) under this Agreement and supply the Collateral Administrator with such other information as is maintained by the Investment Manager that the Collateral Administrator may from time to time request with respect to the Collateral and is reasonably needed to complete the reports and certificates required to be prepared by the Collateral Administrator hereunder or required to permit the Collateral Administrator to perform its obligations hereunder (including determinations of Excess Interest Proceeds, the aggregate principal balance of Portfolio Investments and compliance with the Concentration Limitations, as applicable) and to permit the Company and the Investment Manager to perform their obligations under this Agreement with respect thereto and any other information that may be reasonably required under this Agreement with respect to a Portfolio Investment (including as to its status as a Delayed Funding Term Loan, Second Lien Loan, Synthetic Security, Structured Finance Obligation or Senior Secured Loan). Nothing herein shall obligate the Collateral Administrator to determine independently the correct characterization or categorization of any item of Collateral under this Agreement (it being understood that any such characterization, classification or categorization shall be based exclusively upon the determination and notification received by the Collateral Administrator from the Retiring Collateral Administrator or Investment Manager, as the case may be). The Collateral Administrator shall have no obligation to determine whether any Asset meets the definition of (i) Collateral or (ii) Eligible Investment. The Investment Manager shall review and verify the contents of the aforesaid reports, instructions, statements and certificates and shall send such reports, instructions, statements and certificates to the Company for execution.

(viii)          If, in performing its duties under this Agreement, the Collateral Administrator is required to decide between alternative courses of action or if there are alternative methodologies that can be used in connection with any calculations required to be performed by the Collateral Administrator hereunder, the Collateral Administrator may request written instructions from the Administrative Agent as to the course of action desired by the Administrative Agent or the methodology as to be used by the Collateral Administrator. If the Collateral Administrator does not receive such instructions within three (3) Business Days after it has requested them, the Collateral Administrator may, but shall be under no duty to, take or refrain from taking any such courses of action. The Collateral Administrator shall act in accordance with instructions received after such three Business Day period except to the extent it has already taken, or committed itself to take, action inconsistent with such instructions. The Collateral Administrator shall be entitled to rely on the advice of legal counsel and independent accountants in performing its duties hereunder and shall be deemed to have acted in good faith if it acts in accordance with such advice.

(ix)          The Collateral Administrator will have no responsibility under this Agreement other than to render the services expressly called for hereunder. The Collateral Administrator shall incur no liability to anyone in acting upon, and may conclusively rely upon, any signature, instrument, statement, notice, resolution, request, direction, consent, order, certificate, report, opinion, bond or other document or paper reasonably believed by it to be genuine and reasonably believed by it to be signed by the proper party or parties. The Collateral Administrator may exercise any of its rights or powers hereunder or perform any of its duties hereunder either directly or by or through agents or attorneys, and the Collateral Administrator shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed hereunder with due care by it. Neither the Collateral Administrator nor any of its affiliates, directors, officers, shareholders, members, agents or employees will be liable to the Investment Manager, the Company or any other Person, except by reason of acts or omissions by the Collateral Administrator constituting bad faith, willful misfeasance, gross negligence or reckless disregard of the Collateral Administrator’s duties hereunder. The Collateral Administrator shall in no event have any liability for the actions or omissions of the Company, the Investment Manager or any other Person, and shall have no liability for any inaccuracy or error in any duty performed by it that results from or is caused by inaccurate, untimely or incomplete information or data received by it from the Company, the Investment Manager or another Person except to the extent that such inaccuracies or errors are caused by the Collateral Administrator’s own bad faith, willful misfeasance, gross negligence or reckless disregard of its duties hereunder. The Collateral Administrator shall not be liable for failing to perform or any delay in performing its specified duties hereunder which results from or is caused by a failure or delay on the part of the Company, the Investment Manager or any other Person in furnishing necessary, timely and accurate information to the Collateral Administrator. The duties and obligations of the Collateral Administrator and its employees or agents shall be determined solely by the express provisions of this Agreement and they shall not be under any obligation or duty except for the performance of such duties and obligations as are specifically set forth herein, and no implied covenants shall be read into this Agreement against them.

(x)          The Collateral Administrator may rely conclusively on any notice, certificate or other document (including telecopier or other electronically transmitted instructions, documents or information) furnished to it hereunder and reasonably believed by it in good faith to be genuine. The Collateral Administrator shall not be liable for any action taken by it in good faith and reasonably believed by it to be within the discretion or powers conferred upon it, or taken by it pursuant to any direction or instruction by which it is governed hereunder, or omitted to be taken by it by reason of the lack of direction or instruction required hereby for such action. The Collateral Administrator shall not be bound to make any investigation into the facts or matters stated in any certificate, report or other document; provided, however, that, if the form thereof is prescribed by this Agreement, the Collateral Administrator shall examine the same to determine whether it conforms on its face to the requirements hereof. The Collateral Administrator shall not be deemed to have knowledge or notice of any matter unless actually known to an officer of the Collateral Administrator responsible for the administration of this Agreement. Under no circumstances shall the Collateral Administrator be liable for indirect, punitive, special or consequential damages (including lost profits), even if the Collateral Administrator has been advised of such loss or damage and regardless of the form of action under or pursuant to this Agreement, its duties or obligations hereunder or arising out of or relating to the subject matter hereof. It is expressly acknowledged by the Company and the Investment Manager that application and performance by the Collateral Administrator of its various duties hereunder shall be based upon, and in reliance upon, data and information provided to it by the Retiring Collateral Administrator, the Investment Manager, and/or the Company, as the case may be, with respect to the Collateral, and the Collateral Administrator shall have no responsibility for the accuracy of any such information or data provided to it by such Persons. Nothing herein shall impose or imply any duty or obligation on the part of the Collateral Administrator to verify, investigate or audit any such information or data, or to determine or monitor on an independent basis whether any obligor under the Collateral is in default or in compliance with the underlying documents governing or securing such Portfolio Investments, from time to time, the role of the Collateral Administrator hereunder being solely to perform certain mathematical computations and data comparisons and to provide certain reports and other deliveries, as provided herein. For purposes of monitoring changes in ratings, the Collateral Administrator shall be entitled to use and rely (in good faith) exclusively upon one or more reputable electronic financial information reporting services, and shall have no liability for any inaccuracies in the information reported by, or other errors or omissions of, any such services.

(xi)          To the extent of any ambiguity in the interpretation of any definition or term contained in the Loan Agreement, the Collateral Administrator shall request direction from the Administrative Agent as to the interpretation used, and the Collateral Administrator shall follow such direction, and together with the Collateral Agent, shall be entitled to conclusively rely thereon without any responsibility or liability therefor.

(xii)          Notwithstanding the foregoing, nothing contained in this Section 9.02(g) shall be deemed to limit, amend or restrict the rights or authorities of the Administrative Agent and/or the Required Lenders otherwise set forth herein to determine Market Value (or related matters) or to exercise any other rights or authorities granted to it (or them) herein.

(h)          Information Provided to Collateral Agent and Collateral Administrator. Without limiting the generality of any terms of this Section, neither the Collateral Agent nor the Collateral Administrator shall have liability for any failure, inability or unwillingness on the part of the Investment Manager, the Administrative Agent, the Company or the Required Lenders to provide accurate and complete information on a timely basis to the Collateral Agent or the Collateral Administrator, as applicable, or otherwise on the part of any such party to comply with the terms of this Agreement, and, absent gross negligence, willful misconduct, criminal conduct, fraud or reckless disregard of the Collateral Agent or the Collateral Administrator, as applicable, shall have no liability for any inaccuracy or error in the performance or observance on the Collateral Agent’s or Collateral Administrator’s, as applicable, part of any of its duties hereunder that is caused by or results from any such inaccurate, incomplete or untimely information received by it, or other failure on the part of any such other party to comply with the terms hereof.

ARTICLE X
MISCELLANEOUS

SECTION 10.01.          Non-Petition; Limited Recourse. Each of the Collateral Agent, the Securities Intermediary, the Collateral Administrator, and the other parties hereto (other than the Administrative Agent acting at the direction of the Required Lenders) hereby agrees not to commence, or join in the commencement of, any proceedings in any jurisdiction for the bankruptcy, winding-up or liquidation of the Company or any similar proceedings, in each case prior to the date that is one year and one day (or if longer, any applicable preference period plus one day) after the payment in full of all amounts owing to the parties hereto. The foregoing restrictions are a material inducement for the parties hereto to enter into this Agreement and are an essential term of this Agreement. The Administrative Agent or the Company may seek and obtain specific performance of such restrictions (including injunctive relief), including, without limitation, in any bankruptcy, winding-up, liquidation or similar proceedings. The Company shall promptly object to the institution of any bankruptcy, winding-up, liquidation or similar proceedings against it and take all necessary or advisable steps to cause the dismissal of any such proceeding; provided that such obligation shall be subject to the availability of funds therefor. Nothing in this Section 10.01 shall limit the right of any party hereto to file any claim or otherwise take any action with respect to any proceeding of the type described in this Section that was instituted by the Company or against the Company by any Person other than a party hereto.

Notwithstanding any other provision of this Agreement, no recourse under any obligation, covenant or agreement of the Company or the Investment Manager contained in this Agreement shall be had against any incorporator, stockholder, partner, officer, director, member, manager, employee or agent of the Company, the Investment Manager or any of their respective Affiliates (solely by virtue of such capacity) by the enforcement of any assessment or by any legal or equitable proceeding, by virtue of any statute or otherwise; it being expressly agreed and understood that this Agreement is solely a corporate obligation of the Company and that no personal liability whatever shall attach to or be incurred by any incorporator, stockholder, officer, director, member, manager, employee or agent of the Company, the Investment Manager or any of their respective Affiliates (solely by virtue of such capacity) or any of them under or by reason of any of the obligations, covenants or agreements of the Company contained in this Agreement, or implied therefrom, and that any and all personal liability for breaches by the Company of any of such obligations, covenants or agreements, either at common law or at equity, or by statute, rule or regulation, of every such incorporator, stockholder, officer, director, member, manager, employee or agent is hereby expressly waived as a condition of and in consideration for the execution of this Agreement.

SECTION 10.02.          Notices. All notices and other communications in respect hereof (including, without limitation, any modifications hereof, or requests, waivers or consents hereunder) to be given or made by a party hereto shall be in writing (including by electronic mail or other electronic messaging system of .pdf or other similar files) to the other parties hereto at the addresses for notices specified on the Transaction Schedule (or, as to any such party, at such other address as shall be designated by such party in a notice to each other party hereto). All such notices and other communications shall be deemed to have been duly given when (a) transmitted by facsimile, (b) personally delivered, (c) in the case of a mailed notice, upon receipt, or (d) in the case of notices and communications transmitted by electronic mail or any other electronic messaging system, upon delivery, in each case given or addressed as aforesaid.

SECTION 10.03.          No Waiver. No failure on the part of any party hereto to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under this Agreement preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The remedies provided herein are cumulative and not exclusive of any remedies provided by law.

SECTION 10.04.          Expenses; Indemnity; Damage Waiver; Right of Setoff.

(a)          The Company shall pay (1) all fees and reasonable and documented out-of-pocket expenses incurred by the Agents, the Collateral Administrator, the Securities Intermediary and their Related Parties, including the fees, charges and disbursements of outside counsel for each Agent, the Collateral Administrator and the Securities Intermediary, and such other local counsel as required for the Agents, the Collateral Administrator and the Securities Intermediary, collectively, in connection with the preparation and administration of this Agreement, the Account Control Agreement or any amendments, modifications or waivers of the provisions hereof (whether or not the transactions contemplated hereby or thereby shall be consummated) and (2) all reasonable and documented out-of-pocket expenses incurred by the Agents, the Securities Intermediary, the Collateral Administrator and the Lenders, including the fees, charges and disbursements of outside counsel for each Agent, the Collateral Administrator and the Securities Intermediary and such other local counsel as required for all of them, in connection herewith, including the enforcement or protection of their rights in connection with this Agreement and the Account Control Agreement, including their rights under this Section, or in connection with the Advances provided by them hereunder, including all such reasonable and documented out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Advances.

(b)          The Company shall indemnify the Agents, the Collateral Administrator, the Securities Intermediary, the Lenders and their Related Parties (each such Person being called an “Indemnitee”), against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the reasonable and documented out-of-pocket fees, charges and disbursements of outside counsel for each Indemnitee and such other local counsel as required for any Indemnitees, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (1) the execution or delivery of this Agreement or any agreement or instrument contemplated thereby, the performance by the parties thereto of their respective obligations (including, without limitation, any breach of any representation or warranty made by the Company hereunder (for the avoidance of doubt, after giving effect to any limitation included in any such representation or warranty relating to materiality or causing a Material Adverse Effect)) or the exercise of the parties thereto of their respective rights or the consummation of the transactions contemplated hereby, (2) any Advance or the use of the proceeds therefrom, or (3) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto or is pursuing or defending any such action; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from (i) the bad faith, gross negligence, fraud, reckless disregard or willful misconduct of such Indemnitee, (ii) a claim brought against such Indemnitee for breach of such Indemnitee’s obligations under this Agreement or the other Loan Documents, (iii) the performance of the Portfolio Investments or (iv) a claim arising as a result of a dispute between Indemnitees (other than (x) any dispute involving claims against the Administrative Agent or the Lenders, in each case in their respective capacities as such, and (y) claims arising out of any act or omission by the Company or its Affiliates). This Section 10.04(b) shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.

(c)          To the extent permitted by Applicable Law, neither the Company nor any Indemnitee shall assert, and each hereby waives, any claim against the Company or any Indemnitee, as applicable, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement, instrument or transaction contemplated hereby, any Advance or the use of the proceeds thereof.

(d)          If an Event of Default shall have occurred and be continuing, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Lender or Affiliate to or for the credit or the account of the Company against any of and all the obligations of the Company now or hereafter existing under this Agreement held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement and although such obligations may be unmatured. The rights of each Lender under this clause (d) are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.

SECTION 10.05.          Amendments. No amendment, modification or waiver in respect of this Agreement will be effective unless in writing (including, without limitation, a writing evidenced by a facsimile transmission or electronic mail) and executed by each of the Agents, the Collateral Administrator, and the Required Lenders; provided that the Administrative Agent may waive any of the Eligibility Criteria and the requirements set forth in Schedule 3 or Schedule 4 in its sole discretion; provided further that none of the Collateral Agent, the Collateral Administrator or the Securities Intermediary shall be required to execute any amendment that affects its rights, duties, protections or immunities; provided further that any Material Amendment shall require the prior written consent of each Lender affected thereby; provided, further that if any Lender wishes to assign rights and obligations under this Agreement other than its rights and obligations with respect to the Revolving Amount separately from its rights and obligations with respect to the Revolving Amount, any amendment to this Agreement that the Administrative Agent determines in its commercially reasonable judgment is necessary to permit the assignment of rights and obligations of such Lender other than its rights and obligations with respect to the Revolving Amount separately from its rights and obligations with respect to the Revolving Amount (including, without limitation, by creating two separate loan tranches) and which would not (i) result in an increase or decrease in the rights, duties or liabilities of the Investment Manager, (ii) modify the interest rate or stated commitment fees or prepayment premiums applicable to the Advances, (iii) impose additional fees on the Company or require the Company to pay out-of-pocket expenses with respect to the implementation of such amendment, (iv) impose any increased or new legal or regulatory burden on the Company or the Investment Manager or (v) affect the permitted amount or timing of Permitted Distributions shall not be required to be executed by the Investment Manager.

SECTION 10.06.          Successors; Assignments.

(a)          The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Company may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Investment Manager, the Administrative Agent and each Lender (and any attempted assignment or transfer by the Company without such consent shall be null and void) without the prior written consent of the Administrative Agent. Except as expressly set forth herein, nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)          Subject to the conditions set forth below, any Lender may assign to any other Person, all or a portion of its rights and obligations under this Agreement (including all or a portion of its Financing Commitment and the Advances at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld) of the Administrative Agent and the Company; provided that the consent of the Company shall not be required for an assignment to any bank, insurance company or broker-dealer except that the consent of the Company shall be required for an assignment of any or all of the Revolving Amount to a bank or broker-dealer that is not a Permitted Revolver Assignee; provided, further, that no consent of the Administrative Agent (in the case of the initial Lender only) or the Company shall be required for an assignment of any Financing Commitment to an assignee that is a Lender (or any Affiliate thereof) with a Financing Commitment immediately prior to giving effect to such assignment; provided, further, that, following the occurrence and during the continuance of an Event of Default or following the occurrence of a Market Value Event, a Lender may assign its rights and obligations under this Agreement (including all or a portion of its Financing Commitment and the Advances at the time owing to it) to any person without the consent of the Company or (in the case of the initial Lender) the Administrative Agent.

Assignments shall be subject to the following additional conditions: (A) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement; and (B) the parties to each assignment shall execute and deliver to the Administrative Agent an assignment and assumption agreement in form and substance acceptable to the Administrative Agent.

Subject to acceptance and recording thereof below, from and after the effective date specified in each assignment and assumption the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such assignment and assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such assignment and assumption, be released from its obligations under this Agreement (and, in the case of an assignment and assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto as a Lender but shall continue to be entitled to the benefits of Sections 5.03 and 10.04).

The Administrative Agent, acting for this purpose as an agent of the Company, shall maintain at one of its offices a copy of each assignment and assumption delivered to it and the Register. The entries in the Register shall be conclusive absent manifest error, and the parties hereto shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Company, any Lender and the Investment Manager, at any reasonable time and from time to time upon reasonable prior notice. Upon its receipt of a duly completed assignment and assumption executed by an assigning Lender and an assignee, the Administrative Agent shall accept such assignment and assumption and record the information contained therein in the Register.

(c)          Any Lender may sell participations to one or more banks or other entities (a “Lender Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Financing Commitment and the Advances owing to it); provided that (1) such Lender’s obligations under this Agreement shall remain unchanged, (2) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (3) the Company, the Agents and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement; provided, further, that, so long as no Event of Default shall have occurred and be continuing and no Market Value Event shall have occurred, if any such Lender Participant is not a bank, an insurance company or a broker-dealer, the consent of the Company to such sale will be required. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Lender Participant, agree to any Material Amendment that affects such Lender Participant.

(d)          Each Lender that sells a participation shall, acting solely for this purpose as an agent of the Company, maintain a register on which it enters the name and address of each Lender Participant and the principal amounts (and stated interest) of each Lender Participant’s interest in the Advances or other obligations under this Agreement (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Lender Participant or any information relating to a Lender Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(e)          The Company agrees that each Lender Participant shall be entitled to the benefits of Sections 3.01(e), 3.01(f) and 3.03 (subject to the requirements and limitations therein, including the requirements under Section 3.03(f) (it being understood that the documentation required under Section 3.03(f) shall be delivered to the Lender that sells the participation)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section; provided that such Lender Participant (A) agrees to be subject to the provisions of Section 3.01(f) relating to replacement of Lenders as if it were an assignee under paragraph (b) of this Section 10.06 and (B) shall not be entitled to receive any greater payment under Sections 3.01(e), 3.01(f) and 3.03, with respect to any participation, than the Lender that sells the participation would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Lender Participant acquired the applicable participation. Each Lender that sells a participation agrees, at the Company’s request and expense, to use reasonable efforts to cooperate with the Company to effectuate the replacement of Lenders provisions set forth in Section 3.01(f) with respect to any Lender Participant.

(f)          Notwithstanding anything in this Section 10.06 to the contrary, the aggregate number of assignees and Lender Participants, collectively, of any Lender (excluding Affiliates of such Lender) shall not exceed eight.

SECTION 10.07.          Governing Law; Submission to Jurisdiction; Etc..

(a)          Governing Law. This Agreement will be governed by and construed in accordance with the law of the State of New York.

(b)          Submission to Jurisdiction. With respect to any suit, action or proceedings relating to this Agreement (collectively, “Proceedings”), each party hereto irrevocably (i) submits to the non-exclusive jurisdiction of the courts of the State of New York and the United States District Court located in the Borough of Manhattan in New York City and (ii) waives any objection which it may have at any time to the laying of venue of any Proceedings brought in any such court, waives any claim that such Proceedings have been brought in an inconvenient forum and further waives the right to object, with respect to such Proceedings, that such court does not have any jurisdiction over such party. Nothing in this Agreement precludes any party hereto from bringing Proceedings in any other jurisdiction, nor will the bringing of Proceedings in any one or more jurisdictions preclude the bringing of Proceedings in any other jurisdiction.

(c)          Waiver of Jury Trial. EACH OF THE PARTIES HERETO AND THE ADMINISTRATIVE AGENT ON BEHALF OF THE LENDERS HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

SECTION 10.08.          Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Advance, together with all fees, charges and other amounts which are treated as interest on such Advance under Applicable Law (collectively the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by the Lender holding such Advance in accordance with Applicable Law, the rate of interest payable in respect of such Advance hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Advance but were not payable as a result of the operation of this Section 10.08 shall be cumulated and the interest and Charges payable to such Lender in respect of other Advances or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.

SECTION 10.09.          PATRIOT Act. Each Lender and Agent that is subject to the requirements of the PATRIOT Act hereby notifies the Company that pursuant to the requirements of the PATRIOT Act, it is required to obtain, verify and record information that identifies the Company, which information includes the name and address of the Company and other information that will allow such Lender or Agent to identify the Company in accordance with the PATRIOT Act.

SECTION 10.10.          Counterparts. This Agreement may be executed in any number of counterparts by facsimile or other written form of communication, each of which shall be deemed to be an original as against the party whose signature appears thereon, and all of which shall together constitute one and the same instrument.

SECTION 10.11.          Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

SECTION 10.12.          Acknowledgement and Consent to Bail-In of EEA Financial Institutions. Notwithstanding anything to the contrary in this Agreement or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Lender that is an EEA Financial Institution arising under this Agreement may be subject to the Write-Down and Conversion Powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a) the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any Lender that is an EEA Financial Institution; and

(b) the effects of any Bail-In Action on any such liability, including, if applicable:

(1) a reduction in full or in part or cancellation of any such liability;

(2) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent entity, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement; or

(3) the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of any EEA Resolution Authority.

As used herein:

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

“EEA Financial Institution” means (a) any institution established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.

“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

[remainder of page intentionally blank]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

JUNIATA RIVER LLC, as Company
By
Name:
Title:

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, as Administrative Agent
By
Name:
Title:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Collateral Agent
By
Name:
Title:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Securities Intermediary
By
Name:
Title:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Collateral Administrator
By
Name:
Title:

The Lenders

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, as Lender
By
Name:
Title:

SCHEDULE 1

Transaction Schedule

1.	Lenders	Financing Commitment (as reduced from time to time pursuant to Section 4.07)

	JPMorgan Chase Bank, National Association	U.S.$850,000,000 plus the principal amount of each Commitment Increase Option (up to an aggregate amount of U.S. $850,000,000 in total Financing Commitment).

The obligation of any Lender to make any Advance hereunder is subject to the satisfaction or waiver of all conditions set forth herein, including, without limitation, those set forth in Section 1.03.

2.	Scheduled Termination Date:	October 11, 2021

3.	Interest Rates

	Applicable Margin for Advances:	On or prior to October 10, 2019:

With respect to interest based on the applicable Reference Rate, the percentage per annum set forth in the Fee Letter (subject to increase in accordance with Section 3.01(b)).
With respect to interest based on the Base Rate, the percentage per annum set forth in the Fee Letter (subject to increase in accordance with Section 3.01(b)).

On and after October 11, 2019:

With respect to interest based on the applicable Reference Rate, 2.45% per annum (subject to increase in accordance with Section 3.01(b)). With respect to interest based on the Base Rate, 2.45% per annum (subject to increase in accordance with Section 3.01(b)).

4.	Account Numbers

Collateral Accounts

	Custodial Account:	On file with the Administrative Agent
	Interest Collection Account:	On file with the Administrative Agent
	Principal Collection Account:	On file with the Administrative Agent
	MV Cure Account:	On file with the Administrative Agent
	Unfunded Exposure Account:	On file with the Administrative Agent

Permitted Non-USD Currency Accounts

	CAD:	To be set forth in the applicable Permitted Non-USD Currency Account Opening Notice

	GBP:	To be set forth in the applicable Permitted Non-USD Currency Account Opening Notice

	EURO:	To be set forth in the applicable Permitted Non-USD Currency Account Opening Notice

5.	Market Value Trigger:	142.84%

6.	Market Value Cure Level:	157.48%

7.	Purchases of Restricted Securities

Notwithstanding anything herein to the contrary, no Portfolio Investment may constitute, at the time of initial purchase, a Restricted Security.  As used herein, “Restricted Security” means any security that forms part of a new issue of publicly issued securities (a) with respect to which an Affiliate of any Lender that is a “broker” or a “dealer”, within the meaning of the Securities Exchange Act of 1934, participated in the distribution as a member of a selling syndicate or group within 30 days of the proposed purchase by the Company and (b) which the Company proposes to purchase from any such Affiliate of any Lender.

Addresses for Notices

The Company:	Juniata River LLC c/o FS Investment Corporation II 201 Rouse Boulevard Philadelphia, PA 19112	Attention: William Goebel, Chief Financial Officer Telephone: (215) 220-4247 Facsimile: (215) 222-4649 Email: credit.notices@fsinvestments.com; FSICII_Team@fsinvestments.com

The Investment Manager:	FS Investment Corporation II 201 Rouse Boulevard Philadelphia, PA 19112	Attention: William Goebel, Chief Financial Officer Telephone: (215) 220-4247 Facsimile: (215) 222-4649 Email: credit.notices@fsinvestments.com; FSICII_Team@fsinvestments.com

The Administrative Agent:	JPMorgan Chase Bank, National Association c/o JPMorgan Services Inc. 500 Stanton Christiana Rd., 3rd Floor Newark, Delaware 19713	Attention: DE_Custom_Business, attention: Nick Rapak Telephone: (302) 634-4961 with a copy to

	JPMorgan Chase Bank, National Association 383 Madison Ave. New York, New York 10179	Attention: Louis Cerrotta Telephone: 212-622-7092 Email: louis.cerrotta@jpmorgan.comde_custom_business.com NA_Private_Financing_Diligence@jp morgan.com

The Collateral Agent:	Wells Fargo Bank, National Association Corporate Trust Services Division 9062 Old Annapolis Rd. Columbia, MD 21045	Attention: CDO Trust Services – Juniata River LLC Telephone: (410) 884-2000 Email: FSInvestments@wellsfargo.com

The Securities Intermediary:	Wells Fargo Bank, National Association Corporate Trust Services Division 9062 Old Annapolis Rd. Columbia, MD 21045	Attention: CDO Trust Services – Juniata River LLC Telephone: (410) 884-2000 Email: FSInvestments@wellsfargo.com

The Collateral Administrator:	Wells Fargo Bank, National Association Corporate Trust Services Division 9062 Old Annapolis Rd. Columbia, MD 21045	Attention: CDO Trust Services – Juniata River LLC Telephone: (410) 884-2000 Email: FSInvestments@wellsfargo.com

JPMCB:	JPMorgan Chase Bank, National Association c/o JPMorgan Services Inc. 500 Stanton Christiana Rd., 3rd Floor Newark, Delaware 19713	Attention: Robert Nichols Facsimile: (302) 634-1092

with a copy to:

	JPMorgan Chase Bank, National Association 270 Park Avenue New York, New York 10017	Attention: Eugene O’Neill Telephone: 212-834-9295

Each other Lender:	The address (or facsimile number or electronic mail address) provided by it to the Administrative Agent.

SCHEDULE 2

Contents of Notices of Acquisition

Each Notice of Acquisition shall include the following information for the related Portfolio Investment(s):

JPMorgan Chase Bank, National Association,

as Administrative Agent

c/o JPMorgan Services Inc.

500 Stanton Christiana Rd., 3rd Floor

DE_Custom_Business

Attention:  Nick Rapak

Email:  de_custom_business@jpmorgan.com

JPMorgan Chase Bank, National Association,

as Administrative Agent

383 Madison Avenue

New York, New York 10179
Attention:  Michael Grogan

Email:  NA_Private_Financing_Diligence@jpmorgan.com

JPMorgan Chase Bank, National Association,
as Lender

c/o JPMorgan Services Inc.

500 Stanton Christiana Rd., 3rd Floor

Newark, Delaware 19713

Email: DE_Custom_Business@jpmorgan.com

Attention:  Robert Nichols

cc:

Wells Fargo Bank, National Association,

as Collateral Agent and as Collateral Administrator

Ladies and Gentlemen:

Reference is hereby made to the Amended and Restated Loan and Security Agreement, dated as of March 13, 2019 (as amended, the “Agreement”), among Juniata River LLC, as borrower (the “Company”), JPMorgan Chase Bank, National Association, as administrative agent (the “Administrative Agent”), the lenders party thereto and the collateral agent, collateral administrator and intermediary party thereto.  Capitalized terms used herein and not otherwise defined herein shall have the respective meanings given such terms in the Agreement.

Pursuant to the Agreement, the Company hereby [requests approval for the Company to acquire][notifies the Administrative Agent of the Company’s intention to acquire] the following Portfolio Investment(s):

Obligor	Identifier (LoanX or CUSIP)	Tranche	Type (1st lien, 2nd lien)	Notional	Maturity Date	Currency Type ID	Jurisdition	Spot Rate	Fixed	Spread	LIBOR Floor	Price	Moody’s Industry Classification[1]	Proposed Settlement Date

To the extent available, we have included herewith (1) the material underlying instruments (including the collateral and security documents) relating to each such Portfolio Investment, (2) an audited financial statement for the previous most recently ended three years of the obligor of each such Portfolio Investment, to the extent available, or alternatively a quality of earnings report prepared by an accredited accounting firm, (3) to the extent available, the quarterly statements of the obligor of each such Portfolio Investment for the current fiscal year and the immediately preceding fiscal year, (4) final investment committee memo (with redactions of confidential information as the Company (or the Investment Manager on its behalf) deems appropriate and (5) forecasted financials for 1 year (or longer, if prepared).  The Investment Manager acknowledges that it will provide such other information from time to time reasonably requested by the Administrative Agent so long as such information is within the possession of the Investment Manager or may be obtained with neither undue burden nor expense.2

We hereby certify that all conditions to the Purchase of such Portfolio Investment(s) set forth in Section 1.03 of the Agreement are satisfied.

[1]	Per Schedule 6 of the Agreement.

[2]	Company to deliver pre-signed assignment agreement if the Investment Manager and the administrative agent for the proposed Portfolio Investment are affiliates.

Very truly yours,

FS Investment Corporation II, as Investment Manager
By
Name:
Title:

SCHEDULE 3

Eligibility Criteria

1.

Such obligation is a Loan or a corporate debt security and is not a Synthetic Security, a Zero-Coupon Security, a Structured Finance Obligation, a Participation Interest (other than a Participation Interest acquired from the Parent on the Effective Date pursuant to the Sale Agreement and the Participation Agreement) or a Letter of Credit.

2.

Such obligation does not require the making of any future advance or payment by the Company to the issuer thereof or any related counterparty except in connection with a Delayed Funding Term Loan or a Revolving Loan, and any such Delayed Funding Term Loan or Revolving Loan shall be denominated in U.S. dollars.

3.	Such obligation is eligible to be entered into by, sold or assigned to the Company and pledged to the Collateral Agent.

4.	Such obligation is denominated and payable in an Eligible Currency and purchased at a price that is at least 80% of the par amount of such obligation.

5.	Such obligation is issued by a company organized in an Eligible Jurisdiction.

6.

It is an obligation upon which no payments are subject to deduction or withholding for or on account of any withholding Taxes imposed by any jurisdiction unless the related obligor is required to make “gross-up” payments that cover the full amount of any such withholding Taxes (subject to customary conditions to such payments which the Company (or the Investment
Manager on behalf of the Company) in its good faith reasonable judgment expects to be satisfied).

7.

Such obligation is not subject to an event of default (as defined in the underlying instruments for such obligation) in accordance with its terms (including the terms of its underlying instruments after giving effect to any grace and/or cure period set forth in the related loan agreement, but not to exceed five (5) days) and no Indebtedness of the obligor thereon ranking pari passu with or senior to such obligation is in default with respect to the payment of principal or interest or is subject to any other event of default that would trigger a default under the related loan agreement (after giving effect to any grace and/or cure period set forth in the related loan agreement, but not to exceed five (5) days) (a “Defaulted Obligation”).

8.	The timely repayment of such obligation is not subject to non-credit-related risk as determined by the Investment Manager in its good faith and reasonable judgment.

9.

It is not at the time of purchase or commitment to purchase the subject of an offer other than an offer pursuant to the terms of which the offeror offers to acquire a debt obligation in exchange for consideration consisting solely of cash in an amount equal to or greater than the full face amount of such debt obligation plus any accrued and unpaid interest.

10.	Such obligation is not an equity security and does not provide, on the date of acquisition, for conversion or exchange at any time over its life into an equity security.

11.	Such obligation provides for periodic payments of interest thereon in cash at least semi-annually.

12.	Such obligation will not cause the Company or the pool of Collateral to be required to register as an investment company under the Investment Company Act of 1940, as amended.

13.

In the case of a Portfolio Investment that is a Loan, (i) the Administrative Agent is an “Eligible Assignee” (as such term, or comparable term, is defined in the documents evidencing such Portfolio Investment) and such Portfolio Investment is otherwise permitted to be entered into by, sold or assigned to the Administrative Agent and (ii) if the Investment Manager and the
administrative agent in respect of such Portfolio Investment are affiliates, within 30 days following the date of the Purchase of such Portfolio Investment by the Company (or, if the Effective Date is later than the date of the Purchase of such Portfolio Investment, within 30 days following the Effective Date), the Company shall have delivered to the Administrative Agent an assignment agreement duly executed by the administrative agent and/or obligor in respect of such Portfolio Investment, naming the Administrative Agent as assignee.

The following capitalized terms used in this Schedule 3 shall have the meanings set forth below:

“Eligible Currency” means U.S. dollars, Euros, GBP and CAD.

“Eligible Jurisdictions” means the United States and any State therein, Bermuda, the Cayman Islands, Canada, United Kingdom, Australia, New Zealand and any Euro Zone country.

“Letter of Credit” means a facility whereby (i) a fronting bank (“LOC Agent Bank”) issues or will issue a letter of credit (“LC”) for or on behalf of a borrower pursuant to an underlying instrument, (ii) if the LC is drawn upon, and the borrower does not reimburse the LOC Agent Bank, the lender/participant is obligated to fund its portion of the facility and (iii) the LOC Agent Bank passes on (in whole or in part) the fees and any other amounts it receives for providing the LC to the lender/participant.

“Structured Finance Obligation” means any obligation issued by a special purpose vehicle and secured directly by, referenced to, or representing ownership of, a pool of receivables or other financial assets of any obligor, including collateralized debt obligations and mortgage-backed securities.

“Synthetic Security” means a security or swap transaction, other than a participation interest or a letter of credit, that has payments associated with either payments of interest on and/or principal of a reference obligation or the credit performance of a reference obligation.

“Zero-Coupon Security” means any debt security that by its terms (a) does not bear interest for all or part of the remaining period that it is outstanding or (b) pays interest only at its stated maturity.

SCHEDULE 4

Concentration Limitations

The “Concentration Limitations” shall be satisfied on any date of determination if, in the aggregate, the Portfolio Investments owned (or in relation to a proposed purchase of a Portfolio Investment, proposed to be owned) by the Company comply with all the requirements set forth below:

1.

Portfolio Investments issued by a single obligor and its affiliates may not exceed an aggregate principal balance equal to 6.0% of the Collateral Principal Amount; provided that Portfolio Investments issued by up to three (3) obligors and their respective affiliates may each constitute up to an aggregate principal balance equal to 7.5% of the Collateral Principal Amount.  Notwithstanding the foregoing, no obligor shall deemed an affiliate of any person solely because they are under the control of the same private equity sponsor or similar sponsor or because such obligor is owned by a common holding company with an obligor of another obligation so long as the collateral securing such loans is not common.

2.	Not less than 70% of the Collateral Principal Amount may consist of Senior Secured Loans and cash and Eligible Investments on deposit in the Accounts as Principal Proceeds.

3.	Not more than 30% of the Collateral Principal Amount may consist of Second Lien Loans and Mezzanine Obligations;

4.	Not more than 15% of the Collateral Principal Amount may consist of Mezzanine Obligations;

5.

Not more than 20% of the Collateral Principal Amount may consist of Portfolio Investments that are issued by obligors that belong to the same Moody’s Industry Classification, as determined by the Investment Manager in its commercially reasonable discretion; provided that Portfolio Investments that are issued by obligors that belong to one Moody’s Industry Classification (excluding the Moody’s Industry Classifications under industry codes 3, 12, 22 and 30) may constitute up to 30% of the Collateral Principal Amount.  As used herein, “Moody’s Industry Classifications” means the industry classifications set forth in Schedule 6 hereto, as such industry classifications shall be updated at the option of the Investment Manager (with the consent of the Administrative Agent) if Moody’s publishes revised industry classifications.

6.

Not more than an aggregate of 20% of the Collateral Principal Amount may consist of Portfolio Investments denominated in a Permitted Non-USD Currency (provided, that with respect to any Permitted Non-USD Currency regarding which a Permitted Non-USD Currency Account Opening Notice has not yet been delivered in accordance with Section 8.01(a), not more than 0% of the Collateral Principal Amount may consist of Portfolio Investments denominated in such Permitted Non-USD Currency).

7.	Not more than an aggregate of 20% of the Collateral Principal Amount may consist of Portfolio Investments whose obligors are organized in Eligible Jurisdictions other than the United States.

8.	The Unfunded Exposure Amount shall not exceed 10% of the Collateral Principal Amount.

For the purposes of clauses 1 through 7 above, the principal amount of the applicable Portfolio Investment shall including the funded and unfunded balance on any Delayed Funding Term Loan or Revolving Loan, as applicable, as of such date.

SCHEDULE 5

Initial Portfolio Investments

SCHEDULE 6

Moody’s Industry Classifications
Industry Code Description
1	Aerospace & Defense
2	Automotive
3	Banking, Finance, Insurance & Real Estate
4	Beverage, Food & Tobacco
5	Capital Equipment
6	Chemicals, Plastics & Rubber
7	Construction & Building
8	Consumer goods: Durable
9	Consumer goods: Non-durable
10	Containers, Packaging & Glass
11	Energy: Electricity
12	Energy: Oil & Gas
13	Environmental Industries
14	Forest Products & Paper
15	Healthcare & Pharmaceuticals
16	High Tech Industries
17	Hotel, Gaming & Leisure
18	Media: Advertising, Printing & Publishing
19	Media: Broadcasting & Subscription
20	Media: Diversified & Production
21	Metals & Mining
22	Retail
23	Services: Business
24	Services: Consumer
25	Sovereign & Public Finance
26	Telecommunications
27	Transportation: Cargo
28	Transportation: Consumer
29	Utilities: Electric
30	Utilities: Oil & Gas
31	Utilities: Water
32	Wholesale

SCHEDULE 7

Market Value Supplemental Schedule

During the period from the date on which the Investment Manager engages a Nationally Recognized Valuation Provider through the earlier of (i) the date on which it receives a valuation from such Nationally Recognized Valuation Provider and (ii) five Business Days from the date of such engagement (either such date, the “Interim Valuation End Date”), the Administrative Agent shall consult with the Company on a commercially reasonable basis regarding the Market Value of such Portfolio Investment as provided below. If, prior to the Interim Valuation End Date, the Investment Manager provides the Administrative Agent with a valuation with respect to the applicable Portfolio Investment that is determined by the Investment Manager, on behalf of the Company, in accordance with the Parent’s then-current valuation policy, as approved by the board of directors of the Parent, the Market Value of the applicable Portfolio Investment shall be the average of such valuation provided by the Investment Manager and the Market Value determined by the Administrative Agent until the Interim Valuation End Date; provided that the valuation provided by the Investment Manager shall not exceed the Market Value for the applicable Portfolio Investment in effect immediately prior to the Market Value which it disputes. If, prior to the Interim Valuation End Date, the Investment Manager has not provided the Administrative Agent with a valuation with respect to the applicable Portfolio Investment that is determined by the Investment Manager, the Market Value of the applicable Portfolio Investment shall be the average of the Market Value for the applicable Portfolio Investment in effect immediately prior to the change in Market Value which is disputed and the Market Value determined by the Administrative Agent until the Interim Valuation End Date.  On any other date of determination or with respect to any other non-disputed Portfolio Investments, the interim valuation provisions in this paragraph shall not apply.

EXHIBIT A

Form of Request for Advance

JPMorgan Chase Bank, National Association,

as Administrative Agent

c/o JPMorgan Services Inc.

500 Stanton Christiana Rd., 3rd Floor

Newark, Delaware 19713

DE_Custom_Business
Attention:  Nick Rapak

Email:  de_custom_business@jpmorgan.com

JPMorgan Chase Bank, National Association,
as Lender

c/o JPMorgan Services Inc.

500 Stanton Christiana Rd., 3rd Floor

Newark, Delaware 19713

Attention:  Robert Nichols

cc:

Wells Fargo Bank, National Association,

as Collateral Agent and Collateral Administrator

Ladies and Gentlemen:

Reference is hereby made to the Amended and Restated Loan and Security Agreement, dated as of March 13, 2019 (as amended, the “Agreement”), among Juniata River LLC, as borrower (the “Company”), JPMorgan Chase Bank, National Association, as administrative agent (the “Administrative Agent”), the lenders party thereto, and the collateral agent, collateral administrator and intermediary party thereto.  Capitalized terms used herein and not otherwise defined herein shall have the respective meanings given such terms in the Agreement.

Pursuant to the Agreement, you are hereby notified of the following:

(1)      The Company hereby requests an Advance under Section 2.03 of the Agreement to be funded on [____________].

(2)      The aggregate amount of the Advance requested hereby is [U.S.][GBP][Euro][CAD][_________].3

(3)      The proposed purchases (if any) relating to this request are as follows:

Security	Par	Price	Purchased Interest (if any)

[3]

Note:  The requested Advance shall be in an amount such that, after giving effect thereto and the related purchase of the applicable Portfolio Investment(s) (if any), the Borrowing Base Test is satisfied.

We hereby certify that all conditions to the Purchase of such Portfolio Investment(s) and/or to an Advance set forth in Section 1.03 of the Agreement have been satisfied or waived as of the related Trade Date (and shall be satisfied or waived as of the related Settlement Date) and/or Advance date, as applicable.

Very truly yours,

Juniata River LLC

By
Name:
Title:

EXHIBIT B

Form of Reports